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Exhibit 10.1

MEDICAID ADVANTAGE CONTRACT ATTESTATION

I  Todd S. Farha        being an individual authorized to execute agreements on behalf of WellCare of New York, Inc. (hereafter "MCO"), hereby attest that the Medicaid Advantage contract submitted by MCO to the New York State Department of Health, follows the latest model Medicaid Advantage contract provided to us by the New York State Department of Health. This executed contract contains no deviations from the aforementioned model contract language.

2/24/06 (Date)	/s/ Todd S. Farha (Signature)
Todd S. Farha (Print Name in Full)
President and CEO (Title)
/s/ Rebecca McNeely (Notary Seal and Signature)

MISCELLANEOUS/CONSULTANT SERVICES
 (Non-Competitive Award)

STATE AGENCY (Name and Address): New York State Department of Health Office of Managed Care Empire State Plaza Corning Tower, Room 2074 Albany, NY 12237	NYS Comptroller's Number: C021236 Originating Agency Code: 12000
_________________________________ CONTRACTOR (Name and Address): WellCare of New York, Inc. 11 West 19th Street New York, New York 10011	_________________________________ TYPE OF PROGRAM: Medicaid Advantage
CHARITIES REGISTRATION NUMBER: N/A FEDERAL TAX IDENTIFICATION NUMBER: 141676443 MUNICIPALITY NUMBER (if applicable): N/A	CONTRACT TERM FROM: April 1,2006 TO: December 31,2006 FUNDING AMOUNT FOR: Based on approved capitation rates
____________________________ STATUS:
__________________________________________
THIS CONTRACT IS RENEWABLE FOR FOUR ADDITIONAL ONE YEAR PERIODS SUBJECT TO THE APPROVAL OF THE NYS DEPARTMENT OF HEALTH, THE DEPARTMENT OF HEALTH AND HUMAN SERVICES AND THE OFFICE OF THE STATE COMPTROLLER.

CONTRACTOR IS [ ] IS NOT [X] A SECTARIAN ENTITY

CONTRACTOR IS [ ] IS NOT [X] A NOT-FOR-PROFIT ORGANIZATION

CONTRACTOR IS [X] IS NOT [ ] ANY STATE BUSINESS ENTERPRISE

APPENDICES TO THIS AGREEMENT AND INCORPORATED BY REFERENCE INTO THE AGREEMENT

-X- Appendix A. New York State Standard Contract Clauses

-X- Appendix B. Certification Regarding Lobbying

-X- Appendix B-l. Certification Regarding MacBride Fair Employment Principles

-X- Appendix C. New York State Department of Health Requirements for Free Access to Family Planning and Reproductive Health Services

-X- Appendix D. New York State Department of Health Medicaid Advantage Marketing Guidelines

-X- Appendix E. New York State Department of Health Member Handbook Guidelines

-X- Appendix F. New York State Department of Health Medicaid Advantage Action and Grievance System Requirements

-X- Appendix G. RESERVED

-X- Appendix H. New York State Department of Health Guidelines for the Processing of Medicaid Advantage Enrollments and Disenrollments

-X- Appendix I. RESERVED

-X- Appendix J. New York State Department of Health Guidelines for Contractor Compliance with the Federal Americans with Disabilities Act

-X- Appendix K. Medicare and Medicaid Advantage Products and Non-Covered Services

-X- Appendix L. Approved Capitation Payment Rates

-X- Appendix M. Service Area

-X- Appendix N. RESERVED

-X- Appendix 0. Requirements for Proof of Workers' Compensation and Disability Benefits Coverage

-X- Appendix P. RESERVED

-X- Appendix Q. RESERVED

-X- Appendix R. Additional Specifications for the Medicaid Advantage Agreement

-X- Appendix X. Modification Agreement Form

IN WITNESS THEREOF, the parties hereto have executed or approved this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE By: /s/ Todd S. Farha	STATE AGENCY SIGNATURE By: /s/ Donna Frescatore
Todd S. Farha (print name)	Donna Frescatore (print name)
Title: President and Chief Executive Officer	Title: Deputy Director, OMC
Date: 2/24/06	Date: 3/22/06
State Agency Certification: In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.

STATE OF FLORIDA ) COUNTY OF HILLSBOROUGH )

On the 24 day of February 2006, before me personally appeared  Todd S. Farha , to me known, who being by me duly sworn, did depose and say that he/she resides at Tampa, Florida , that he/she is the President and CEO of WellCare of New York , the corporation described herein which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the board of directors of said corporation.

/s/ Rebecca McNeely (Notary)

ATTORNEY GENERAL'S SIGNATURE	STATE COMPTROLLER’S SIGNATURE ___________________________________
Title:	Title
Date	Date

MEDICAID ADVANTAGE
MODEL CONTRACT

January 1, 2006

State Model

Table of Contents for Medicaid Advantage Model Contract

Recitals

Section 1 Definitions

Section 2 Agreement Term, Amendments, Extensions, and General Contract
Administration Provisions
2.1 Term
2.2 Amendments
2.3 Approvals
2.4 Entire Agreement
2.5 Renegotiation
2.6 Assignment and Subcontracting
2.7 Termination
a. SDOH Initiated Termination
b. Contractor and SDOH Initiated Termination
c. Contractor Initiated Termination
d. Termination Due to Loss of Funding
2.8 Close-Out Procedures
2.9 Rights and Remedies
2.10 Notices
2.11 Severability

Section 3 Compensation
3.1 Capitation Payments
3.2 Modification of Rates During Contract Period
3.3 Rate Setting Methodology
3.4 Payment of Capitation
3.5 Denial of Capitation Payments
3.6 SDOH Right to Recover Premiums
3.7 Third Party Health Insurance Determination
3.8 Contractor Financial Liability
3.9 Tracking Services Provided by Indian Health Clinics

Section 4 Service Area

Section 5 Eligibility For Enrollment in Medicaid Advantage
5.1 Eligible to Enroll in the Medicaid Advantage Program
5.2 Not Eligible to Enroll in the Medicaid Advantage Program
5.3 Change in Eligibility Status

Section 6 Enrollment
6.1 Enrollment Requirements
6.2 Equality of Access to Enrollment
6.3 Enrollment Decisions
6.4 Prohibition Against Conditions on Enrollment

Medicaid Advantage Contract

State 2006

Table of Contents for Medicaid Advantage Model Contract

6.5 Effective Date of Enrollment
6.6 Contractor Liability
6.7 Roster
6.8 Automatic Re-Enrollment
6.9 Failure to Enroll in Contractor's Medicare Advantage Product
6.10 Medicaid Managed Care Enrollees Who Will Gain Medicare Eligibility
6.11 Newborn Enrollment

RESERVED

Disenrollment
8.1 Disenrollment Requirements
8.2 Disenrollment Prohibitions
8.3 Disenrollment Requests
a. Routine Disenrollment Requests b. Non-Routine Disenrollment Requests
8.4 Contractor Notification of Disenrollments
8.5 Contractor's Liability
8.6 Enrollee Initiated Disenrollment
8.7 Contractor Initiated Disenrollment
8.8LDSS Initiated Disenrollment

Guaranteed Eligibility
9.1 General Requirements
9.2 Right to Guaranteed Eligibility
9.3 Covered Services During Guaranteed Eligibility
9.4 Disenrollment During Guaranteed Eligibility

Benefit Package, Covered and Non-Covered Services
10.1 Contractor Responsibilities
10.2 SDOH Responsibilities
10.3 Benefit Package and Non-Covered Services Descriptions
10.4 Adult Protective Services
10.5 Court-Ordered Services
10.6 Family Planning and Reproductive Health Services
10.7 Emergency and Post Stabilization Care Services
10.8 Medicaid Utilization Thresholds (MUTS)
10.9 Services for Which Enrollees Can Self-Refer
a. Diagnosis and Treatment of Tuberculosis
b. Family Planning and Reproductive Health Services
c. Article 28 Clinics Operated by Academic Dental Centers
10.10 Coordination with Local Public Health Agencies
10.11 Public Health Services
a. Tuberculosis Screening, Diagnosis and Treatment; Directly Observed Therapy (TB/DOT)

Medicaid Advantage Contract

State 2006

Table of Contents for Medicaid Advantage Model Contract
b. Immunizations
c. Prevention and Treatment of Sexually Transmitted Diseases
10.12 Adults with Chronic Illnesses and Physical or Developmental Disabilities
10.13 Persons Requiring Ongoing Mental Health Services
10.14 Member Needs Relating to HI V
10.15 Persons Requiring Chemical Dependence Services
10.16 Native Americans
10.17 Urgently Needed Services
10.18 Dental Services Provided by Article 28 Clinics Operated by Academic Dental Centers Not Participating in Contractor's Network
10.19 Coordination of Services

Section 11 Marketing
11.1 Marketing Requirements

Section 12 Member Services
12.1 General Functions
12.2 Translation and Oral Interpretation
12.3 Communicating with the Visually, Hearing and Cognitively Impaired

Section 13 Enrollee Notification
13.1 General Requirements
13.2 Member ID Cards
13.3 Member Handbooks

Section 14 Organization Determinations, Actions, and Grievance System
14.1 General Requirements
14.2 Filing and Modification of Medicaid Advantage Action and Grievance System Procedures
14.3 Medicaid Advantage Action and Grievance System Additional Provisions
14.4 Notification of Medicaid Advantage Action and Grievance System Procedures
14.5 Complaint, Complaint Appeal and Action Appeal Investigation Determinations

Section 15 Access Requirements
Section 16 Quality Management and Performance Improvement
Section 17 Monitoring and Evaluation
17.1 Right To Monitor Contractor Performance
17.2 Cooperation During Monitoring And Evaluation
17.3 Cooperation During On-Site Reviews
17.4 Cooperation During Review of Services by External Review Agency

Medicaid Advantage Contract

State 2006

Table of Contents for Medicaid Advantage Model Contract

Section 18 Contractor Reporting Requirements
18.1 General Requirements
18.2 Time Frames for Report Submissions
18.3 SDOH Instructions for Report Submissions
18.4 Liquidated Damages
18.5 Notification of Changes in Report Due Dates, Requirements or Formats
18.6 Reporting Requirements
18.7 Ownership and Related Information Disclosure
18.8 Public Access to Reports
18.9 Certification Regarding Individuals Who Have Been Debarred or Suspended by Federal, State or Local Government
18.10 Conflict of Interest Disclosure
18.11 Physician Incentive Plan Reporting

Section 19 Records Maintenance and Audit Rights
19.1 Maintenance of Contractor Performance Records
19.2 Maintenance of Financial Records and Statistical Data
19.3 Access to Contractor Records
19.4 Retention Periods

Section 20 Confidentiality
20.1 Confidentiality of Identifying Information about Enrollees, Eligible Persons and Prospective Enrollees
20.2 Confidentiality of Medical Records
20.3 Length of Confidentiality Requirements

Section 21 Participating Providers
21.1 General Requirements
21.2 Medicaid Advantage Network Requirements
21.3 SDOH Exclusion or Termination of Providers
21.4 Payment in Full
21.5 Dental Networks

Section 22 Subcontracts and Provider Agreements for Medicaid Only Covered Services
22.1 Written Subcontracts
22.2 Permissible Subcontracts
22.3 Provision of Services Through Provider Agreements
22.4 Approvals
22.5 Required Components
22.6 Timely Payment
22.7 Physician Incentive Plan

Section 23 Americans With Disabilities Act Compliance Plan

Medicaid Advantage Contract

State 2006

Table of Contents for Medicaid Advantage Model Contract

Section 24 Fair Hearings
24.1 Enrollee Accessto Fair Hearing Process
24.2 Enrollee Rights to a Fair Hearing
24.3 Contractor Notice to Enrollees
24.4 Aid Continuing
24.5 Responsibilities of SDOH
24.6 Contractor's Obligations

Section 25 External Appeal
25.1 Basis for External Appeal
25.2 Eligibility for External Appeal
25.3 External Appeal Determination
25.4 Compliance with External Appeal Laws and Regulations
25.5 Member Handbook

Section 26 Intermediate Sanctions
26.1 General
26.2 Unacceptable Practices
26.3 Intermediate Sanctions
26.4 Enrollment Limitations
26.5 Due Process

Section 27 Environmental Compliance

Section 28 Energy Conservation

Section 29 Independent Capacity of Contractor

Section 30 No Third Party Beneficiaries

Section 31 Indemnification
31.1 Indemnification by Contractor
31.2 Indemnification by SDOH

Section 32 Prohibition on Use of Federal Funds for Lobbying
32.1 Prohibition of Use of Federal Funds for Lobbying
32.2 Disclosure Form to Report Lobbying
32.3 Requirements of Subcontractors

Section 33 Non-Discrimination
33.1 Equal Access to Benefit Package
33.2 Non-Discrimination
33.3 Equal Employment Opportunity
33.4 Native Americans Access to Services From Tribal or Urban Indian Health Facility

Medicaid Advantage Contract

State 2006

Table of Contents for Medicaid Advantage Model Contract

Section 34 Compliance with Applicable Laws and Regulations
34.1 Contractor and SDOH Compliance with Applicable Laws
34.2 Nullification of Illegal, Unenforceable, Ineffective or Void Contract Provisions
34.3 Certificate of Authority Requirements
34.4 Notification of Changes in Certificate of Incorporation
34.5 Contractor's Financial Solvency Requirements
34.6 Non-Liability ofEnrollees for Contractor's Debts
34.7 SDOH Compliance with Conflict of Interest Laws
34.8 Compliance Plan

Section 35 New York State Standard Contract Clauses

Medicaid Advantage Contract

State 2006

Table of Contents for Medicaid Advantage Model Contract
APPENDICES

A. New York State Standard Contract Clauses

B. Certification Regarding Lobbying

B-l. Certification Regarding MacBride Fair Employment Principles

C. New York State Department of Health Requirements for Provision of Free Access to Family Planning and Reproductive Health Services

D. New York State Department of HealthMedicaid Advantage Marketing Guidelines

E. New York State Department of Health Medicaid Advantage Model Member Handbook Guidelines

F. New York State Department of Health Medicaid Advantage Action and Grievance Systems Requirements

G. RESERVED

H. New York State Department of Health Guidelines for the Processing of Medicaid Advantage Enrollments and Disenrollments

I. RESERVED

J. New York State Department of Health Guidelines of Federal Americans with Disabilities Act

K. Medicare and Medicaid Advantage Products and Non-Covered Services

L. Approved Capitation Payment Rates

M. Service Area

N. RESERVED

0. Requirements for Proof of Workers' Compensation and Disability Benefits Coverage

P. RESERVED

Q. RESERVED

R. Additional Specifications for the Medicaid Advantage Agreement

Medicaid Advantage Contract

State 2006

Table of Contents for Medicaid AdvantageModel Contract

X. Modification Agreement Form

Medicaid Advantage Contract

State 2006

This AGREEMENT is hereby made by and between the New York State Department of Health (SDOH) and WellCare of New York, Inc. (Contractor) located at: 11 West 19th Street, New York, New York 10011.

RECITALS

WHEREAS, pursuant to Title XIX of the Federal Social Security Act, codified as 42 U.S.C. Section 1396 et seq. (the Social Security Act), and Title 11 of Article 5 of the New York State Social Services Law (SSL), codified as SSL Section 363 et seq., a comprehensive program of Medical Assistance for needy persons exists in the State of New York (Medicaid); and

WHEREAS, pursuant to Article 44 of the Public Health Law (PHL), the New York State Department of Health (SDOH) is authorized to issue Certificates of Authority to establish Health Maintenance Organizations (HMOs), PHL Section 4400 et seq., and Prepaid Health Services Plans (PHSPs), PHL Section 4403-a; and

WHEREAS, the State Social Services Law defines Medicaid to include payment of part or all of the cost of care and services furnished by an HMO or a PHSP, identified as Managed Care Organizations (MCOs) in this Agreement, to Eligible Persons, as defined in this Agreement, residing in the geographic area specified in Appendix M (Service Area) when such care and services are furnished in accordance with an agreement approved by the SDOH that meets the requirements of federal law and regulations; and

WHEREAS, the Contractor is a corporation organized under the laws of New York State and is certified under Article 44 of the State Public Health Law or Article 43 of the NYS Insurance Law; and

WHEREAS, the Contractor has applied to participate in the Medicaid Managed Care Program and the SDOH has determined that the Contractor meets the qualification criteria established for participation; and

WHEREAS, the Contractor is an entity which has been determined to be an eligible Medicare Advantage Organization by the Administrator of the Centers for Medicare and Medicaid Services (CMS) under 42 CFR 422.503; and has entered into a contract with CMS pursuant to Sections 1851 through 1859 of the Social Security Act to operate a coordinated care plan, as described in its final Plan Benefit Package (PBP) bid submission proposal approved by CMS, in compliance with 42 CFR Part 422 and other applicable Federal statutes, regulations and policies; and

WHEREAS, the Contractor is an entity that has amended its contract with CMS to include an agreement to offer qualified Medicare Part D coverage pursuant to sections 1860D-1 through 1860D-42 of the Social Security Act and Subpart K of 42 CFR Part 422 or is a Specialized Medicare Advantage Plan for Special Needs Individuals which includes qualified Medicare Part D prescription drug coverage; and

Medicaid Advantage Contract
RECITALS
State 2006

WHEREAS, the Contractor offers a comprehensive health services plan and represents that it is able to make provision for furnishing the Medicare Plan Benefit Package (Medicare Part C benefit), the Medicare Voluntary Prescription Drug Benefit (Medicare Part D prescription drug benefit) and the Medicaid Advantage Product as defined in this Agreement and has proposed to provide coverage of these products to Eligible Persons as defined in this Agreement residing in the geographic area specified in Appendix M.

NOW THEREFORE, the parties agree as follows:

Medicaid Advantage Contract
RECITALS
State 2006

1. DEFINITIONS

"Capitation Rate" means the fixed monthly amount that the Contractor receives from the State for an Enrollee to provide that Enrollee with the Medicaid Advantage Benefit Package.

"Court-Ordered Services" means those services that the Contractor is required to provide to Enrollees pursuant to orders of courts of competent jurisdiction, provided however, that such ordered services are within the Contractor's Medicare and Medicaid Advantage Benefit Packages.

"Days" means calendar days except as otherwise stated.

"Department of Health and Mental Hygiene" or "DOHMH" means the New York City Department of Health and Mental Hygiene.

"Disenrollment" means the process by which an Enrollee's membership in the Contractor's Medicaid Advantage Product terminates.

"Dually Eligible" means eligible for both Medicare and Medicaid.

"Effective Date of Disenrollment" means the date on which an Enrollee is no longer a member of the Contractor's Medicaid Advantage Product.

"Effective Date of Enrollment" means the date on which an Enrollee is a member of the Contractor's Medicaid Advantage Product.

"Eligible Person" means a person whom the LDSS, state or federal government determines to be eligible for Medicaid and who meets all the other conditions for enrollment in the Medicaid Advantage Program as set forth in Section 5.1 of this Agreement.

"eMedNY" means the electronic Medicaid system of New York State for eligibility verification and Medicaid provider claim submission and payments.

"Emergency Medical Condition" means a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in:
(i) placing the health of the person afflicted with such condition in serious jeopardy, or in the case of a behavioral condition, placing the health of the person or others in serious jeopardy; or (ii) serious impairment to such person's bodily functions; or (iii) serious dysfunction of any bodily organ or part of such person; or (iv) serious disfigurement of such person.

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(DEFINITIONS)
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"Emergency Services" means covered services that are needed to treat an Emergency Medical Condition. Emergency services include health care procedures, treatments or services needed to evaluate or stabilize an Emergency Medical Condition including psychiatric stabilization and medical detoxification from drugs or alcohol.

"Enrollee" means an Eligible Person who, either personally or through an authorized representative, has enrolled in the Contractor's Medicaid Advantage Product pursuant to Section 6 of this Agreement.

"Enrollment" means the process by which an Enrollee's membership in a Contractor's Medicaid Advantage Product begins.

"Enrollment Broker" means the state and/or county-contracted entity that provides enrollment, education, and outreach services; effectuates Enrollments and Disenrollments in the Medicaid Advantage Program; and provides other contracted services on behalf of the SDOH and the LDSS.

"Fiscal Agent" means the entity that processes or pays vendor claims on behalf of the
Medicaid state agency pursuant to an agreement between the entity and such agency.

"Guaranteed Eligibility" means the period beginning on the Enrollee's Effective Date of Enrollment in the Contractor's Medicaid Advantage Product and ending six (6) months thereafter, during which the Enrollee, who remains enrolled in the Contractor's Medicare Advantage Product, may be entitled to continued enrollment in the Contractor's Medicaid Advantage Product despite the loss of Medicaid eligibility as set forth in Section 9 of this Agreement.

"Health Provider Network" or "HPN" means a closed communication network dedicated to secure data exchange and distribution of health related information between various health facility providers and the SDOH. HPN functions include: collection of Medicaid complaint and disenrollment information; collection of Medicaid financial reports; collection and reporting of managed care provider networks systems (PNS); and the reporting of Medicaid encounter data systems (MEDS).

"Local Department of Social Services" or "LDSS" means a city or county social services district as constituted by Section 61 of the SSL.

"Local Public Health Agency" or "LPHA" means the city or county government agency responsible for monitoring the population's health, promoting the health and safety of the public, delivering public health services and intervening when necessary to protect the health and safety of the public.

"Managed Care Organization" or "MCO" means a health maintenance organization ("HMO") or prepaid health service plan ("PHSP") certified under Article 44 of the New York State PHL.

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(DEFINITIONS)
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"Marketing" means activity of the Contractor, subcontractor or individuals or entities affiliated with the Contractor, as described in AppendixD, by which information about the Contractor is made known to Eligible Persons for the purpose of persuading such persons to enroll in the Contractor's Medicaid Advantage Product.

"Marketing Representative" means any individual or entity engaged by the Contractor to market on behalf of the Contractor.

"Medicaid Advantage Benefit Package" means the services and benefits described in Appendix K-2 of this Agreement, plus the CMS approved Medicare supplemental premium for the Medicare Part C benefits described in Appendix K-l of this Agreement, if any, included in the Capitation Rate paid to the MCO by the State.

"Medicaid Advantage Program" means the program that the State has developed to enroll persons who are Dually Eligible in Medicaid managed care pursuant 364-j of the Social Services Law.

"Medicaid Advantage Product" means the product offered by a qualified MCO to Eligible Persons under this Agreement as described in Appendix K--2 of this Agreement.

"Medicaid Only Covered Services" means those services included in the Medicaid Advantage Benefit Package that are covered solely by Medicaid and which are not included in the Contractor's plan Benefit Package Bid submission proposal as approved by CMS.

"Medical Record" means a complete record of care rendered by a provider documenting the care rendered to the Enrollee, including inpatient, outpatient, and emergency care, in accordance with all applicable federal, state and local laws, rules and regulations. Such record shall be signed by the medical professional rendering the services.

"Medically Necessary", as applicable to services that the Contractor determines are a Medicaid only benefit and to services that the Contractor determines are a benefit under both Medicare and Medicaid, means health care and services that are necessary to prevent, diagnose, manage or treat conditions in the person that cause acute suffering, endanger life, result in illness or infirmity, interfere with such person's capacity for normal activity, or threaten some significant handicap.

"Medicare Advantage Benefit Package" means all the health care services and supplies that are covered by the Contractor's Medicare Advantage Product including Medicare Part C and qualified Part D Benefits, on file with CMS, as described in Appendix K-l of this Agreement.

"Medicare Advantage Organization" means a public or private organization licensed by the State as a risk-bearing entity that is under contract with CMS to provide the Medicare Advantage Benefit Package as defined in this Agreement.

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(DEFINITIONS)
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"Medicare Advantage Product" means the product offered by a qualified MCO to Eligible Persons under this Agreement as described in Appendix K-l of this Agreement.

"Member Handbook" means the publication prepared by the Contractor and issued to Enrollees to inform them of their benefits and services, how to access health care services and to explain their rights and responsibilities as a Medicaid Advantage Enrollee.

"Native American" means, for purposes of this Agreement, a person identified in the Medicaid eligibility system as a Native American.

"Nonconsensual Enrollment" means Enrollment of an Eligible Person, in a Medicaid Advantage Product, without the consent of the Eligible Person or consent of a person with the legal authority to act on behalf of the Eligible Person at the time of Enrollment.

"Non-Participating Provider" means a provider of medical care and/or services with which the Contractor has no Provider Agreement.

"Participating Provider" means a provider of medical care and/or services that has a Provider Agreement with the Contractor.

"Permanent Placement Status" means the status of an individual in a Residential Health Care Facility (RHCF) when the LDSS determines that the individual is not expected to return home based upon medical evidence affirming the individual's need for permanent RHCF placement.

"Physician Incentive Plan" or "PIP" means any compensation arrangement between the Contractor or one of its contracting entities and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services furnished to the Contractor's Enrollees.

"Post-stabilization Care Services" means covered services, related to an Emergency Medical Condition, that are provided after an Enrollee is stabilized in order to maintain the stabilized condition, or to improve or resolve the Enrollee's condition.

"Prepaid Capitation Plan Roster" or "Roster" means the enrollment list generated on a monthly basis by SDOH by which LDSS and Contractor are informed of specifically which Eligible Persons the Contractor will be serving in the Medicaid Advantage Program for the coming month, subject to any revisions communicated in writing or electronically by SDOH, LDSS, or the Enrollment Broker.

"Prospective Enrollee" means any Eligible Person as defined in this Agreement that has not yet enrolled in the Contractor's Medicaid Advantage Product.

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SECTION 1
(DEFINITIONS)
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"Provider Agreement" means any written contract between the Contractor and a Participating Provider to provide medical care and/or services to the Contractor's Enrollees.

"Tuberculosis Directly Observed Therapy" or "TB/DOT" means the direct observation of ingestion of oral TB medications to assure patient compliance with the physician's prescribed medication regimen.
"Urgently Needed Services" means covered services that are not Emergency Services as defined in this section, provided when an Enrollee is temporarily absent from the Contractor's service area when the services are medically necessary and immediately required: (1) as a result of an unforeseen illness, injury or condition; and (2) it was not reasonable given the circumstances to obtain the services through the Contractor's Participating Providers.

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SECTION 1
(DEFINITIONS)
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2. AGREEMENT TERM, AMENDMENTS, EXTENSIONS, AND GENERAL CONTRACT ADMINISTRATION PROVISIONS

2.1 Term

a) This Agreement is effective April 1, 2006 and shall remain in effect until December 31, 2006 or until the execution of an extension, renewal or successor Agreement approved by the SDOH, the Office of the New York State Attorney General (OAG), the New York State Office of the State Comptroller (OSC), and the US Department of Health and Human Services (DHHS), and any other entities as required by law or regulation, whichever occurs first.

b) This Agreement shall not be automatically renewed at its expiration. The parties to the Agreement shall have the option to renew this Agreement for four additional one (1) year terms, subject to the approval of the SDOH, OAG, OSC, DHHS, and any other entities as required by law or regulation.

c) The maximum duration of this Agreement is five (5) years; provided, however, that an extension to this Agreement beyond the five year maximum may be granted for reasons including, but not limited to, the following:

i. Negotiations for a successor agreement will not be completed by the expiration date of the current Agreement; or

ii. The Contractor has submitted a termination notice and transition of Enrollees will not be completed by the expiration date of the current Agreement.

d) Notwithstanding the foregoing, this Agreement will automatically terminate in its entirety should federal financial participation for the Medicaid Advantage program expire.

2.2 Amendments

a) This Agreement may only be modified in writing. Unless otherwise specified in this Agreement, modifications must be signed by the parties and approved by the OAG, OSC and any other entities as required by law or regulation, and approved by the DHHS prior to the end of the quarter in which the amendment is to be effective.

b) SDOH will make reasonable efforts to provide the Contractor with notice and opportunity to comment with regard to proposed amendment of this

Medicaid Advantage Contract
SECTION 2
(AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
State 2006
2-1

Agreement except when provision of advance notice would result in the SDOH being out of compliance with state or federal law.

c) The Contractor will return the signed amendment or notify the SDOH that it does not agree with the terms of the amendment within ten (10) business days of the date of the Contractor's receipt of the proposed amendment.

2.3 Approvals

This Agreement and any amendments to this Agreement shall not be effective or binding unless and until approved, in writing, by the OAG, OSC, DHHS and any other entity as required in law or regulation. SDOH will provide a notice of such approvals to the Contractor.

2.4 Entire Agreement

This Agreement, including those attachments, schedules, appendices, exhibits, and addenda that have been specifically incorporated herein and written plans submitted by the Contractor and maintained on file by SDOH and/or LDSS pursuant to this Agreement, contains all the terms and conditions agreed upon by the parties, and no other Agreement, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or to bind any of the parties or vary any of the terms contained in this Agreement. In the event of any inconsistency or conflict among the document elements of this Agreement, such inconsistency or conflict shall be resolved by giving precedence to the document elements in the following order:

1) Appendix A, Standard Clauses for all New York State Contracts;
2) The body of this Agreement;
3) The appendices attached to the body of this Agreement, other than Appendix A;
4) The Contractor's approved:
i) Medicaid Advantage Marketing Plan, if applicable, on file with SDOH and LDSS
ii) Action and Grievance System Procedures on file with SDOH iii) ADA Compliance Plan on file with SDOH

2.5 Renegotiation

The parties to this Agreement shall have the right to renegotiate the terms and conditions of this Agreement in the event applicable local, state or federal law, regulations or policy are altered from those existing at the time of this Agreement in order to be in continuous compliance therewith. This Section shall not limit the right of the parties to this Agreement from renegotiating or amending other terms

Medicaid Advantage Contract
SECTION 2
(AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
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and conditions of this Agreement. Such changes shall only be made with the consent of the parties and the prior approval of the OAG, OSC, and the DHHS.

2.6 Assignment and Subcontracting

a) The Contractor shall not, without SDOH's prior written consent, assign, transfer, convey, sublet, or otherwise dispose of this Agreement; of the Contractor's right, title, interest, obligations, or duties under the Agreement;
of the Contractor's power to execute the Agreement; or, by power of attorney or otherwise, of any of the Contractor's rights to receive monies due or to become due under this Agreement. SDOH agrees that it will not unreasonably withhold consent of the Contractor's assignment of this Agreement, in whole or in part, to a parent, affiliate or subsidiary corporation, or to a transferee of all or substantially all of its assets. Any assignment, transfer, conveyance, sublease, or other disposition without SDOH's consent shall be void.

b) Contractor may not enter into any subcontracts related to the delivery of Medicaid Only Covered services to Enrollees, except by written agreement, as set forth in Section 22 of this Agreement. The Contractor may subcontract for provider services and management services. If such written agreement would be between Contractor and a provider of health care or ancillary health services or between Contractor and an independent practice association, the agreement must be in a form previously approved by SDOH. If such subcontract is for management services under 10 NYCRR Part 98, it must be approved by SDOH prior to becoming effective. Any subcontract entered into by Contractor shall fulfill the requirements of 42 CFR Parts 434 and 438 to the extent such regulations are or become effective that pertain to the service or activity delegated under such subcontract. Contractor agrees that it shall remain legally responsible to SDOH for carrying out all activities under this Agreement and that no subcontract shall limit or terminate Contractor's responsibility.

2.7 Termination

a) SDOH Initiated Termination

i) SDOH shall have the right to terminate this Agreement, in whole or in part if the Contractor:
A) takes any action that threatens the health, safety, or welfare of its Enrollees;
B) has engaged in an unacceptable practice under 18 NYCRR, Part 515, that affects the fiscal integrity of the Medicaid program or engaged in an unacceptable practice pursuant to Section 26.2 of this Agreement;

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C) has its Certificate of Authority suspended, limited or revoked by SDOH;
D) materially breaches the Agreement or fails to comply with any term or condition of this Agreement that is not cured within twenty (20) days, or to such longer period as the parties may agree, ofSDOH's written request for compliance;
E) becomes insolvent;
F) brings a proceeding voluntarily, or has a proceeding brought against it involuntarily, under Title 11 of the U.S. Code (the Bankruptcy Code);
G) knowingly has a director, officer, partner or person owning or controlling more than five percent (5%) of the Contractor's equity, or has an employment, consulting, or other agreement with such a person for the provision of items and/or services that are significant to the Contractor's contractual obligation who has been debarred or suspended by the federal, state or local government, or otherwise excluded from participating in procurement activities; or
H) terminates or fails to renew its contract with CMS pursuant to Sections 1851 through 1859 of the Social Security Act to offer the Medicare Advantage Product, including Medicare Part C benefits as defined in this Agreement and qualified Medicare Part D benefits, to Eligible Persons residing in the service area specified in Appendix M. In such instances, the Contractor shall notify the SDOH of the termination or failure to renew the contract with CMS immediately upon knowledge of the impending termination or failure to renew.

ii) The SDOH will notify the Contractor of its intent to terminate this Agreement for the Contractor's failure to meet the requirements of this Agreement and provide Contractor with a hearing prior to the termination.

iii) If SDOH suspends, limits or revokes Contractor's Certificate of Authority under PHL § 4404, and:

A. If such action results in the Contractor ceasing to have authority to serve the entire contracted service area, as defined by Appendix M of this Agreement, this Agreement shall terminate on the date the Contractor ceases to have such authority; or

B. If such action results in the Contractor retaining authority to serve some portion of the contracted service area, the Contractor shall continue to offer its Medicaid Advantage Product under this Agreement in any designated geographic area not affected by such action, and shall terminate its Medicaid Advantage Product in the geographic areas where the Contractor ceases to have authority to serve.

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iv) No hearing will be required if this Agreement terminates due to SDOH suspension, limitation or revocation of the Contractor's Certificate of Authority.

v) Prior to the effective date of the termination the SDOH shall notify Enrollees of the termination, or delegate responsibility for such notification to the Contractor, and such notice shall include a statement that Enrollees may disenroll immediately from the Contractor's Medicaid Advantage Product.

b) Contractor and SDOH Initiated Termination

i) The Contractor and the SDOH each shall have the right to terminate this Agreement in the event that SDOH and the Contractor fail to reach .agreement on the monthly Capitation Rates.

ii) The Contractor and the SDOH shall each have the right to terminate this Agreement in the event the Contractor terminates or fails to renew its contract with CMS to offer the Medicare Advantage Product, as defined in this Agreement, to Eligible Persons in the service area as specified in Appendix M.

iii) In such events, the party exercising its right shall give the other party written notice specifying the reason for and the effective date of termination, which shall not be less time than will permit an orderly disenrollment of Enrollees from the Contractor's Medicaid Advantage Product. However, in the event that this Agreement is terminated due to the Contractor's failure to renew its contract with CMS to offer the Medicare Advantage Product, or that the Contractor's Medicare Advantage contract with CMS otherwise expires or terminates, this Agreement shall terminate on the effective date of the termination of the Contractor's contract with CMS.

c) Contractor Initiated Termination

i) The Contractor shall have the right to terminate this Agreement in the event that SDOH materially breaches the Agreement or fails to comply with any term or condition of this Agreement that is not cured within twenty (20) days, or to such longer period as the parties may agree, of the Contractor's written request for compliance. The Contractor shall give SDOH written notice specifying the reason for and the effective date of the termination, which shall not be less time than will permit an

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orderly disenrollment of Enrollees from the Contractor's Medicaid Advantage Product.

ii) The Contractor shall have the right to terminate this Agreement in the event that its obligations are materially changed by modifications to this Agreement and its Appendices by SDOH. In such event, Contractor shall give SDOH written notice within thirty (30) days of notification of changes to the Agreement or Appendices specifying the reason and the effective date of termination, which shall not be less time than will permit an orderly disenrollment of Enrollees from the Contractor's Medicaid Advantage Product.

iii) The Contractor shall have the right to terminate this Agreement in its entirety or in specified counties of the Contractor's service area if the Contractor is unable to provide the Medicaid Advantage Benefit Package pursuant to this Agreement because of a natural disaster and/or an act of God to such a degree that Enrollees cannot obtain reasonable access to Medicaid Only Covered Services within the Contractor's organization, and, after diligent efforts, the Contractor cannot make other provisions for the delivery of such services. The Contractor shall give SDOH written notice of any such termination that specifies:

A) the reason for the termination, with appropriate documentation of the circumstances arising from a natural disaster and/or an act of God that preclude reasonable access to services;
B) the Contractor's attempts to make other provision for the delivery of Medicaid Only Covered Services; and
C) the effective date of the termination, which shall not be less time than will permit an orderly disenrollment of Enrollees from the Contractor's Medicaid Advantage Product.

d) Termination Due To Loss of Funding
In the event that State and/or Federal funding used to pay for services under this Agreement is reduced so that payments cannot be made in full, this Agreement shall automatically terminate, unless both parties agree to a modification of the obligations under this Agreement. The effective date of such termination shall be ninety (90) days after the Contractor receives written notice of the reduction in payment, unless available funds are insufficient to continue payments in full during the ninety (90) day period, in which case SDOH shall give the Contractor written notice of the earlier date upon which the Agreement shall terminate. A reduction in State and/or Federal funding cannot reduce monies due and owing to the Contractor on or before the effective date of the termination of the Agreement.

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2.8 Close-Out Procedures

a) Upon termination or expiration of this Agreement, in its entirety or in specific counties in the Contractor's service area, and in the event that it is not scheduled for renewal, the Contractor shall comply with close-out procedures that the Contractor develops in conjunction with LDSS and that the LDSS, and the SDOH have approved. The close-out procedures shall include the following:

i) The Contractor shall promptly account for and repay funds advanced by SDOH for coverage of Enrollees for periods subsequent to the effective date of termination;

ii) The Contractor shall give SDOH, and other authorized federal, state or local agencies access to all books, records, and other documents and upon request, portions of such books, records, or documents that may be required by such agencies pursuant to the terms of this Agreement;

iii) The Contractor shall submit to SDOH, and other authorized federal, state or local agencies, within ninety (90) days of termination, a final financial statement and audit report relating to this Agreement, made by a certified public accountant, unless the Contractor requests of SDOH and receives written approval from SDOH and all other governmental agencies from which approval is required, for an extension of time for this submission;

iv) The Contractor shall establish an appropriate plan acceptable to and prior approved by the SDOH for the orderly disenrollment of Enrollees from the Contractor's Medicaid Advantage Product;

v) SDOH shall promptly pay all claims and amounts owed to the Contractor.

b) Any termination of this Agreement by either the Contractor or SDOH shall be done by amendment to this Agreement, unless the Agreement is terminated by the SDOH due to conditions in Section 2.7 (a)(i) or Appendix A of this Agreement.

2.9 Rights and Remedies

The rights and remedies of SDOH and the Contractor provided expressly in this Article shall not be exclusive and are in addition to all other rights and remedies provided by law or under this Agreement.

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2.10 Notices

All notices to be given under this Agreement shall be in writing and shall be deemed to have been given when mailed to, or, if personally delivered, when received by the Contractor and the SDOH at the following addresses:

For SDOH:
New York State Department of Health Empire State Plaza Corning Tower, Rm. 2074 Albany, NY 12237-0065

For the Contractor:
Chief Executive Officer WellCare of New York, Inc. 11 West 19th Street New York, New York 10011

2.11 Severability

If this Agreement contains any unlawful provision that is not an essential part of this Agreement and that was not a controlling or material inducement to enter into this Agreement, the provision shall have no effect and, upon notice by either party, shall be deemed stricken from this Agreement without affecting the binding force of the remainder of this Agreement.

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3. COMPENSATION

3.1 Capitation Payments

a) Compensation to the Contractor shall consist of a monthly capitation payment for each Enrollee as described in this Section.

b) The monthly Capitation Rates are attached hereto as Appendix L and shall be deemed incorporated into this Agreement without further action by the parties.

c) The monthly capitation payments to the Contractor shall constitute full and complete payments to the Contractor for all services that the Contractor provides pursuant to this Agreement.

d) Capitation Rates shall be effective for the entire contract period, except as described in Section 3.2.

3.2 Modification of Rates During Contract Period

Modification to Capitation Rates during the term of this Agreement shall be subject to approval by the New York State Division of the Budget (DOB) and shall be- incorporated into this Agreement by written amendment mutually agreed upon by the SDOH and the Contractor, as specified in Section 2.2 of this Agreement.

3.3 Rate Setting Methodology

a) Capitation Rates shall be determined prospectively and shall not be retroactively adjusted to reflect actual fee-for-service data or plan experience for the time period covered by the rates.

b) Capitated rates in effect as of April 1, 2006 and thereafter, shall be certified to be actuarially sound in accordance with 42 CFR § 438.6 (c ).

c) Notwithstanding the provisions set forth in Section 3.3 (a) and (b) above, the SDOH reserves the right to terminate this Agreement in its entirety, or for specified counties of the Contractor's service area, pursuant to Section 2.7 of this Agreement, upon determination by SDOH that the aggregate monthly Capitation Rates are not cost effective.

3.4 Payment of Capitation

a) The monthly capitation payments for each Enrollee are due to the Contractor from the Effective Date of Enrollment until the Effective Date of Disenrollment of the Enrollee or termination of this Agreement, whichever occurs first. The Contractor shall receive a full month's capitation payment

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for the month in which Disenrollment occurs. The Roster generated by SDOH with any modification communicated electronically or in writing by the LDSS or the Enrollment Broker prior to the end of the month in which the Roster is generated, shall be the Enrollment list for purposes of eMedNY premium billing and payment, as discussed in Section 6.7 and Appendix H of this Agreement.

b) Upon receipt by the Fiscal Agent of a properly completed claim for monthly capitation payments submitted by the Contractor pursuant to this Agreement, the Fiscal Agent will promptly process such claim for payment and use its best efforts to complete such processing within thirty (30) business days from date of receipt of the claim by the Fiscal Agent. Processing of Contractor claims shall be in compliance with the requirements of 42 CFR 447.45. The Fiscal Agent will also use its best efforts to resolve any billing problem relating to the Contractor's claims as soon as possible. In accordance with Section 41 of the State Finance Law, the State and LDSS shall have no liability under this Agreement to the Contractor or anyone else beyond funds appropriated and available for this Agreement.

3.5 Denial of Capitation Payments

If the Centers for Medicare and Medicaid Services (CMS) denies payment for new Enrollees, as authorized by SSA § 1903(m)(5) and 42 CFR § 438.730 (e), or such other applicable federal statutes or regulations, based upon a determination that Contractor failed substantially to provide medically necessary items and services, imposed premium amounts or charges in excess of permitted payments, engaged in discriminatory practices as described in SSA § 1932(e)(l)(A)(iii), misrepresented or falsified information submitted to CMS, SDOH, LDSS, the Enrollment Broker, or an Enrollee, Prospective Enrollee, or health care provider, or failed to comply with federal requirements (i.e. 42 CFR § 422.208 and 42 CFR § 438.6 (h)) relating to the Physician Incentive Plans, SDOH and LDSS will deny capitation payments to the Contractor for the same Enrollees for the period of time for which CMS denies such payment.

3.6 SDOH Right to Recover Premiums

The parties acknowledge and accept that the SDOH has a right to recover premiums paid to the Contractor for Enrollees listed on the monthly Roster who are later determined for the entire applicable payment month, to have been disenrolled from the Contractor's Medicare Advantage Product; to have been in an institution; to have been incarcerated; to have moved out of the Contractor's service area subject to any time remaining in the Enrollee's Guaranteed Eligibility period; or to have died. In any event, the State may only recover premiums paid for Medicaid Enrollees listed on a Roster if it is determined by the SDOH that the Contractor was not at risk for provision of Benefit Package services for any portion of the payment period.

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3.7 Third Party Health Insurance Determination

The Contractor will make diligent efforts to determine whether Enrollees have third party health insurance (TPHI). The LDSS is also responsible for making diligent efforts to determine if Enrollees have TPHI and to maintain third party information on the Welfare Management System (WMS)/eMedNY Third Party Resource System. The Contractor shall make good faith efforts to coordinate benefits with and collect TPHI recoveries from other insurers, and must inform the LDSS of any known changes in status of TPHI insurance eligibility within thirty (30) days of learning of a change in TPHI. The Contractor may use the Roster as one method to determine TPHI information. The Contractor will be permitted to retain one hundred percent (100%) of any reimbursement for Benefit Package services obtained from TPHI. Capitation Rates are net of TPHI recoveries. In no instances may an Enrollee be held responsible for disputes over these recoveries.

3.8 Contractor Financial Liability

Contractor shall not be financially liable for any services rendered to an Enrollee prior to his or her Effective Date of Enrollment in the Contractor's Medicaid Advantage Product.

3.9 Tracking Services Provided by Indian Health Clinics

The SDOH shall monitor all services provided by tribal or Indian health clinics or urban Indian health facilities or centers to enrolled Native Americans, so that the SDOH can reconcile payment made for those services, should it be deemed necessary to do so.

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4. SERVICE AREA

The Service Area described in Appendix M of this Agreement, which is hereby made a part of this Agreement as if set forth fully herein, is the specific geographic area within which Eligible Persons must reside to enroll in the Contractor's Medicaid Advantage Product.

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5. ELIGIBILITY FOR ENROLLMENT IN MEDICAID ADVANTAGE

5.1 Eligible to Enroll in the Medicaid Advantage Program

a) Except as specified in Section 5.2, persons meeting the following criteria shall be eligible to enroll in the Contractor's Medicaid Advantage Product:

i) Must have full Medicaid coverage or full Medicaid coverage with Qualified Medicare Beneficiary (QMB) eligibility;

ii) Must have evidence of Medicare Part A & B coverage; or be enrolled • in Medicare Part C coverage;

iii) Must reside in the service area as defined in Appendix M of this Agreement;

iv) Must be 21 years of age or older; and

v) Must enroll in the Contractor's Medicare Advantage Product as defined in Section 1 and Appendix K-l of this Agreement.

b) Participation in the Medicaid Advantage Program and enrollment in the Contractor's Medicaid Advantage Product shall be voluntary for all Eligible Persons.

5.2 Not Eligible to Enroll in the Medicaid Advantage Program

Persons meeting the following criteria are not eligible to enroll in the Contractor's Medicaid Advantage Product:

a) Individuals who are medically determined to have End Stage Renal Disease (ESRD) at the time of enrollment, unless such individuals meet the exceptions to Medicare Advantage eligibility rules for persons who have ESRD as found in Section 20.2.2 of the Medicare Managed Care Manual.

b) Individuals who are only eligible for the Qualified Medicare Beneficiary (QMB), Specified Low Income Medicare Beneficiary (SLIMB) or the Qualified Individual-1 (QI-1) and are not otherwise eligible for Medical Assistance.

c) Individuals who become eligible for Medical Assistance only after spending down a portion of their income.

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d) Individuals who are residents of State-operated psychiatric facilities or residents of State-certified or voluntary treatment facilities for children and youth.

e) Individuals who are residents of Residential Health Care Facilities ("RHCF") at the time of Enrollment, and Enrollees whose stay in a RHCF is classified as permanent upon entry into the RHCF or is classified as permanent at a time subsequent to entry.

f) Individuals enrolled in managed long term care demonstrations authorized under Article 4403-fofthe New York State PHL.

g) Individuals with access to comprehensive private health care coverage, except for Medicare, including those already enrolled in an MCO. Such health care coverage purchased either partially or in full, by or on•behalf of the individual, must be determined to be cost effective by the , local social services district.

h) Individuals expected to be eligible for Medicaid for less than six (6) "months, except for pregnant women (e.g., seasonal agricultural•workers).

i) Individuals in receipt of long-term care services through Long Term Home Health Care programs (except ICF services for the ,Developmentally Disabled).

j) Individuals eligible for Medical Assistance benefits only with respect to TB related services.

k) Individuals placed in State Office of Mental Health licensed family care homes pursuant to NYS Mental Hygiene Law, Section 31.03.

1) Individuals enrolled in the Restricted Recipient Program.

m) Individuals with a "County of Fiscal Responsibility" code of 99.

n) Individuals admitted to a Hospice program prior to time of enrollment (if an Enrollee enters a Hospice program while enrolled in the Contractor's plan, he/she may remain enrolled in the Contractor's plan to maintain continuity of care with his/her PCP).

o) Individuals with a "County of Fiscal Responsibility" code of 97 (OMH in eMedNY).

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p) Individuals with a "County of Fiscal Responsibility" code of 98 (OMRDD in eMedNY) will be excluded until program features are approved by the State and operational at the local district level to permit these individuals to voluntarily enroll in Medicaid managed care.

q) Individuals receiving family planning services pursuant to Section 366(l)(a)(ll) of the Social Services Law who are not otherwise eligible for medical assistance and whose net available income is 200% or less of the federal poverty level.

r) Individuals who are eligible for Medical Assistance pursuant to the "Medicaid buy-in for the working disabled" (subparagraphs twelve or thirteen of paragraph (a) of subdivision one of Section 366 of the Social Services Law), and who, pursuant to subdivision 12 of Section 367-a of the Social Services Law, are required to pay a premium.

s) Individuals who are eligible for Medical Assistance pursuant to paragraph (v) of subdivision four of Section 366 of the Social Services Law (persons who are under 65 years of age, have been screened for breast and/or cervical cancer under the Centers for Disease Control and Prevention Breast and Cervical Cancer Early Detection Program and need treatment for breast or cervical cancer, and are not otherwise covered under creditable coverage as defined in the Federal Public Health Service Act).

5.3 Change in Eligibility Status

a) The Contractor must report to the LDSS any change in status of its Enrollees, which may impact the Enrollee's eligibility for Medicaid or Medicaid Advantage, within five (5) business days of such information becoming known to the Contractor. This information includes, but is not limited to: change of address; incarceration; permanent placement in a nursing home or other residential institution or program rendering the individual ineligible for enrollment in Medicaid Advantage; death; and disenrollment from the Contractor's Medicare Advantage Product as defined in this Agreement.

b) To the extent practicable, the LDSS will follow-up with Enrollees when the Contractor provides documentation of any change in status which may affect the Enrollee's Medicaid and/or Medicaid Advantage plan eligibility and enrollment.

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6. ENROLLMENT

6.1 Enrollment Requirements

The LDSS and the Contractor agree to conduct enrollment of Eligible Persons in accordance with the policies and procedures set forth in Appendix H of this Agreement, which is hereby made a part of this Agreement as if set forth fully herein.

6.2 Equality of Access to Enrollment

The Contractor shall accept Enrollments of Eligible Persons in the order in which they are received without restriction and without regard to the Eligible Person's age, sex, race, creed, physical or mental handicap/developmental disability, national origin, sexual orientation, type of illness or condition, need for health services or to the Capitation Rate that the Contractor will receive for such Eligible Person.

6.3 Enrollment Decisions

An Eligible Person's decision to enroll in the Contractor's Medicaid Advantage Product shall be voluntary. However, as a condition of eligibility for Medicaid Advantage, individuals may only enroll in the Contractor's Medicaid Advantage Product if they also enroll in the Contractor's Medicare Advantage Product as defined in this Agreement.

6.4 Prohibition Against Conditions on Enrollment

Unless otherwise required by law or this Agreement, neither the Contractor nor LDSS shall condition any Eligible Person's enrollment in the Medicaid Advantage Program upon the performance of any act or suggest in any way that failure to enroll may result in a loss of Medicaid benefits.

6.5 Effective Date of Enrollment

a) At the time of Enrollment, the Contractor and the LDSS must notify the Enrollee of the expected Effective Date of Enrollment.

b) To the extent practicable, such notification must precede the Effective Date of Enrollment.

c) In the event that the actual Effective Date of Enrollment changes, the Contractor and the LDSS must notify the Enrollee of the change.

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d) An Enrollee's Effective Date of Enrollment shall be the first day of the month on which the Enrollee's name appears on the Prepaid Capitation Plan Roster and is enrolled in the Contractor's Medicare Advantage Product for that month.

6.6 Contractor Liability

As of the Effective Date of Enrollment, and until the Effective Date of Disenrollment from the Contractor's product, the Contractor shall be responsible for the provision and cost of the Medicaid Advantage Benefit Package as described in Appendix K-2 of this Agreement for Enrollees whose names appear on the Prepaid Capitation Plan Roster.

6.7 Roster

a) The first and second monthly Rosters generated by SDOH in combination shall serve as the official Contractor enrollment list for purposes of eMedNY premium billing and payment, subject to ongoing eligibility of the Enrollees as of the first (1st) day of the Enrollment month. Modifications to the Roster may be made electronically or in writing by the LDSS or the Enrollment Broker. If the LDSS or Enrollment Broker notifies the Contractor in writing or electronically of changes in the Roster and provides supporting information as necessary prior to the effective date of the Roster, the Contractor will accept that notification in the same manner as the Roster.

b) The LDSS is responsible for making data on eligibility determinations available to the Contractor and SDOH to resolve discrepancies that may arise between the Roster and the Contractor's enrollment files in accordance with the provisions in Appendix H of this Agreement.

c) All Contractors must have the ability to receive these Rosters electronically.

6.8 Automatic Re-Enrollment

An Enrollee who is disenrolled from the Contractor's Medicaid Advantage Product due to loss of Medicaid eligibility and who regains eligibility within a three (3) month period will be automatically prospectively re-enrolled in the Contractor's Medicaid Advantage Product, provided that the individual remains enrolled in the Contractor's Medicare Advantage Product as defined in this Agreement unless:

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i) the Contractor does not offer a Medicaid Advantage product in the Enrollee's county of fiscal responsibility; or
ii) the Enrollee indicates in writing that he/she wishes to enroll in another MCO's Medicaid and Medicare Advantage Products, or receive Medicaid coverage through Medicaid fee-for-service.

6.9 Failure to Enroll in the Contractor's Medicare Advantage Product

If an Enrollee's enrollment in the Contractor's Medicare Advantage Product is rejected by CMS, the Contractor must notify the local social services district within five (5) business days of learning of CMS' rejection of the enrollment. In such instances, the LDSS shall delete the Enrollee's enrollment in the Contractor's Medicaid Advantage Product retroactive to the Effective Date of Enrollment.

6.10 Medicaid Managed Care Enrollees Who Will Gain Medicare Eligibility

Medicaid managed care enrollees who will gain Medicare coverage may elect to transfer to the Contractor's Medicaid and Medicare Advantage Products or to enroll in another MCO's Medicaid and Medicare Advantage Products for dually eligible individuals. A new enrollment must be processed by the LDSS or the Enrollment Broker to transfer a member of the Contractor's Medicaid managed care product to the Contractor's Medicaid Advantage Product. To the extent possible, such enrollments shall be made effective the first day of the month that the Enrollee's Medicare Advantage coverage is effective.

6.11 Newborn Enrollment

a) A pregnant Enrollee in the Contractor's Medicaid Advantage Product may choose to pre-enroll her unborn in any available Medicaid managed care health plan in the social services district in which she resides.

b) The Contractor shall notify the local district in writing of any enrollee that is pregnant within 30 days of knowledge of the pregnancy. Notification shall include the pregnant woman's name, CIN, and expected date of confinement.

c) Upon the newborn's birth, the Contractor must send identification of the infant's demographic data to the LDSS within 5 days after knowledge of the birth. The demographic data must include the mother's name and CIN, the newborn's name and CIN (if available), sex and the date of birth.

d) The SDOH and LDSS shall be responsible for ensuring that timely Medicaid eligibility determination and Enrollment of the newborn is effected consistent

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with state laws, regulations, and policy with the newborn Enrollment requirements set forth in Appendix H of this Agreement.

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7. RESERVED

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8. DISENROLLMENT

8.1 Disenrollment Requirements

a) The Contractor agrees to conduct Disenrollment of an Enrollee in accordance with the policies and procedures for Disenrollment set forth in Appendix H of this Agreement.

b) LDSSs are responsible for making the final determination concerning Disenrollment requests.

8.2 Disenrollment Prohibitions

Enrollees shall not be disenrolled from the Contractor's Medicaid Advantage Product based on any of the following reasons:

i) an existing condition or a change in the Enrollee's health which would necessitate disenrollment pursuant to the terms of this Agreement, unless the change results in the Enrollee becoming ineligible for Medicaid Advantage enrollment as described in Section 5 of this Agreement;

ii) any of the factors listed in Section 33 (Non-Discrimination) of this Agreement; or

iii) the Capitation Rate payable to the Contractor.

8.3 Disenrollment Requests

a) Routine Disenrollment Requests

The LDSS or the Enrollment Broker is responsible for processing routine Disenrollment requests to take effect on the first (1st) day of the next month, to the extent possible. In no event shall the Effective Date of Disenrollment be later than the first (1st) day of the second (2nd) month after the month in which an Enrollee requests a Disenrollment.

b) Non-Routine Disenrollment Requests

i) Enrollees with an urgent medical need to disenroll from the Contractor's Medicaid Advantage Product may request an expedited Disenrollment by the LDSS. Enrollees who have HIV, ESRD or SPMI/SED status are categorically eligible for expedited Disenrollment on the basis of urgent medical need.
ii) Enrollees with a complaint of Non-consensual Enrollment may request an expedited Disenrollment by the LDSS.

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iii) Homeless Enrollees residing in the shelter system may request an expedited disenrollment by the LDSS.
iv) An expedited Disenrollment from the Contractor's Medicaid Advantage Product may also be warranted in instances when the LDSS leams that an Enrollee is disenrolling from the Contractor's Medicare Advantage Product. In such instances, the LDSS will disenroll the individual effective concurrent with the Effective Date of Disenrollment from the Contractor's Medicare Advantage Product.
v) Retroactive Disenrollments from the Contractor's Medicaid Advantage Product may be warranted in rare instances and may be • requested of the LDSS as described in Appendix H of this Agreement.
vi) Substantiation of non-routine Disenrollment requests by the LDSS will result in Disenrollment in accordance with the timeframes as : set forth in Appendix H of this Agreement.

8.4 Contractor Notification of Disenrollments

a) Notwithstanding anything herein to the contrary, the Roster, along with any changes sent by the LDSS to the Contractor in writing or electronically, shall serve as official notice to the Contractor of Disenrollment of an Enrollee. In cases of expedited and retroactive Disenrollment, the Contractor shall be notified of the Enrollee's Effective Date of Disenrollment by the LDSS.

b) In the event that the LDSS intends to retroactively disenroll an Enrollee on a date prior to the first day of the month of the disenrollment request, the LDSS shall consult with the Contractor prior to Disenrollment. Such consultation shall not be required in cases where it is clear that the Contractor was not a risk for the provision of the Medicaid Advantage Benefit Package for any portion of the retroactive period.

c) In all cases of retroactive Disenrollment, including Disenrollments effective the first day of the current month, the LDSS is responsible for notifying the Contractor at the time of Disenrollment, of the Contractor's responsibility to submit to the SDOH's Fiscal Agent voided premium claims for any months of retroactive Disenrollment where the Contractor was not at risk for the provision of the Medicaid Advantage Benefit Package during the month.

8.5 Contractor's Liability

a) The Contractor is not responsible for providing the Medicaid Advantage Benefit Package under this Agreement after the Effective Date of Disenrollment.

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8.6 Enrollee Initiated Disenrollment

An Enrollee may disenroll from the Contractor's Medicaid Advantage Plan for any reason. Disenrollments generally shall be effective on the first of the month following receipt of the complete written Disenrollment request.

8.7 Contractor Initiated Disenrollment

a) The Contractor must notify the LDSS and initiate an Enrollee's Disenrollment from the Contractor's Medicaid Advantage Product in the following cases:

i) A change in residence makes the Enrollee ineligible to be a member of the plan;
ii) The Enrollee disenrolls from the Contractor's Medicare Advantage Product as defined in this Agreement;
iii) The Enrollee dies;
iv) The Enrollee's status changes such that he/she is no longer eligible to participate in Medicaid Advantage as described in Section 5 of this Agreement.

b) The Contractor may initiate an Enrollee's disenrollment from the Contractor's Medicaid Advantage Product in the following cases:

i) The Enrollee engages in conduct or behavior that seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollees, provided that the Contractor has made and documented reasonable efforts to resolve the problems presented by the Enrollee.
ii) The Enrollee provides fraudulent information on an enrollment form or the Enrollee permits abuse of an enrollment card in the Medicaid Advantage Program except when the Enrollee is no longer eligible for Medicaid and is in his/her Guaranteed Eligibility period.
iii) Consistent with 42 CFR 438.56 (b), the Contractor may not request Disenrollment because of an adverse change in the Enrollee's health status, or because of the Enrollee's utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from the Enrollee's special needs (except where continued enrollment in the Contractor's plan seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollees).

c) Contractor-initiated Disenrollments must be carried out in accordance with the requirements and timeframes described in Appendix H of this Agreement.

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d) Once an Enrollee has been disenrolled at the Contractor's request, he/she will not be re-enrolled with the Contractor's plan unless the Contractor first agrees to such re-enrollment.

8.8 LDSS Initiated Disenrollment

a) The LDSS is responsible for promptly initiating Disenrollment from the Contractor's Medicaid Advantage Product when:

i) an Enrollee fails to enroll or stay enrolled in the Contractor's Medicare Advantage Product as specified in Sections 6.9 and 8.3(b)(iv) of this Agreement; or

ii) an Enrollee is no longer eligible for Medicaid or Medicaid Advantage; benefits; or

iii) the Guaranteed Eligibility period ends (See Section 9) and an Enrollee, is no longer eligible for any Medicaid benefits; or

iv) an Enrollee is no longer the financial responsibility of the LDSS; or

v) an Enrollee becomes ineligible for Enrollment pursuant to Section 5.2 of this Agreement, as appropriate.

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9. GUARANTEED ELIGIBILITY

9.1 General Requirements

SDOH and the Contractor will follow the policies in this section subject to state and federal laws and regulations.

9.2 Right to Guaranteed Eligibility

a) New Enrollees, other than those identified in Section 9.2 who would otherwise lose Medicaid eligibility during the first six (6) months of enrollment, will retain the right to remain enrolled in the Contractor's Medicaid Advantage Product under this Agreement for a period of six (6) months from their Effective Date of Enrollment as long as they also remain enrolled in the Contractor's Medicare Advantage Product as defined in this Agreement.

b) Guaranteed Eligibility is not available to the following Enrollees:

i) Enrollees who lose eligibility due to death, moving out of State, or incarceration;

ii) Female enrollees with a net available income in excess of medically necessary income but at or below two hundred percent (200%) of the federal poverty level who are only eligible for Medicaid while pregnant and then through the end of the month in which the sixtieth (60th) day following the end of the pregnancy occurs.

c) If, during the first six (6) months of enrollment in the Contractor's Medicaid Advantage Product, an Enrollee becomes eligible for Medicaid only as a spend-down, the Enrollee will be eligible to remain enrolled in the Contractor's Medicaid Advantage Product for the remainder of the six (6) month Guaranteed Eligibility period as long as he/she also remains enrolled in the Contractor's Medicare Advantage Product. During the six (6) month Guaranteed Eligibility period, an Enrollee eligible for spend-down has the option of spending down to gain full Medicaid eligibility. If the Enrollee spends down to gain full Medicaid eligibility, the Enrollee will no longer be in guarantee status and the LDSS will manually set coverage codes as appropriate.

d) Enrollees who lose and regain Medicaid eligibility within a three (3) month period will not be entitled to a new period of six (6) months Guaranteed Eligibility in Medicaid Advantage.

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9.3 Covered Services During Guaranteed Eligibility

The services covered during the Guaranteed Eligibility period shall be those contained in the Medicaid Advantage Benefit Package, as specified in Appendix K-2, and free access to family planning and reproductive health services as set forth in Section 10.6 of this Agreement. During the Guaranteed Eligibility period Enrollees are also eligible for pharmacy services not covered by the Medicare Advantage Product (Part B and Part D pharmacy benefits) on a Medicaid fee-for-service basis.

9.4 Disenrollment During Guaranteed Eligibility

a) An Enrollee-initiated disenrollment from the Contractor's Medicare or Medicaid Advantage Product terminates the Enrollee's Guaranteed Eligibility period.

b) During the guarantee period, an Enrollee may not change health plans. An Enrollee may choose to disenroll from the Contractor's Medicaid Advantage Product during the guarantee period but is not eligible to enroll in another MCO's Medicaid Advantage Product because he/she has lost eligibility for Medicaid.

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10. BENEFIT PACKAGE, COVERED AND NON-COVERED SERVICES

10.1 Contractor Responsibilities

a) The Contractor agrees to provide the Medicare Advantage Benefit Package, as described in Appendix K-l of this Agreement, to Enrollees of the Contractor's Medicaid Advantage Product subject to any exclusions or limitations imposed by Federal or State law during the period of this Agreement. Such services and supplies shall be provided in compliance with the requirements of the Contractor's Medicare Advantage Coordinated Care Plan contract with CMS and all applicable federal statutes, regulations and policies.

b) The Contractor agrees to provide the Medicaid Advantage Benefit Package, as described in Appendix K-2 of this Agreement, to Enrollees of the Contractor's Medicaid Advantage Product subject to any exclusions or limitations imposed by Federal or State law during the period of this Agreement. Such services and supplies, shall be provided in compliance with the requirements of this Agreement, the State Medicaid Plan established pursuant to Section 363-a of the State Social Services Law, and all applicable federal and state statutes, regulations and policies.

10.2 SDOH Responsibilities

SDOH shall assure that Medicaid services covered under the Medicaid fee-for-service program as described in Appendix K-3 of this Agreement which are not covered in the Medicare or Medicaid Advantage Benefit Packages are available to, and accessible by, Medicaid Advantage Enrollees.

10.3 Benefit Package and Non-Covered Services Descriptions

The Medicare and Medicaid Advantage Benefit Packages and Non-Covered Services agreed to by the Contractor and the SDOH are contained in Appendix K, which is hereby made a part of this Agreement as if set forth fully herein.

10.4 Adult Protective Services

The Contractor shall cooperate with LDSS in the implementation of 18 NYCRR Part 457 and any subsequent amendments thereto with regard to medically necessary health and mental health services and all Court Ordered Services for adults to the extent such services are included in the Contractor's Medicare and Medicaid Advantage Benefit Packages as described in Appendix K of this Agreement. The Contractor is responsible for payment of those services as covered by the Medicare and Medicaid Advantage Benefit Packages, even when provided by Non-Participating Providers. Non-Participating Providers will be reimbursed at the Medicaid fee schedule by the Contractor.

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10.5 Court-Ordered Services

a) The Contractor shall provide any Medicare and Medicaid Advantage Benefit Package services to Enrollees as ordered by a court of competent jurisdiction, regardless of whether such services are provided by a Participating Provider or by a Non-Participating Provider. Non-Participating Providers shall be reimbursed by the Contractor at the Medicaid fee schedule. The Contractor is responsible for court-ordered services to the extent that such court-ordered services are included in the Contractor's Medicare and Medicaid Advantage Benefit Packages as described in Appendix K of this Agreement.

b) Court Ordered Services are those services ordered by the court performed by, or under the supervision of a physician, dentist, or other provider qualified under State law to furnish medical, dental, behavioral health (including mental health and/or chemical dependence services), or other Medicare and Medicaid Advantage covered services. The Contractor is responsible for payment of those services as covered by the Contractor's Medicare and Medicaid Advantage Benefit Packages, even when provided by Non-Participating Providers.

10.6 Family Planning and Reproductive Health Services

a) Nothing in this Agreement shall restrict the right of Enrollees to receive Family Planning and Reproductive Health Services, as defined in Appendix C of this Agreement, which is hereby made a part of this Agreement as if set forth fully herein.

i) Enrollees may receive such services from any qualified Medicaid provider, regardless of whether the provider is a Participating Provider or a Non-Participating Provider in the Contractor's Medicare Advantage Product, without referral from the Enrollee's PCP and without approval from the Contractor.

b) The Contractor shall permit Enrollees to exercise their right to obtain Family Planning and Reproductive Health Services from either the Contractor, if Family Planning and Reproductive Health Services are provided by the Contractor, or from any appropriate Medicaid enrolled Non-Participating family planning Provider, without a referral from the Enrollee's PCP and without approval by the Contractor.

c) If Contractor provides Family Planning and Reproductive Health Services to its Enrollees, the Contractor shall comply with the requirements in Part C-2 of Appendix C of this Agreement, including assuring that Enrollees are fully informed of their rights.

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d) If Contractor does not provide Family Planning and Reproductive Health Services to its Enrollees, the Contractor shall comply with Part C.3 of Appendix C of this Agreement, including assuring that Enrollees are fully informed of their rights.

10.7 Emergency and Post Stabilization Care Services

a) The Contractor shall provide Emergency and Post Stabilization Care Services in accordance with applicable federal and state requirements, including 42 CFR §422.113.

b) The Contractor shall ensure that Enrollees are able to access Emergency Services twenty four (24) hours per day, seven (7) days per week.

c) The Contractor agrees that it will not require prior authorization for services in a medical or behavioral health emergency. The Contractor agrees to inform its Enrollees that access to Emergency Services is not restricted and that Emergency Services may be obtained from a Non-Participating Provider without penalty. Nothing herein precludes the Contractor from entering into contracts with providers or facilities that require providers or facilities to provide notification to the Contractor after Enrollees present for Emergency Services and are subsequently stabilized. The Contractor must pay for services for Emergency Medical Conditions whether provided by a Participating Provider or a Non-Participating Provider, and may not deny payments for failure of the Emergency Services provider or Enrollee to give notice.

d) The Contractor shall advise its Enrollees how to obtain Emergency Services when it is not feasible for Enrollees to receive Emergency Services from or through a Participating Provider. The Contractor shall bear the cost of providing Emergency Services through Non-Participating Providers.

e) Triage Fees: For emergency room services that do not meet the definition of Emergency Medical Conditions and for which the Contractor denies the Medicare Benefit, the Contractor shall pay the hospital a triage fee of $40.00 in the absence of a negotiated rate. Non-participating emergency departments cannot be denied a payment on the basis of non-notification.

10.8 Medicaid Utilization Thresholds (MUTS)

Enrollees may be subject to MUTS for services which are billed to Medicaid fee-for-service and for dental services provided without referral at Article 28 clinics operated by academic dental centers as described in Section 10.18 of this Agreement. Enrollees are not otherwise subject to MUTS for services included in the Medicaid Advantage Benefit Package.

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10.9 Services for Which Enrollees Can Self-Refer

In addition to those services for which Medicare Advantage Enrollees can self-refer, Medicaid Advantage Enrollees may self-refer to:

a) Public health agency facilities for the diagnosis and/or treatment of TB as described in Section 10.11 (a) (i) of this Agreement.

b) Family Planning and Reproductive Health services as described in Section 10.6 and Appendix C of this Agreement.

c) Article 28 clinics operated by academic dental centers to obtain covered dental services as described in Section 10.18 of this Agreement.

10.10 Coordination with Local Public Health Agencies

The Contractor will coordinate its public health-related activities with the Local Public Health Agency (LPHA) consistent with the SDOH MCO and Public Health Guidelines. Coordination mechanisms and operational protocols for addressing public health issues will be negotiated with the LPHA and customized to reflect local public health priorities. Negotiations must result in agreements regarding required Contractor activities related to public health. The outcome of negotiations may take the form of an informal agreement among the parties which may include memos or a separate memorandum of understanding signed by the LPHA, LDSS, and the Contractor.

10.11 Public Health Services

a) Tuberculosis Screening, Diagnosis and Treatment; Directly Observed Therapy (TB\DOT):

i) Consistent with New York State law, public health clinics are required to provide or arrange for treatment to individuals presenting with tuberculosis, regardless of the person's insurance or enrollment status.
ii) It is the State's preference that Enrollees receive TB diagnosis and treatment through the Contractor's Medicare Advantage Product, to the extent that Participating Providers experienced in this type of care are available.
iii) The SDOH will coordinate with the LPHA to evaluate the Contractor's protocols against State and local guidelines and to review the tuberculosis treatment protocols and networks of Participating Providers to verify their readiness to treat tuberculosis patients. SDOH and LPHAs will also be available to offer technical assistance to the Contractor in establishing TB policies and procedures.
iv) The Contractor shall inform participating providers of their responsibility to report TB cases to the LPHA.

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v) Enrollees may self-refer to public health agency facilities for the diagnosis and/or treatment ofTB.
A. The Contractor agrees to reimburse public health clinics when physician visit and patient management or laboratory and radiology services are rendered to their Enrollees, within the context of TB diagnosis and treatment.
B. The Contractor will make best efforts to negotiate fees for these services with the LPHA. If no agreement has been reached, the Contractor agrees to reimburse the public health clinics for these services at rates determined by SDOH.
C. The LPHA is responsible for: 1) giving notification to the Contractor before delivering TB-related services, if so required in the public health agreement established pursuant to Section 10.10, unless these services are ordered by a court of competent jurisdiction; and 2) making reasonable efforts to verify with the Enrollee's PCP that he/she has not already provided TB care and treatment, and 3) providing documentation of services rendered along with the claim.
D. Prior authorization for inpatient hospital admissions may not be required by the Contractor for an admission pursuant to a court order or an order of detention issued by the local commissioner or director of public health.
E. The Contractor shall provide the LPHA with access to health care practitioners on a twenty-four (24) hour a day seven (7) day a week basis who can authorize inpatient hospital admissions. The Contractor shall respond to the LPHA's request for authorization within the same day.
F) The Contractor will not be financially liable for treatments rendered to Enrollees who have been institutionalized as a result of a local health commissioner's order due to non-compliance with TB care regimens.

vi) The Contractor will not be financially liable for Directly Observed Therapy (DOT) costs. While all other clinical management of tuberculosis is covered by the Contractor, TB/DOT, where applicable, may be billed to any SDOH approved fee-for-service Medicaid provider. The Contractor agrees to make all reasonable efforts to ensure coordination with DOT providers regarding clinical care and services. Enrollees may use any Medicaid fee-for-service TB/DOT provider. vii) HIV counseling and testing provided to a Medicaid Advantage Enrollee during a TB related visit at a public health clinic, directly operated by a LPHA will be covered by Medicaid fee-for-service (FFS) at rates established by the SDOH.

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b) Immunizations
i) The Contractor agrees to reimburse the Local Public Health Agency when Enrollees self-refer to Local Public Health Agencies for immunizations covered by Contractor's Medicare Advantage Plan.
ii) The LPHA is responsible for making reasonable efforts to (1) determine the Enrollee's managed care membership status; and (2) ascertain the Enrollee's immunization status. Reasonable efforts shall consist of client interviews, review of medical records, and, when available, access to the Immunization Registry. When an Enrollee presents a membership card with a PCP's name, the LPHA is responsible for calling the PCP. If the LPHA is unable to verify the immunization status from the PCP or leams that immunization is needed, the LPHA is responsible for delivering the service as appropriate, and the Contractor will reimburse the LPHA at the negotiated rate or in the absence of an agreement, at rates determined by SDOH.

c) Prevention and Treatment of Sexually Transmitted Diseases

The Contractor will be responsible for ensuring that its Participating Providers educate their Enrollees about the risk and prevention of sexually transmitted disease (STD). The Contractor also will be responsible for ensuring that its Participating Providers screen and treat Enrollees for STDs and report cases of STD to the LPHA and cooperate in contact investigation, in accordance with existing state and local laws and regulations. HIV counseling and testing provided to an Enrollee during a STD related visit at a public health clinic, directly operated by a LPHA, will be covered by Medicaid fee-for-service at rates established by SDOH.

10.12 Adults with Chronic Illnesses and Physical or Developmental Disabilities

a) The Contractor will implement all of the following to meet the needs of its adult Enrollees with chronic illnesses and physical or developmental disabilities:

i) Satisfactory methods for ensuring that the Contractor is in compliance with the ADA and Section 504 of the Rehabilitation Act of 1973. Program accessibility for persons with disabilities shall be in accordance with Section 23 of this Agreement.
ii) Clinical case management which uses satisfactory methods/guidelines for identifying persons at risk of or having, chronic diseases and disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, home health services, self-management education and training, etc. The Contractor shall:
A) develop protocols describing the Contractor's case management services and minimum qualification requirements for case management staff;

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B) develop and implement protocols for monitoring effectiveness of case management based on patient outcomes;
C) develop and implement protocols for monitoring service utilization including emergency room visits and hospitalizations, with adjustment of severity of patient conditions;
D) provide regular information to Participating Providers on the case management services available to the Contractor's Enrollees and the criteria for referring Enrollees to the Contractor for case management services.
iii) Satisfactory methods/guidelines for determining which patients are in need of case management services, including establishment of severity thresholds, and methods for identification of patients including monitoring of hospitalizations and ER visits, provider referrals, new Enrollee health screenings and self-referrals by Enrollees.
iv) Guidelines for determining specific needs of Enrollees in case management, including specialist physician referrals, durable medical equipment, home health services, self management education and training, etc.
v) Satisfactory systems for coordinating service delivery with Non-Participating Providers, including behavioral health providers for all Enrollees.

10.13 Persons Requiring Ongoing Mental Health Services

a) The Contractor will implement all of the following for its Enrollees with chronic or ongoing mental health service needs:

i) Satisfactory methods for identifying Enrollees requiring such services and encouraging self-referral and early entry into treatment.
ii) Satisfactory case management systems or satisfactory case management.
iii) Satisfactory systems for coordinating service delivery between physical health, chemical dependence, and mental health providers, and coordinating services with other available services, including Social Services.
iv) The Contractor agrees to participate in the local planning process for serving persons with mental health needs to the extent requested by the LDSS. At the LDSS' discretion, the Contractor will develop linkages with local governmental units on coordination, procedures and standards related to mental health services and related activities.

10.14 Member Needs Relating to HIV

a) To adequately address the HIV prevention needs of uninfected Enrollees, as well as the special needs of individuals with HIV infection who do enroll in managed care, the Contractor shall have in place all of the following:
i) Anonymous testing may be furnished to the Enrollee without prior approval by the Contractor and may be conducted at anonymous testing

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sites available to clients. Services provided for HIV treatment may only be obtained from the Contractor during the period the Enrollee is enrolled in the Contractor's plan.

ii) Methods for promoting HIV prevention to all Plan Enrollees. HIV prevention information, both primary, as well as secondary should be tailored to the Enrollee's age, sex, and risk factor(s), (e.g., injection drug use and sexual risk activities), and should be culturally and linguistically appropriate. HIV primary prevention means the reduction or control of causative factors for HIV, including the reduction of risk factors. HIV Primary prevention includes strategies to help prevent uninfected Enrollees from acquiring HIV, i.e., behavior counseling for HIV negative Enrollees with risk behavior. Primary prevention also includes strategies to help prevent infected Enrollees from transmitting HIV infection, i.e., behavior counseling with an HIV infected Enrollee to reduce risky sexual behavior or providing antiviral therapy to a pregnant, HIV infected female to prevent transmission of HIV infection to a newborn. HIV Secondary Prevention means promotion of early detection and treatment of HIV disease in an asymptomatic Enrollee to prevent the development of symptomatic disease. This includes: regular medical assessments; routine immunization for preventable infections; prophylaxis for opportunistic infections; regular dental, optical, dermatological and gynecological care; optimal diet/nutritional supplementation; and partner notification services which lead to the early detection and treatment of other infected persons. All plan Enrollees should be informed of the availability of HIV counseling, testing, referral and partner notification (CTRPN) services.

iii) Policies and procedures promoting the early identification of HIV infection in Enrollees. Such policies and procedures shall include at a minimum: assessment methods for recognizing the early signs and symptoms of HIV disease; initial and routine screening for HIV risk factors through administration of sexual behavior and drug and alcohol use assessments; and the provision of information to all Enrollees regarding the availability of HIV CTRPN services from Participating Providers, or as part of a Family Planning and Reproductive Health services visit pursuant to Appendix C of this Agreement, and the availability of anonymous CTRPN services from New York State and the EPHA.

iv) Policies and procedures that require Participating Providers to provide HIV counseling and recommend HIV testing to pregnant women in their care. The HIV counseling and testing provided shall be done in accordance with Article 27-F of the PHL. Such policies and procedures shall also direct Participating Providers to refer any HIV positive women in their care to clinically appropriate services for both the women and their newborns.

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v) A network of providers sufficient to meet the needs of its Enrollees with HIV. Satisfaction of the network requirement may be accomplished by inclusion of HIV specialists within the network or the provision of HIV specialist consultation to non-HIV specialists serving as PCPs for persons with HIV infection; inclusion of Designated AIDS Center Hospitals or other hospitals experienced in HIV care in the Contractor's network; and contracts or linkages with providers funded under the Ryan White CARE Act. The Contractor shall inform the providers in its network how to obtain information about the availability of Experienced HIV Providers and HIV Specialist PCPs
vi) Case Management Assessment for Enrollees with HIV Infection. The Contractor shall establish policies and procedures to ensure that Enrollees who have been identified as having HIV infection are assessed for case management services. The Contractor shall arrange for any Enrollee identified as having HIV infection and needing case management services to be referred to an appropriate case management services provider, including in-plan case management, and/or, with appropriate consent of the Enrollee, COBRA Comprehensive Medicaid Case Management (CMCM) services and/or HIV community-based psychosocial case management services.
vii) The Contractor shall require its Participating Providers to report positive HIV test results and diagnoses and known contacts of such persons to the New York State Commissioner of Health. Access to partner notification services must be consistent with 10 NYCRR Part 63.
viii) The Contractor's Medical Director shall review Contractor's HIV practice guidelines at least annually and update them as necessary for compliance with recommended SDOH AIDS Institute and federal government clinical standards. The Contractor will disseminate the HIV Practice Guidelines or revised guidelines to Participating Providers at least annually, or more frequently as appropriate.

10.15 Persons Requiring Chemical Dependence Services

a) The Contractor will have in place all of the following for its Enrollees requiring Chemical Dependence Services:
i) Satisfactory methods for identifying persons requiring such services and encouraging self-referral and early entry into treatment and methods for referring Enrollees to the New York Office of Alcohol and Substance Abused Services (OASAS) for appropriate services beyond the Contractor's Benefit Package (e.g., halfway houses).
ii) Satisfactory systems of care including Participating Provider networks and referral processes sufficient to ensure that emergency services, including crisis services, can be provided in a timely manner.
iii) Satisfactory case management systems.
iv) Satisfactory systems for coordinating service delivery between physical health, chemical dependence, and mental health providers, and coordinating in-plan services with other services, including Social Services.

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v) The Contractor agrees to also participate in the local planning process for serving persons with chemical dependence, to the extent requested by the LDSS. At the LDSS's discretion, the Contractor will develop linkages with local governmental units on coordination procedures and standards related to Chemical Dependence Services and related activities.

10.16 Native Americans

If an Enrollee is a Native American and the Enrollee chooses to access primary care or other services through their tribal health center, the PCP authorized by the Contractor to refer the Enrollee for Medicare or Medicaid Advantage Product benefits must develop a relationship with the Enrollee's PCP at the tribal health center to coordinate services for said Native American Enrollee.

10.17 Urgently Needed Services

The Contractor is financially responsible for Urgently Needed Services.

10.18 Dental Services Provided by Article 28 Clinics Operated by Academic Dental Centers Not Participating in Contractor's Network

a) Consistent with Chapter 697 of Laws of 2003 amending Section 364 (j) of the Social Services Law, dental services provided by Article 28 clinics operated by academic dental centers may be accessed directly by Medicaid Advantage Enrollees without prior approval and without regard to network participation.
b) If dental services are part of the Contractor's Medicaid Advantage Benefit Package, the Contractor will reimburse non-participating Article 28 clinics operated by academic dental centers for covered dental services provided to Enrollees at approved Article 28 Medicaid clinic rates in accordance with the protocols issued by the SDOH.

10.19 Coordination of Services

a) The Contractor shall coordinate care for Enrollees with:
i) the court system (for court ordered evaluations and treatment);
ii) specialized providers of health care for the homeless, and other providers of services for victims of domestic violence;
iii) family planning clinics, community health centers, migrant health centers, rural health centers;
iv) WIC;
v) programs funded through the Ryan White CARE Act;
vi) other pertinent entities that provide services out of network;

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vii) Prenatal Care Assistance Program (PCAP) Providers;
viii) local governmental units responsible for public health, mental health, mental retardation or Chemical Dependence Services; and
ix) specialized providers of long term care for people with developmental disabilities.

b) Coordination may involve contracts or linkage agreements (if entities are willing to enter into such an agreement), or other mechanisms to ensure coordinated care for Enrollees, such as protocols for reciprocal referral and communication of data and clinical information on Enrollees.

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11. MARKETING

11.1 Marketing Requirements

a) The Contractor agrees to follow the Medicare Advantage Marketing Guidelines as set forth in Chapter 3 ofCMS's Medicare Managed Care Manual, as well as all applicable statutes and regulations including and without limitation Section 1851 (h) of the Social Security Act and 42 CFR Sections 422.80, 422.111, and 423.50 when marketing to individuals entitled to enroll in Medicare Advantage.

b) In developing marketing materials and conducting marketing activities for the Medicaid Advantage Program, the Contractor shall comply with the Medicaid Advantage Marketing Guidelines as defined in Appendix D of this document as if set forth mlly herein.

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12. MEMBER SERVICES

12.1 General Functions

a) The Contractor shall operate a Member Services function during regular business hours, which must be accessible to Enrollees via a toll-free telephone line. Personnel must also be available via a toll-free telephone line (which can be the member services toll-free line or separate toll-free lines) not less than during regular business hours to address complaints and utilization review inquiries. In addition, the Contractor must have a telephone system capable of accepting, recording or providing instruction in response to incoming calls regarding complaints and utilization review during other than normal business hours and measures in place to ensure a response to those calls the next business day after the call was received.

b) Member Services staff must be responsible for the following:

i) Explaining the benefits and covered services offered under the Medicare and Medicaid Advantage Products, including applicable conditions and limitations, and any conditions associated with the receipt or use of benefits.

ii) Explaining the Contractor's rules for obtaining Medicare and Medicaid Advantage Benefit Package services and additional services available to the Enrollee through use of his/her Medicaid benefit card.

iii) Providing information on: the providers from whom Enrollees may obtain Medicare and Medicaid Advantage Benefit Package Services, any out-of-area coverage provided by the plan, and coverage of emergency services and urgently needed care.

iv) Fielding and responding to Enrollee questions and complaints regarding the Contractor's Medicare and Medicaid Advantage Products and benefits, and advising Enrollees of the prerogative to complain at any time to the CMS regarding the Medicare Advantage Product, and to the SDOH and LDSS, regarding the Medicaid Advantage Product.

v) Clarifying information in the member handbooks for Enrollees regarding the Contractor's Medicare and Medicaid Advantage Products and benefits.

vi) Advising Enrollees of the Contractor's applicable complaint and appeals programs, utilization review processes, and the Enrollee's rights to a fair hearing or external review.

vii) Clarifying an Enrollee's Disenrollment rights and responsibilities under the Contractor's Medicare and Medicaid Advantage Products.

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(MEMBER SERVICES)
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12.2 Translation and Oral Interpretation

a) The Contractor must make available written marketing and other informational materials (e.g., member handbooks) in a language other than English whenever at least five percent (5%) of the Prospective Enrollees of the Contractor in any county of the service area speak that particular language and do not speak English as a first language.

b) In addition, verbal interpretation services must be made available to Enrollees who speak a language other than English as a primary language. Interpreter services must be offered in person where practical, but otherwise may be offered by telephone.

c) The SDOH will determine the need for other than English translations based on county-specific census data or other available measures.

12.3 Communicating with the Visually, Hearing and Cognitively Impaired

The Contractor also must have in place appropriate alternative mechanisms for communicating effectively with persons with visual, hearing, speech, physical or developmental disabilities. These alternative mechanisms include Braille or audio tapes for the visually impaired, TTY access for those with certified speech or hearing disabilities, and use of American Sign Language and/or integrative technologies.

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(MEMBER SERVICES)
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13. ENROLLEE NOTIFICATION

13.1 General Requirements

a) The Contractor shall disclose required information to Prospective Enrollees and Enrollees as prescribed by applicable federal and state law and regulations found at 42 CFR 422.111, New York PHL 4408, SSL 364-j, and 42 CFR §438.10 (e), (f) and (g), and any specific guidance issued by CMS and SDOH.

b) The Contractor must provide Enrollees with an annual notice that this information is available to them upon request.

c) The Contractor must inform Enrollees that oral interpretation service is available for any language and that information is available in alternative formats and how to access these formats.

d) Medicaid Advantage post enrollment notices and materials shall include, but not be limited to the following:

Provider Directories
Member ID Cards
Member Handbooks
Notice of the Effective Date of Enrollment
Notice of the Effective Date of Benefit Package Changes
Notice of Termination, Service Area Changes and Network Changes
Summary of Benefits

e) Integrated post enrollment materials including member handbooks, member notices, and summary of benefits targeted to Enrollees of the Contractor's Medicare and Medicaid Advantage Products must be prior approved by the CMS Regional Office; in collaboration with SDOH.

13.2 Member ID Cards

The Contractor must issue an identification card to the Enrollee that complies with CMS and SDOH specifications.

13.3 Member Handbooks

The Contractor shall issue to a new Enrollee no later than fourteen (14) days following the Effective Date of Enrollment a Medicaid Advantage Member Handbook, which is approved by SDOH and consistent with the Medicaid Advantage Model Handbook Guidelines in Appendix E, which is hereby made a part of this Agreement as if set forth fully herein.

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13.4 Enrollee Rights

a) The Contractor shall,in compliance with the requirements of 42 CFR § 438.6(i)(l) and 42 CFR Part 489 Subpart 1, maintain written policies and procedures regarding advance directives and inform each Enrollee in writing at the time of enrollment of an individual's rights under State law to formulate advance directives and of the Contractor's policies regarding the implementation of such rights. The Contractor shall include in such written notice to the Enrollee materials relating to advance directives and health care proxies as specified in 10 NYCRR Part 98 and § 700.5. The written information must reflect changes in State law as soon as possible, but no later than ninety (90) days after the effective date of the change.

b) The Contractor shall have policies and procedures that protect the Enrollee's right to:

i) receive information about the Contractor and managed care;

ii) be treated with respect and due consideration for his or her dignity and privacy;

iii) receive information on available treatment options and alternatives, presented in a manner appropriate to the Enrollee's condition and ability to understand;

iv) participate in decisions regarding his or her health care, including the right to refuse treatment;

v) be free from any form of restraint or seclusion used as a means of coercion, discipline, convenience or retaliation, as specified in Federal regulations on the use of restraints and seclusion; and

vi) If the privacy rule, as set forth in 45 CFR Parts 160 and 164, Subparts A and E, applies, request and receive a copy of his or her medical records and request that they be amended or corrected, as specified in 45 CFR §§ 164.524 and 164.526.

c) The Contractor's policies and procedures must require that neither the Contractor nor its Participating Providers adversely regard an Enrollee who exercises his/her rights in 13.4(b) above.

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SECTION 13
(ENROLLEE NOTIFICATION)
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14. ORGANIZATION DETERMINATIONS, ACTIONS AND GRIEVANCE SYSTEM

14.1 General Requirements

a) The Contractor agrees to comply with, and shall establish and maintain written Organization Determination and Action procedures and a comprehensive Grievance system, as described in Appendix F, which is hereby made a part of this Agreement as if set forth fully herein, that complies with:

i) all procedures and requirements of 42 CFR Subpart M of Part 422 and Chapter 13 ofCMS's Medicare Managed Care Manual for services that the Contractor determines are a Medicare only benefit.

ii) all procedures and requirements of 42 CFR Subpart M of Part 422 and Chapter 13 of CMS's Medicare Managed Care Manual for services the Contractor determines to be a benefit covered under both Medicare and Medicaid, except that:

A) the Contractor will determine whether services are Medically Necessary as that term is defined in this Agreement; and

B) when the Contractor intends to reduce, suspend, or terminate a previously authorized service within an authorization period, the notification provisions of paragraph F.2(4)(a) of Appendix F of this Agreement shall apply.

iii) all procedures and requirements of the Medicaid Advantage Action and Medicaid Advantage Grievance System requirements described in Appendix F of this Agreement and 42 CFR Section 438.400 et. seq., for services that the Contractor determines are a Medicaid only benefit. With respect to Medicaid-only services, nothing herein shall release the Contractor from its responsibilities under PHL § 4408-a or PHL Article 49 and 10 NYCRR Part 98 that are not otherwise expressly established in Appendix F of this Agreement.

b) For services that the Contractor determines are a benefit under both Medicare and Medicaid, the Contractor agrees to offer Enrollees the right to pursue either the Medicare appeal procedures or the Medicaid Advantage Action Appeal and Grievance System in the manner described and provided for in Appendix F of this Agreement.

14.2 Filing and Modification of Medicaid Advantage Action and Grievance Systems Procedures

a) The Contractor's Action and Grievance System Procedures governing services determined by the Contractor to be a Medicaid only benefit and services

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determined by the Contractor to be a benefit under both Medicare and Medicaid shall be, approved by the SDOH, and kept on file with the Contractor and SDOH.

b) The Contractor shall not modify its Action and Grievance System Procedures without the prior written approval of SDOH, and shall provide SDOH with a copy of the approved modifications within fifteen (15) days of its approval.

14.3 Medicaid Advantage Action and Grievance System Additional Provisions

a) The Contractor must have in place effective mechanisms to ensure consistent application of review criteria for Service Authorization Determinations and consult with the requesting provider when appropriate.

b) If the Contractor subcontracts for Service Authorization Determinations and utilization review, the Contractor must ensure that its subcontractors have in place and follow written policies and procedures for delegated activities regarding processing requests for initial and continuing authorization of services consistent with Article 49 of the PHL, 10 NYCRR Part 98, 42 CFR Part 438, Appendix F of this Agreement, and the Contractor's policies and procedures.

c) The Contractor must ensure that compensation to individuals or entities that perform Service Authorization Determination and utilization management activities is not structured to include incentives that would result in the denial, limiting, or discontinuance of Medically Necessary services to Enrollees.

d) The Contractor or its subcontractors may not arbitrarily deny or reduce the amount, duration, or scope of a covered service solely because of the diagnosis, type of illness, or Enrollee's condition. The Contractor may place appropriate limits on a service on the basis of criteria such as Medical Necessity or utilization control, provided that the services furnished can reasonably be expected to achieve their purpose.

e) The Contractor shall ensure that its Medicaid Advantage Grievance System includes methods for prompt internal adjudication of Enrollee Complaints, Complaint Appeals and Action Appeals and provides for the maintenance of a written record of all Complaints, Complaint Appeals and Action Appeals received and reviewed and their disposition, as specified in Appendix F of this Agreement.

f) The Contractor shall ensure that persons with authority to require corrective action participate in the Medicaid Advantage Grievance System.

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14.4 Notification ofMedicaid Advantage Action and Grievance System Procedures

a) The Contractor's specific Action and Grievance System Procedures for services determined by the Contractor to be a Medicaid only benefit and services determined by the Contractor to be a benefit under both Medicare and Medicaid shall be described in the Contractor's Medicaid Advantage member handbook and shall be made available to all Medicaid Advantage Enrollees.

b) The Contractor will advise Enrollees of their right to a fair hearing as appropriate and comply with the procedures established by SDOH for the Contractor to participate in the fair hearing process, as set forth in Section 24 of this Agreement. Such procedures shall include the provision of a Medicaid notice in accordance with 42 CFR Sections 438.210 and 438.404.

c) The Contractor will also advise Enrollees of their right to an External Appeal, related to services determined by the Contractor to be a Medicaid only benefit or services determined by the Contractor to be a benefit under both Medicare and Medicaid, in accordance with Section 25 of this Agreement.

d) The Contractor will provide written notice to all Participating Providers, and subcontractors to whom the Contractor has delegated utilization review and Service Authorization Determination procedures, at the time they enter into an agreement with the Contractor, of the following Medicaid Advantage Complaint, Complaint Appeal, Action Appeal and fair hearing procedures and when such procedures may be applicable:

i) the Enrollee's right to a fair hearing, how to obtain a fair hearing, and representation rules at a hearing;

ii) the Enrollee's right to file Complaints, Complaint Appeals and Action Appeals and the process and timeframes for filing;

iii) the Enrollee's right to designate a representative to file Complaints, Complaint Appeals and Action Appeals on his/her behalf;

iv) the availability of assistance from the Contractor for filing Complaints, Complaint Appeals and Action Appeals;

v) the toll-free numbers to file oral Complaints, Complaint Appeals and Action Appeals;

vi) the Enrollee's right to request continuation of benefits while an Action Appeal or state fair hearing is pending, and that if the Contractor's Action is upheld in a hearing, the Enrollee may be liable for the cost of any continued benefits;

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vii) the right of the provider to reconsideration of an Adverse Determination pursuant to Section 4903(6) of the PHL; and

viii) the right of the provider to appeal a retrospective Adverse Determination pursuant to Section 4904(1) of the PHL.

14.5 Complaint, Complaint Appeal and Action Appeal Investigation Determinations

The Contractor must adhere to determinations resulting from Complaint, Complaint Appeal and Action Appeal investigations conducted by SDOH.

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15. ACCESS REQUIREMENTS

a) The Contractor agrees to provide Enrollees access to Medicare Advantage Benefit Package and Medicaid Only Covered Services as described in Appendix K-l and K-2 of this Agreement in a manner consistent with professionally recognized standards of health care and access standards required by 42 CFR Section 422.112 and applicable state law, respectively.

b) The Contractor will establish and implement mechanisms to ensure that Participating Providers comply with timely access requirements, monitor regularly to determine compliance and take corrective action if there is a failure to comply.

c) The Contractor will participate in the State's efforts to promote the delivery of services in a culturally competent manner to all Enrollees, including those with limited English proficiency and diverse cultural and ethnic backgrounds.

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SECTION 15
(EQUALITY OF ACCESS AND TREATMENT)
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16. QUALITY MANAGEMENT AND PERFORMANCE IMPROVEMENT

16.1 The Contractor agrees to operate an ongoing quality management and performance improvement program in accordance with Section 1852 (e) of the SSA and 42 CFR Section 422.152.

16.2 The Contractor agrees to conduct a Chronic Care Improvement Program (CCIP) relevant to its membership as directed by CMS and to submit the annual report on the Contractor's CCIP to CMS and SDOH.

16.3 The Contractor agrees to conduct performance improvement projects and to measure performance using standard measures required by CMS, and to report results to CMS and SDOH. Standard Measures will include, but not be limited to:

• Health Plan and Employer Data Information Set (HEDIS);
• Consumer Assessment of Health Plan Satisfaction (CAHPS); and
• Health Outcomes Survey (HOS).

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(QUALITY ASSURANCE)
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17. MONITORING AND EVALUATION

17.1 Right to Monitor Contractor Performance

The SDOH and/or its designee and DHHS shall each have the right, during the Contractor's normal operating hours, and at any other time a Contractor function or activity is being conducted, to monitor and evaluate, through inspection or other means, the Contractor's performance, including, but not limited to, the quality, appropriateness, and timeliness of services provided under this Agreement.

17.2 Cooperation During Monitoring and Evaluation

The Contractor shall cooperate with and provide reasonable assistance to the SDOH and/or its designee, and DHHS in the monitoring and evaluation of the services provided under this Agreement.

17.3 Cooperation During On-Site Reviews

The Contractor shall cooperate with SDOH and/or its designee and DHHS in any on-site review of the Contractor's operations.

17.4 Cooperation During Review of Services by External Review Agency

The Contractor shall comply with all requirements associated with any review of the quality of services rendered to its Enrollees to be performed by an external review agent selected by the SDOH or DHHS.

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(MONITORING AND EVALUATION)
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18. CONTRACTOR REPORTING REQUIREMENTS

18.1 General Requirements

a) The Contractor must maintain a health information system that collects, analyzes, integrates and reports data. The system must be sufficient to provide the data necessary to comply with the requirements of this Agreement.

b) The Contractor must take steps to ensure that data entered into the system, particularly that received from Participating Providers, is accurate and complete.

c) The Contractor must make collected information available to CMS and SDOH, as requested under this Agreement.

18.2 Time Frames for Report Submissions

Except as otherwise specified herein, the Contractor shall prepare and submit to SDOH the reports required under this Section in an agreed media format within sixty (60) days of the close of the applicable semi-annual or annual reporting period, and within fifteen (15) business days of the close of the applicable quarterly reporting period.

18.3 SDOH Instructions for Report Submissions

SDOH will provide Contractor with instructions for submitting the reports required by Section 18.6 (a) (i) through (x) of this Agreement, including time frames, and requisite formats. The instructions, time frames and formats may be modified by SDOH upon sixty (60) days written notice to the Contractor.

18.4 Liquidated Damages

The Contractor shall pay liquidated damages of $2,500 to SDOH if any report required pursuant to this Section is materially incomplete, contains material misstatements or inaccurate information, or is not submitted in the requested format. The Contractor shall pay liquidated damages of $2,500 to the SDOH if its monthly encounter data submission is not received by the Fiscal Agent by the due date specified in Section 18.6(a) (iv) of this Agreement. The Contractor shall pay liquidated damages of $500 to SDOH for each day other reports required by this Section are late. The SDOH shall not impose liquidated damages for a first time infraction by the Contractor unless the SDOH deems the infraction to be a material misrepresentation of fact or the Contractor fails to cure the first infraction within a reasonable period of time upon notice from the SDOH. Liquidated damages may be waived at the sole discretion of SDOH. Nothing in this Section shall limit other remedies or rights available to SDOH relating to the timeliness, completeness and/or accuracy of Contractor's reporting submission.

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(CONTRACTOR REPORTING REQUIREMENTS)
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18.5 Notification of Changes in Report Due Dates, Requirements or Formats

SDOH may extend due dates, or modify report requirements or formats upon a written request by the Contractor to the SDOH, where the Contractor has demonstrated a good and compelling reason for the extension or modification. The determination to grant a modification or extension of time shall be made by the SDOH.

18.6 Reportin g Requirements

a) The Contractor shall submit the following reports to SDOH (unless otherwise specified). The Contractor will certify the data submitted pursuant to this section as required by SDOH. The certification shall be in the manner and format established by SDOH and must attest, based on best knowledge, information, and belief to the accuracy, completeness and truthfulness of the data being submitted.

i) Annual Financial Statements:

Contractor shall submit Annual Financial Statements to SDOH. The due date for annual statements shall be April 1 following the report closing date.

ii) Quarterly Financial Statements:

Contractor shall submit Quarterly Financial Statements to SDOH. The due date for quarterly reports shall be forty-five (45) days after the end of the calendar quarter.

iii) Other Financial Reports:

Contractor shall submit financial reports, including certified annual financial statements, and make available documents relevant to its financial condition to SDOH and the State Insurance Department (SID) in a timely manner as required by State laws and regulations including, but not limited to, PHL §§ 4403-a, 4404 and 4409, Title 10 NYCRR Part 98 and when applicable, SIL §§ 304, 305, 306, and 310. The SDOH may require the Contractor to submit such relevant financial reports and documents related to its financial condition to the LDSS-

iv) Encounter Data:

The Contractor shall prepare and submit encounter data on a monthly basis to SDOH through SDOH's designated Fiscal Agent. Each provider is required to have a unique identifier. Submissions shall be comprised of encounter records, or adjustments to previously submitted records, which

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the Contractor has received and processed from provider encounter or claim records of any contractedservices rendered to the Enrollee in the current or any preceding months, including both Medicare and Medicaid covered services. Monthly submissions must be received by the Fiscal Agent in accordance with the time frames specified in the MEDS II data dictionary on the HPN to assure the submission is included in the Fiscal Agent's monthly production processing.

v) Quality of Care Performance Measures:

The Contractor shall prepare and submit reports to SDOH, as specified by CMS for the Medicare Advantage Program including Medicare HEDIS results and Medicare CAHPS. Reports should be duplicative of reports submitted to CMS, and separate reports for the dual eligible population are not required.

vi) Complaint and Action Appeal Reports:

A) The Contractor must provide the SDOH on a quarterly basis, and within fifteen (15) business days of the close of the quarter, a summary of all Complaints and Action Appeals subject to PHL §4408-a received during the preceding quarter via the Summary Complaint Form on the HPN related to Medicaid Only Covered Services and services determined by the Contractor to be a benefit under both Medicare and Medicaid.

B) The Contractor also agrees to provide on a quarterly basis, via the Summary Complaint form on the HPN, the total number of Complaints and Action Appeals subject to PHL §4408-a and related to Medicaid Only Covered Services and services determined by the Contractor to be a benefit under both Medicare and Medicaid that have been unresolved for more than forty-five (45) days. The Contractor shall maintain records on these and other Complaints, Complaint Appeals and Action Appeals pursuant to Appendix F of this Agreement.

C) Nothing in this Section is intended to limit the right of the SDOH or its designee to obtain information immediately from a Contractor pursuant to investigating a particular Enrollee or provider Complaint, Complaint Appeal or Action Appeal.

vii) Fraud and Abuse Reporting Requirements:

A) The Contractor must submit quarterly, via the HPN Complaint reporting format, the number of Complaints of fraud or abuse made to the Contractor related to Medicaid Only Covered Services that warrant preliminary investigation by the Contractor.

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B) The Contractor must also submit to the SDOH the following on an ongoing basis for each confirmed case of fraud or abuse it identifies through Complaints, organizational monitoring, contractors, subcontractors, providers, beneficiaries, Enrollees, etc related to Medicaid Only Covered Services:
1) The name of the individual or entity that committed the fraud or abuse;
2) The source that identified the fraud or abuse;
3) The type of provider, entity or organization that committed the fraud or abuse;
4) A description of the fraud or abuse;
5) The approximate dollar amount of the fraud or abuse;
6) The legal and administrative disposition of the case including actions taken by law enforcement officials to whom the case has been referred; and
7) Other data/information as prescribed by SDOH.

C) Such report shall be submitted when cases of fraud or abuse are confirmed, and shall be reviewed and signed by an executive officer of the Contractor.

viii) Participating Provider Network Reports:
The Contractor shall submit electronically to the HPN, an updated provider network report on a quarterly basis for providers of Medicaid Only Covered Services as defined in this Agreement and described in Appendix IC-2. The Contractor shall submit an annual notarized attestation that the providers listed in each submission have executed an agreement with the Contractor to serve Contractor's Medicaid Enrollees. The report submission must comply with the Managed Care Provider Network Data Dictionary. Networks must be reported separately for each county in which the Contractor operates.

ix) Quality Assessment and Performance Improvement Projects
The Contractor will submit reports to SDOH on all quality assessment and performance improvement projects directed by CMS for the Medicare Advantage Program, including the annual report on the Contractor's Chronic Care Improvement Program. Reports should be duplicative of reports submitted to CMS, and separate reports for the dual eligible population are not required.

x) Additional Reports
Upon request by the SDOH, the Contractor shall prepare and submit other operational data reports. Such requests will be limited to situations in

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which the desired data is considered essential and cannot be obtained through existing Contractor reports. Whenever possible, the Contractor will be provided with ninety (90) days notice and the opportunity to discuss and comment on the proposed requirements before work is begun. However, the SDOH reserves the right to give thirty (30) days notice in circumstances where time is of the essence.

18.7 Ownership and Related Information Disclosure

The Contractor shall report ownership and related information to SDOH, and upon request to the Secretary of Health and Human Services and the Inspector General of Health and Human Services, in accordance with 42 U.S.C. §§ 1320a-3 and 1396b(m)(4) (Sections 1124 and 1903(m)(4) of the SSA).

18.8 Public Access to Reports

Any data, information, or reports collected and prepared by the Contractor and submitted to NYS authorities in the course of performing their duties and obligation under this program will be deemed to be a record of the SDOH subject to and consistent with the requirements of Freedom of Information Law. This provision is made in consideration of the Contractor's participation in the Medicaid Advantage Program for which the data and information is collected, reported, prepared and submitted.

18.9 Certification Regarding Individuals Who Have Been Debarred Or Suspended By
Federal, State, or Local Government

Contractor will certify to the SDOH initially and immediately upon changed circumstances from the last such certification that it does not knowingly have an individual who has been debarred or suspended by the federal, state or local government, or otherwise excluded from participating in procurement activities:

a) as a director, officer, partner or person with beneficial ownership of more than five percent (5%) of the Contractor's equity; or

b) as a party to an employment, consulting or other agreement with the Contractor for the provision of items and services that are significant and material to the Contractor's obligations in the Medicaid managed care program, consistent with requirements of SSA § 1932 (d)(l).

18.10 Conflict of Interest Disclosure

Contractor shall report to SDOH, in a format specified by SDOH, documentation, including but not limited to the identity of and financial statements of, person(s) or corporation(s) with an ownership or contract interest in the managed care plan, or with any subcontract(s) in which the managed care plan has a five percent (5%)

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or more ownership interest, consistent with requirements of SSA § 1903 (m)(2)(a)(viii) and 42 CFR §§ 455.100 - 455.104.

18.11 Physician Incentive Plan Reporting

The Contractor shall submit to SDOH annual reports containing the information on all of its Physician Incentive Plan arrangements in accordance with 42 CFR § 438.6 (h) or, if no such arrangements are in place, attest to that. The contents and time frame of such reports shall comply with the requirements of 42 CFR §§ 422.208 and 422.210 and be in a format provided by SDOH.

Medicaid Advantage Contract
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(CONTRACTOR REPORTING REQUIREMENTS)
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19. RECORDS MAINTENANCE AND AUDIT RIGHTS

19.1 Maintenance of Contractor Performance Records

a) The Contractor shall maintain and shall require its subcontractors, including its Participating Providers, to maintain appropriate records relating to Contractor performance under this Agreement, including:

i) records related to services provided to Enrollees, including a separate Medical Record for each Enrollee;

ii) all financial records and statistical data that SDOH and DHHS and any other authorized governmental agency may require including books, accounts, journals, ledgers, and all financial records relating to capitation payments, third party health insurance recovery, and other revenue received and expenses incurred under this Agreement;

iii) appropriate financial records to document fiscal activities and expenditures, including records relating to the sources and application of funds and to the capacity of the Contractor or its subcontractors, including its Participating Providers, if applicable, to bear the risk of potential financial losses.

b) The record maintenance requirements of this Section shall survive the termination, in whole or in part, of this Agreement.

19.2 Maintenance of Financial Records and Statistical Data

The Contractor shall maintain all financial records and statistical data according to generally accepted accounting principles.

19.3 Access to Contractor Records

The Contractor shall provide SDOH, the Comptroller of the State of New York, DHHS, the Comptroller General of the United States, and their authorized representatives with access to all records relating to Contractor performance under this Agreement for the purposes of examination, audit, and copying (at reasonable cost to the requesting party) of such records. The Contractor shall give access to such records on two (2) business days prior written notice, during normal business hours, unless otherwise provided or permitted by applicable laws, rules, or regulations.

19.4 Retention Periods

The Contractor shall preserve and retain all records relating to Contractor performance under this Agreement in readily accessible form during the term of

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this Agreement and for a period of six (6) years thereafter except that the Contractor shall retain Enrollees' medical records that are in the custody of the Contractor for six (6) years after the date of service rendered to the Enrollee or cessation of Contractor operation, and in the case of a minor, for six (6) years after majority. The Contractor shall require and make reasonable efforts to assure that Enrollees' medical records are retained by providers for six (6) years after the date of service rendered to the Enrollee or cessation of Contractor operation, and in the case of a minor, for six (6) years after majority. All provisions of this Agreement relating to record maintenance and audit access shall survive the termination of this Agreement and shall bind the Contractor until the expiration of a period of six (6) years commencing with termination of this Agreement or if an audit is commenced, until the completion of the audit, whichever occurs later. If the Contractor becomes aware of any litigation, claim, financial management review or audit that is started before the expiration of the six (6) year period, the records shall be retained until all litigation, claims, financial management reviews or audit findings involved in the record have been resolved and final action taken.

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20. CONFIDENTIALITY

20.1 Confidentiality of Identifying Information about Enrollees, Eligible Persons, and Prospective Enrollees

All information relating to services to Enrollees, Eligible Persons and Prospective Enrollees which is obtained by the Contractor shall be confidential pursuant to the PHL including PHL Article 27-F, the provisions of Section 369(4) of the SSL, 42 U.S.C. § 1396a (a)(7) (Section 1902(a)(7) of SSA), Section 33.13 of the Mental Hygiene Law, and regulations promulgated under such laws including 42 CFR §422.118 and 42 CFR Part 2 pertaining to Alcohol and Substance Abuse Services. Such information including information relating to services provided to Enrollees, Eligible Persons and Prospective Enrollees under this Agreement shall be used or disclosed by the Contractor only for a purpose directly connected with performance of the Contractor's obligations. It shall be the responsibility of the Contractor to inform its employees and contractors of the confidential nature of Medicaid information.

20.2 Confidentiality of Medical Records

Medical records of Enrollees pursuant to this Agreement shall be confidential and shall be disclosed to and by other persons within the Contractor's organization including Participating Providers, only as necessary to provide medical care, to conduct quality assurance functions and peer review functions, or as necessary to respond to a complaint and appeal under the terms of this Agreement.

20.3 Length of Confidentiality Requirements

The provisions of this Section shall survive the termination of this Agreement and shall bind the Contractor so long as the Contractor maintains any individually identifiable information relating to Enrollees, Eligible Persons and Prospective Enrollees.

Medicaid Advantage Contract
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(CONFIDENTIALITY)
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21. PARTICIPATING PROVIDERS

21.1 General Requirements

a) The Contractor agrees to comply with all applicable requirements and standards set forth at 42 CFR Section 422.112, Subpart C; Part 422, Subpart E; Section 422.504(a)(6) and 422.504(i), Subpart K; Part 423, subpart C and other applicable federal laws and regulations related to MCO relationships with providers and with related entities, contractors and subcontractors for services in the Contractor's Medicare Advantage Product.

b) The Contractor agrees to comply with all applicable requirements and standards set forth at PHL Article 44, 10 NYCRR Part 98, and other applicable federal and state laws and regulations related to MCO relationships with providers and with related entities, contractors and subcontractors for services in the Contractor's Medicaid Advantage Product.

21.2 Medicaid Advantage Network Requirements

a) The Contractor will establish and maintain a network of Participating Providers that is supported by written agreements and is sufficient to provide adequate access to covered services to meet the needs ofEnrollees.

b) In establishing the network, the Contractor must consider the following:
anticipated Enrollment, expected utilization of Medicaid Only Covered Services by the population to be enrolled, the number and types of providers necessary to furnish the services in the Medicaid Advantage Benefit Package, the number of providers who are not accepting new patients, and the geographic location of the providers and Enrollees.

c) The Contractor's Medicaid Advantage Plan network must contain all of the provider types necessary to furnish Medicaid Only Covered Services to Enrollees, including inpatient mental health services beyond the 190-day lifetime limit; non-Medicare covered home health services; private duty nursing services, and dental health services and non-emergency transportation services when included in the Contractor's Medicaid Advantage Product.

d) To be considered accessible, the network must contain a sufficient number and array of providers to meet the diverse needs of the Enrollee population. This includes being geographically accessible (meeting time/distance standards) and being accessible for the disabled.

e) The Contractor shall not include in its network any provider who has been sanctioned or prohibited from participation in Federal health care programs under either Section 1128 or Section 1128A of the SSA, or who has had his/her license suspended by the New York State Education Department or the SDOH Office of Professional Medical Conduct.

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21.3 SDOH Exclusion or Termination of Providers

If SDOH excludes or terminates a provider from its Medicaid Program, the Contractor shall, upon learning of such exclusion or termination, immediately terminate the provider agreement with the Participating Provider with respect to the Contractor's Medicaid Advantage Product, and agrees to no longer utilize the services of the subject provider, as applicable. The Contractor shall access information pertaining to excluded Medicaid providers through the SDOH HPN. Such information available to the Contractor on the HPN shall be deemed to constitute constructive notice. The HPN should not be the sole basis for identifying current exclusions or termination of previously approved providers. Should the Contractor become aware, through the HPN or any other source, of an SDOH exclusion or termination, the Contractor shall validate this information with the Office of Medicaid Management, Bureau of Enforcement Activities and comply with the provisions of this Section.

21.4 Payment in Full

Contractor must limit participation to providers who agree that payment received from the Contractor for services included in the Medicare and Medicaid Advantage Benefit Package is payment in full for services provided to Enrollees, except for the collection of applicable co-payments from Enrollees as provided by law.

21.5 Dental Networks

If the Contractor includes dental services in its Medicaid Advantage Benefit Package, the Contractor's dental network shall include geographically accessible general dentists sufficient to offer each Enrollee a choice of two (2) primary care dentists in their Service Area and to achieve a ratio of at least one (1) primary care dentist for each 2,000 Enrollees. Networks must also include at least one (1) oral surgeon. Orthognathic surgery, temporal mandibular disorders (TMD) and oral/maxillofacial prosthodontics must be provided through any qualified dentist, either in-network or by referral. Periodontists and endodontists must also be available by referral. The network should include dentists with expertise in serving special needs populations (e.g., HIV+ and developmentally disabled patients).

Dental surgery performed in an ambulatory or inpatient setting is covered by the Contractor's Medicare Advantage Product.

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22. SUBCONTRACTS AND PROVIDER AGREEMENTS FOR MEDICAID ONLY COVERED SERVICES

22.1 Written Subcontracts

a) Contractor may not enter into any subcontracts related to the delivery of Medicaid Only Covered Services to Enrollees, except by a written agreement.

b) If the Contractor enters into subcontracts for the performance of work pursuant to this Agreement, the Contractor shall retain full responsibility for performance of the subcontracted services. Nothing in this subcontract shall impair the rights of the State under this Agreement. No sub-contractual relationship shall be deemed to exist between the subcontractor and the SDOH or the State.

c) The delegation by the Contractor of its responsibilities assumed by this Agreement to any subcontractors will be limited to those specified in the subcontracts.

22.2 Permissible Subcontracts

Contractor'may subcontract for provider services as set forth in Section 2.6 and 21 of this Agreement, for management services and for other services as are acceptable to the SDOH. The Contractor must evaluate the prospective subcontractor's ability to perform the activities to be delegated.

22.3 Provision of Services through Provider Agreements

All medical care and/or services covered under this Agreement, with the exception of Emergency Services, Family Planning and Reproductive Health Services, and services for which Enrollees can self refer, shall be provided through Provider Agreements with Participating Providers.

22.4 Approvals

a) Provider Agreements related to Medicaid Only Covered Services shall require the approval of SDOH as set forth in PHL § 4402 and 10 NYCRR Part 98.

b) If a subcontract is for management services under 10 NYCRR Part 98, it must be approved by SDOH prior to its becoming effective.

c) The Contractor shall notify SDOH of any material amendments to any such Provider Agreement as set forth in 10 NYCRR Part 98.

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22.5 Required Components

a) All subcontracts, including Provider Agreements entered into by the Contractor to provide program services under this Agreement shall contain provisions specifying:
i) the activities and reporting responsibilities delegated to the subcontractor; and provide for revoking the delegation, in whole or in part, and imposing other sanctions if the subcontractor's performance does not satisfy standards set forth in this Agreement, and an obligation for the provider to take corrective action;
ii) that the work performed by the subcontractor must be in accordance with the terms of this Agreement; and
iii) that the subcontractor specifically agrees to be bound by the confidentiality provisions set forth in this Agreement.

b) The Contractor shall impose obligations and duties on its subcontractors, including its Participating Providers, that are consistent with this Agreement, and that do not impair any rights accorded to LDSS, SDOH, or DHHS.

c) No subcontract, including any Provider Agreement shall limit or terminate the Contractor's duties and obligations under this Agreement.

d) Nothing contained in this Agreement shall create any contractual relationship between any subcontractor of the Contractor, including its Participating Providers, and the SDOH

e) Any subcontract entered into by the Contractor shall fulfill the requirements of 42 CFR Part 438 that are appropriate to the service or activity delegated under such subcontract.

f) The Contractor shall also ensure that, in the event the Contractor fails to pay any subcontractor, including any Participating Provider in accordance with the subcontract or Provider Agreement, the subcontractor or Participating Provider will not seek payment from the SDOH, LDSS, the Enrollees, or persons acting on an Enrollee's behalf.

g) The Contractor shall include in every Provider Agreement a procedure for the resolution of disputes between the Contractor and its Participating Providers.

h) The Contractor must monitor the subcontractor's performance on an ongoing basis and subject it to formal review according to time frames established by the State, consistent with State laws and regulations, and the terms of this Agreement. When deficiencies or areas for improvement are identified, the Contractor and subcontractor must take corrective action.

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22.6 Timely Payment

Contractor shall make payments to health care providers for items and services included in the Contractor's Medicaid Advantage Product on a timely basis, consistent with the claims payment procedures described in SIL § 3224-a.

22.7 Physician Incentive Plan

a) If Contractor elects to operate a Physician Incentive Plan, Contractor agrees that no specific payment will be made directly or indirectly under the plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an Enrollee. Contractor agrees to submit to SDOH annual reports containing the information on its physician incentive plan in accordance with 42 CFR § 438.6 (h). The contents of such reports shall comply with the requirements of 42 CFR §§ 422.208 and 422.210 and be in a format to be provided by SDOH.

b) The Contractor must ensure that any agreements for contracted services covered by this Agreement, such as agreements between the Contractor and other entities or between the Contractor's subcontracted entities and their contractors, at all levels including the physician level, include language requiring that the physician incentive plan information be provided by the sub-contractor in an accurate and timely manner to the Contractor, in the format requested by SDOH.

c) In the event that the incentive arrangements place the physician or physician group at risk for services beyond those provided directly by the physician or physician group for an amount beyond the risk threshold of twenty five percent (25%) of potential payments for covered services (substantial financial risk), the Contractor must comply with all additional requirements listed in regulation, such as: conduct enrollee/disenrollee satisfaction surveys; disclose the requirements for the physician incentive plans to its beneficiaries upon request; and ensure that all physicians and physician groups at substantial financial risk have adequate stop-loss protection. Any of these additional requirements that are passed on to the subcontractors must be clearly stated in their Agreement.

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23. AMERICANS WITH DISABILITIES ACT COMPLIANCE PLAN

Contractor must comply with Title II of the ADA and Section 504 of the Rehabilitation Act of 1973 for program accessibility, and must develop an ADA Compliance Plan consistent with the applicable SDOH Guidelines for Medicaid MCO Compliance with the ADA set forth in Appendix J, which is hereby made a part of this Agreement as if set forth fully herein. Said plan must be approved by the SDOH, be filed with the SDOH and be kept on file by the Contractor.

24. FAIR HEARINGS

24.1 Enrollee Access to Fair Hearing Process

Enrollees in the Contractor's Medicaid Advantage Product may access the fair hearing process related to services determined by the Contractor to be a Medicaid only benefit or services determined by the Contractor to be a benefit under both Medicare and Medicaid in accordance with applicable federal and state laws and regulations. The Contractor must abide by and participate in New York State's Fair Hearing Process and comply with determinations made by a fair hearing officer.

24.2 Enrollee Rights to a Fair Hearing

Enrollees in the Contractor's Medicaid Advantage Product may request a fair hearing regarding adverse LDSS determinations concerning enrollment, disenrollment and eligibility, and regarding the denial, termination, suspension or reduction of a service determined by the Contractor to be a Medicaid only benefit or a benefit under both Medicare and Medicaid. For issues related to disputed services, Enrollees must have received an adverse determination from the Contractor or its approved utilization review agent either overriding a recommendation to provide services by a Participating Provider or confirming the decision of a Participating Provider to deny those services. An Enrollee may also seek a fair hearing for a failure by the Contractor to act with reasonable promptness with respect to such services. Reasonable promptness shall mean compliance with the time frames established for review of grievances and utilization review in Sections 44 and 49 of the Public Health Law, the grievance system requirements of 42 CFR Part 438 and Appendix F of this Agreement.

24.3 Contractor Notice to Enrollees

a) Contractor must issue a written Notice of Action and notice of a right to request a fair hearing within applicable timeframes to any Enrollee when taking an adverse Action and when making an Appeal determination as provided in Appendix F of this Agreement.

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b) Contractor agrees to serve notice on affected Enrollees by mail and must maintain documentation of such.

24.4 Aid Continuing

a) Contractor shall be required to continue the provision of services determined by the Contractor to be a Medicaid only benefit or a benefit under both Medicare and Medicaid that are the subject of the fair hearing to an Enrollee (hereafter referred to as "aid continuing") if so ordered by the OAH under the following circumstances:

i) Contractor has or is seeking to reduce, suspend or terminate such service or treatment currently being provided;
ii) Enrollee has filed a timely request for a fair hearing with OAH; and
iii) There is a valid order for the service or treatment from a Participating Provider.

b) Contractor shall provide aid continuing until the matter has been resolved to the Enrollee's satisfaction or until the administrative process is completed and there is a determination from OAH that Enrollee is not entitled to receive the service, the Enrollee withdraws the request for aid continuing and/or the fair hearing in writing, or the service or treatment originally ordered by the provider has been completed, whichever occurs first.

c) If the services and/or benefits in dispute have been terminated, suspended or reduced and the Enrollee requests a fair hearing in a timely manner, Contractor shall, at the direction of either SDOH or LDSS, restore the disputed services and/or benefits consistent with the provisions of Section 24.4 of this Agreement.

24.5 Responsibilities of SDOH

SDOH will make every reasonable effort to ensure that the Contractor receives timely notice in writing by fax, or e-mail, of all requests, schedules and directives regarding fair hearings.

24.6 Contractor's Obligations

a) Contractor shall appear at all scheduled fair hearings concerning its clinical determinations and/or Contractor-initiated Disenrollments to present evidence as justification for its determination or submit written evidence as justification for its determination regarding the disputed benefits and/or services. If Contractor will not be making a personal appearance at the fair hearing, the written material must be submitted to OAH and Enrollee or Enrollee's representative at least three (3) business days prior to the scheduled hearing. If the hearing is scheduled fewer than three (3) business days after the request, Contractor must deliver the evidence to the hearing site no later than one (1)

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business day prior to the hearing, otherwise Contractor must appear in person. Notwithstanding the above provisions. Contractor may be required to make a personal appearance at the discretion of the hearing officer and/or SDOH.

b) Despite an Enrollee's request for a State fair hearing in any given dispute, Contractor is required to maintain and operate in good faith its own internal Complaint and Appeal processes for services determined by the Contractor to be a Medicaid only benefit or a benefit under both Medicare and Medicaid as required under state and federal laws and by Section 14 and Appendix F of this Agreement. Enrollees may seek redress of Adverse Determinations simultaneously through Contractor's internal process and the State fair hearing process. If Contractor has reversed its initial determination and provided the service to the Enrollee, Contractor may request a waiver from appearing at the hearing and, in submitted papers, explain that it has withdrawn its initial determination and is providing the service or treatment formerly in dispute.

c) Contractor shall comply with all determinations rendered by OAH at fair hearings. Contractor shall cooperate with SDOH efforts to ensure that Contractor is in compliance with fair hearing determinations. Failure by Contractor to maintain such compliance shall constitute breach of this Agreement. Nothing in this Section shall limit the remedies available to SDOH, LDSS or the federal government relating to any non-compliance by Contractor with a fair hearing determination or Contractor's refusal to provide disputed services.

d) If SDOH investigates a Complaint that has as its basis the same dispute that is the subject of a pending fair hearing and, as a result of its investigation, concludes that the disputed services and/or benefits should be provided to the Enrollee, Contractor shall comply with SDOH's directive to provide those services and/or benefits and provide notice to OAH and Enrollee as required by Section 24.6(b) of this Agreement.

e) If SDOH, through its Complaint investigation process, or OAH, by a determination after a fair hearing, directs Contractor to provide a service that was initially denied by Contractor, Contractor may either directly provide the service, arrange for the provision of that service or pay for the provision of that service by a Non-Participating Provider. If the services were not furnished during the period in which the fair hearing was pending, the Contractor must authorize and furnish the disputed services promptly and as expeditiously as the Enrollee's health condition requires.

f) Contractor agrees to abide by changes made to this Section of the Agreement with respect to the fair hearing, Service Authorization, Action, Action Appeal, Complaint and Complaint Appeal processes by SDOH in order to comply with any amendments to applicable state or federal statutes or regulations.

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g) Contractor agrees to identify a contact person within its organization who will serve as a liaison to SDOH for the purpose of receiving fair hearing requests, scheduled fair hearing dates and adjourned fair hearing dates and compliance with State directives. Such individual shall be accessible to the State by e-mail; shall monitor e-mail for correspondence from the State at least once every business day; and shall agree, on behalf of Contractor, to accept notices to the Contractor transmitted via e-mail as legally valid.

h) The information describing fair hearing rights, aid continuing. Service Authorization, Action Appeal, Complaint and Complaint Appeal procedures shall be included in all Medicaid Advantage member handbooks and shall comply with Section 14, and Appendix F of this Agreement.

i) Contractor shall bear the burden of proof at hearings regarding the reduction, suspension or termination of ongoing services determined by the Contractor to be a Medicaid only benefit or a benefit under both Medicare and Medicaid. In the event that Contractor's initial adverse determination is upheld as a result of a fair hearing, any aid continuing provided pursuant to that hearing request, may be recouped by Contractor.

25. EXTERNAL APPEAL

25.1 Basis for External Appeal

Enrollees in the Contractor's Medicaid Advantage Product are eligible to request an External Appeal when one or more health care service determined by the Contractor to be a Medicaid only benefit or a benefit under both Medicare and Medicaid has been denied by the Contractor on the basis that the service(s) is not medically necessary or is experimental or investigational.

25.2 Eligibility for External Appeal

An Enrollee is eligible for an External Appeal when the Enrollee has received a final adverse determination from the Contractor for an expedited internal Action Appeal, has received a final adverse determination from the Contractor, or both the Enrollee and the Contractor have agreed to waive internal Action Appeal procedures in accordance with PHL § 4914 (2) 2 (a). A provider is also eligible for an External Appeal of retrospective denials.

25.3 External Appeal Determination

The External Appeal determination is binding on the Contractor; however, a fair hearing determination supercedes an external appeal determination for Medicaid Advantage Enrollees.

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25.4 Compliance with External Appeal Laws and Regulations

The Contractor must comply with the provisions of Sections 4910-4914 of the PHL and 10 NYCRR Part 98 regarding the External Appeal program with respect to services determined by the Contractor to be a Medicaid only benefit or a benefit under both the Medicare and Medicaid programs.

25.5 Member Handbook

The Contractor shall describe its Action and utilization review policies and procedures, including a notice of the right to an External Appeal together with a description of the External Appeal process and the timeframes for External Appeal in the Medicaid Advantage Handbook;

26. INTERMEDIATE SANCTIONS

26.1 General

Contractor is subject to imposition of sanctions as authorized by 42 CFR 422, Subpart 0. In addition, for the Medicaid Advantage Program, the Contractor is subject to the imposition of sanctions as authorized by State and Federal law and regulation, including the SDOH's right to impose sanctions for unacceptable practices as set forth in 18 NYCRR Part 515 and civil and monetary penalties as set forth in 18 NYCRR Part 516 and 43 CFR § 438.700, and such other sanctions and penalties as are authorized by local laws and ordinances and resultant administrative codes, rules and regulations related to the Medical Assistance Program or to the delivery of the contracted for services.

26.2 Unacceptable Practices

a) Unacceptable practices for which the Contractor may be sanctioned include, but are not limited to:
i) Failing to provide medically necessary services that the Contractor is required to provide under its contract with the State. ii) Imposing premiums or charges on Enrollees that are in excess of the premiums or charges permitted under the Medicaid Advantage Program;
iii) Discriminating among Enrollees on the basis of their health status or need for health care services.
iv) Misrepresenting or falsifying information that the Contractor furnishes to an Enrollee, Eligible Persons, Prospective Enrollees, health care providers, the State or to CMS. v) Failing to comply with the requirements for Physician Incentive Plans, as set forth in 42 CFR §§ 422.208 and 422.210.
vi) Distributing directly or through any agent or independent contractor, marketing materials that have not been approved by CMS and the State or that contain false or materially misleading information.

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vii) Violating any other applicable requirements of SSA §§ 1903 (m) or 1932 and any implementing regulations
viii) Violating any other applicable requirements of 18 NYCRR or 10 NYCRR Part 98.
ix) Failing to comply with the terms of this Agreement.

26.3 Intermediate Sanctions

a) Intermediate Sanctions may include, but are not limited to:
i) Civil and monetary penalties.
ii) Suspension of all new Enrollment, after the effective date of the sanction.
iii) Termination of the Agreement, pursuant to Section 2.7 of this Agreement.

26.4 Enrollment Limitations

a) The SDOH shall have the right, upon notice to the LDSS, to limit, suspend, or terminate Enrollment activities by the Contractor and/or enrollment into the Contractor's Medicaid Advantage Product upon ten (10) days written notice to the Contractor. The written notice shall specify the action(s) contemplated and the reason(s) for such action(s) and shall provide the Contractor with an opportunity to submit additional information that would support the conclusion that limitation, suspension or termination of Enrollment activities or Enrollment in the Contractor's plan is unnecessary. Nothing in this paragraph limits other remedies available to the SDOH under this Agreement.

26.5 Due Process

The Contractor will be afforded due process pursuant to federal and state law and regulations (42 CFR § 438.710,18 NYCRR Part 516, and Article 44 of the PHL).

27. ENVIRONMENTAL COMPLIANCE

The Contractor shall comply with all applicable standards, orders, or requirements issued under Section 306 of the Clean Air Act (42 U.S.C. § 1857(h)), Section 508 of the Federal Water Pollution Control Act as amended (33 U.S.C. § 1368), Executive Order 11738, and the Environmental Protection Agency ("EPA") regulations (40 CFR, Part 15) that prohibit the use of the facilities included on the EPA List of Violating Facilities. The Contractor shall report violations to SDOH and to the Assistant Administrator for Enforcement of the EPA.

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28. ENERGY CONSERVATION

The Contractor shall comply with any applicable mandatory standards and policies relating to energy efficiency that are contained in the State Energy Conservation regulation issued in compliance with the Energy Policy and Conservation Act of 1975 (Pub. L. 94-165) and any amendment to the Act.

29. INDEPENDENT CAPACITY OF CONTRACTOR

The parties agree that the Contractor is an independent Contractor, and that the Contractor, its agents, officers, and employees act in an independent capacity and not as officers or employees of LDSS, DHHS or the SDOH.

30. NO THIRD PARTY BENEFICIARIES

Only the parties to this Agreement and their successors in interest and assigns have any rights or remedies under or by reason of this Agreement.

31. INDEMNIFICATION

31.1 Indemnification by Contractor

a) The Contractor shall indemnify, defend, and hold harmless the SDOH and LDSS, and their officers, agents, and employees and the Enrollees and their eligible dependents from

i) any and all claims and losses accruing or resulting to any and all
Contractors, subcontractors, materialmen, laborers, and any other person, firm, or corporation furnishing or supplying work, services, materials, or supplies in connection with the performance of this Agreement

ii) any and all claims and losses accruing or resulting to any person, firm, or corporation that may be injured or damaged by the Contractor, its officers, agents, employees, or subcontractors, including Participating Providers, in connection with the performance of this Agreement;

iii) any liability, including costs and expenses, for violation of proprietary rights, copyrights, or rights of privacy, arising out of the publication, translation, reproduction, delivery, performance, use, or disposition of any data furnished under this Agreement, or based on any libelous or otherwise unlawful matter contained in such data.

b) The SDOH will provide the Contractor with prompt written notice of any claim made against the SDOH, and the Contractor, at its sole option, shall defend or settle said claim. The SDOH shall cooperate with the Contractor to the extent necessary for the Contractor to discharge its obligation under Section 31.1.

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c) The Contractor shall have no obligation under this section with respect to any claim or cause of action for damages to persons or property solely caused by the negligence of SDOH its employees, or agents.

31.2 Indemnification by SDOH

Subject to the availability of lawful appropriations as required by State Finance Law § 41, the SDOH agrees to indemnify and hold the Contractor harmless from any liability, loss or damages, claim, suit or judgment, and all allowable costs and expenses of any kind or nature, as determined by the New York State Court of Claims and arising out of the actions or the omissions of the SDOH, its officers, agents or employees in connection with this Agreement. Provisions concerning the SDOH's responsibility for any claims for liability as may arise during the term of this Agreement are set forth in the New York State Court of Claims Act, and any damages arising for such liability shall issue from the New York State Court of Claims Fund or any applicable, annual appropriation of the Legislature for the State of New York.

32. PROHIBITION ON USE OF FEDERAL FUNDS FOR LOBBYING

32.1 Prohibition of Use of Federal Funds for Lobbying

The Contractor agrees, pursuant to 31 U.S.C. § 1352 and 45 CFR Part 93, that no Federally appropriated funds have been paid or will be paid to any person by or on behalf of the Contractor for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the award of any Federal contract, the making of any federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement. The Contractor agrees to complete and submit the "Certification Regarding Lobbying", Appendix B attached hereto and incorporated herein, if this Agreement exceeds $100,000.

32.2 Disclosure Form to Report Lobbying

If any funds other than Federally appropriated funds have been paid or will be paid to any person for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the award of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement, and the Agreement exceeds $100,000, the Contractor shall complete and submit Standard Form-LLL "Disclosure Form to Report Lobbying," in accordance with its instructions.

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32.3 Requirements of Subcontractors

The Contractor shall include the provisions of this section in its subcontracts, including its Provider Agreements. For all subcontracts, including Provider Agreements, that exceed $100,000, the Contractor shall require the subcontractor, including any Participating Provider to certify and disclose accordingly to the Contractor.

33. NON-DISCRIMINATION

33.1 Equal Access to Benefit Package

Except as otherwise provided in applicable sections of this Agreement the Contractor shall provide the Medicaid Advantage Benefit Package to all Enrollees in the same manner, in accordance with the same standards, and with the same priority as Enrollees of the Contractor enrolled under any other contracts.

33.2 Non-Discrimination

The Contractor shall not discriminate against Eligible Persons or Enrollees on the basis of age, sex, race, creed, physical or mental handicap/developmental disability, national origin, sexual orientation, type of illness or condition, need for health services, or Capitation Rate that the Contractor will receive for such Eligible Persons or Enrollees.

33.3 Equal Employment Opportunity

Contractor must comply with Executive Order 11246, entitled "Equal Employment Opportunity" as amended by Executive Order 11375, and as supplemented in Department of Labor regulations.

33.4 Native Americans Access to Services from Tribal or Urban Indian Health Facility

The Contractor shall not prohibit, restrict or discourage enrolled Native Americans from receiving care from or accessing Medicaid reimbursed health services from or through a tribal health or urban Indian health facility or center.

34. COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

34.1 Contractor and SDOH Compliance with Applicable Laws

Notwithstanding any inconsistent provisions in this Agreement, the Contractor and SDOH shall comply with all applicable requirements of the State Public Health Law; the State Insurance Law; the State Social Services Law; and state regulations related to the aforementioned state statutes. Such state laws and

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regulations shall not be deemed to be applicable to the extent that they are pre-empted by federal laws. The Contractor also shall comply with Titles XVIII and XIX of the Social Security Act and regulations promulgated thereunder, including but not limited to 43 CFR Part 422 and Part 423; Title VI of the Civil Rights Act of 1964 and 45 C.F.R. Part 80, as amended; Section 504 of the Rehabilitation Act of 1973 and 45 C.F.R. Part 84, as amended; Age Discrimination Act of 1975 and 45 C.F.R. Part 91, as amended; the ADA; Title XIII of the Federal Public Health Services Act, 42 U.S.C. § 300e et seq., and the regulations promulgated there under; the Health Insurance Portability and Accountability Act of 1996 (P.L. 104-191) and related regulations; and all other applicable legal and regulatory requirements in effect at the time that this Agreement is signed and as adopted or amended during the term of this Agreement. The parties agree that this Agreement shall be interpreted according to the laws of the State of New York.

34.2 Nullification of Illegal, Unenforceable, Ineffective or Void Contract Provisions

Should any provision of this Agreement be declared or found to be illegal or unenforceable, ineffective or void, then each party shall be relieved of any obligation arising from such provision; the balance of this Agreement, if capable of performance, shall remain in full force and effect.

34.3 Certificate of Authority Requirements

The Contractor must satisfy conditions for issuance of a certificate of authority, including proof of financial solvency, as specified in 10 NYCRR Part 98.

34.4 Notification of Changes in Certificate of Incorporation

The Contractor shall notify SDOH of any amendment to its Certificate of Incorporation or Articles of Organization pursuant to 10 NYCRR Part 98.

34.5 Contractor's Financial Solvency Requirements

The Contractor, for the duration of this Agreement, shall remain in compliance with all applicable state requirements for financial solvency for MCOs participating in the Medicaid Program. The Contractor shall continue to be financially responsible as defined in PHL § 4403(1)(c) and shall comply with the contingent reserve fund and escrow deposit requirements of 10 NYCRR Part 98 and must meet minimum net worth requirements established by SDOH and the State Insurance Department. The Contractor shall make provision, satisfactory to SDOH, for protections for SDOH, LDSS and the Enrollees in the event of HMO or subcontractor insolvency, including but not limited to, hold harmless and continuation of treatment provisions in all provider agreements which protect SDOH, LDSSs and Enrollees from costs of treatment and assures continued access to care for Enrollees.

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34.6 Non-Liability ofEnrollees for Contractor's Debts

Contractor agrees that in no event shall the Enrollee become liable for the Contractor's debts as set forth in SSA § 1932(b)(6).

34.7 SDOH Compliance with Conflict of Interest Laws

SDOH and its employees shall comply with Article 18 of the General Municipal Law and all other appropriate provisions of New York State law, local laws and ordinances and all resultant codes, rules and regulations pertaining to conflicts of interest.

34.8 Compliance Plan

The Contractor agrees to implement a compliance plan in accordance with the requirements of 42 CFR §422.503(b)(4)(vi) and 42 CFR § 438.608.

35. NEW YORK STATE STANDARD CONTRACT CLAUSES

The parties agree to be bound by the standard clauses for all New York State contracts and standard clauses, if any, for local government contracts contained in Appendix A, attached to and incorporated into this Agreement as if set forth fully herein, and any amendment thereto.

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APPENDIX A

New York State Standard Contract Clauses

Medicaid Advantage Contract
APPENDIX A
State 2006

STANDARD CLAUSES FOR NYS CONTRACTS
APPENDIX A

STANDARD CLAUSES FOR NYS CONTRACTS

The parties to the attached contract, license, lease, amendment or other agreement of any kind (hereinafter, "the contract" or "this contract") agree to be bound by the following clauses which are hereby made a part of the contract (the word "Contractor" herein refers to any party other than the State, whether a contractor, licenser, licensee, lessor, lessee or any other party):

1. EXECUTORY CLAUSE. In accordance with Section 41 of the State Finance Law, the State shall have no liability under this contract to the Contractor or to anyone else beyond funds appropriated and available for this contract.

2. NON-ASSIGNMENT CLAUSE. In accordance with Section 138 of the State Finance Law, this contract may not be assigned by the Contractor or its right, title or interest therein assigned, transferred, conveyed, sublet or otherwise disposed of without the previous consent, in writing, of the State and any attempts to assign the contract without the State's written consent are null and void. The Contractor may, however, assign its right to receive payment without the State's prior written consent unless this contract concerns Certificates of Participation pursuant to Article 5-A of the State Finance Law.

3. COMPTROLLER'S APPROVAL. In accordance with Section 112 of the State Finance Law (or, if this contract is with the State University or City University of New York, Section 355 or Section 6218 of the Education Law), if this contract exceeds $15,000 (or the minimum thresholds agreed to by the Office of the State Comptroller for certain S.U.N.Y. and C.U.N.Y. contracts), or if this is an amendment for any amount to a contract which, as so amended, exceeds said statutory amount, or if, by this contract, the State agrees to give something other than money when the value or reasonably estimated value of such consideration exceeds $10,000, it shall not be valid, effective or binding upon the State until it has been approved by the State Comptroller and filed in his office. Comptroller's approval of contracts let by the Office of General Services is required when such contracts exceed $30,000 (State Finance Law Section 163.6.a).

4. WORKERS' COMPENSATION BENEFITS. In accordance with Section 142 of the State Finance Law, this contract shall be void and of no force and effect unless the Contractor shall provide and maintain coverage during the life of this contract for the benefit of such employees as are required to be covered by the provisions of the Workers' Compensation Law,

5. NON-DISCRIMINATION REQUIREMENTS. To the extent required by Article 15 of the Executive Law (also known as the Human Rights Law) and all other State and Federal statutory and constitutional non-discrimination provisions, the Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, sexual orientation, age, disability, genetic predisposition or carrier status, or marital status. Furthermore, in accordance with Section 220-e of the Labor Law, if this is a contract for the construction, alteration or repair of any public building or public work or for the manufacture, sale or distribution of materials, equipment or supplies, and to the extent that this contract shall be performed within the State of New York, Contractor agrees that neither it not its subcontractors shall, by reason of race, creed, color, disability, sex, or national origin: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. If this is a building service contract as defined in Section 230 of the Labor Law, then, in accordance with Section 239 thereof, Contractor agrees that neither it nor its subcontractors shall by reason of race, creed, color, national origin, age, sex or disability: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform die work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. Contractor is subject to fines of $50.00 per person per day for any violation of Section 220-e or Section 239 as well as possible termination of this contract and forfeiture of all moneys due hereunder for a second or subsequent violation.

6. WAGE AND HOURS PROVISIONS. If this is a public work
contract covered by Article 8 of the Labor Law or a building service contract covered by Article 9 thereof, neither Contractor's employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated in said statutes, except as otherwise provided in the Labor Law and as set forth in prevailing wage and supplement schedules issued by the State Labor Department. Furthermore, Contractor and its subcontractors must pay at least the prevailing wage rate and pay or provide the prevailing supplements, including the premium rates for overtime pay, as determined by the State Labor Department in accordance with the Labor Law.

7. NON-COLLUSIVE BIDDING CERTIFICATION. In accordance
with Section 139-d of the State Finance Law, if this contract was awarded based upon the submission of bids. Contractor warrants, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition. Contractor further warrants that, at the time Contractor submitted its bid, an authorized and responsible person executed and delivered to the State a non-collusive bidding certification on Contractor's behalf.

8. INTERNATIONAL BOYCOTT PROHIBITION. In accordance
with Section 220-f of the Labor Law and Section 139-h of the State Finance Law, if this contract exceeds $5,000, the Contractor agrees, as a material condition of the contract, that neither the Contractor nor any substantially owned or affiliated person, firm, partnership or corporation has participated, is participating, or shall participate in an international boycott in violation of the federal Export Administration Act of 1979 (50 USC App. Sections 2401 et seq.) or regulations thereunder. If such Contractor, or any of the aforesaid affiliates of Contractor, is convicted or is otherwise found to have violated said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency of the United States subsequent to the contract's execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The Contractor shall so notify the State Comptroller within five (5) business days of such conviction, determination or disposition of appeal (2NYCRR 105.4).

9. SET-OFF RIGHTS. The State shall have all of its common law, equitable and statutory rights of set-off. These rights shall include, but not be limited to, the State's option to withhold for the purposes of set-off any moneys due to the Contractor under this contract up to any amounts due and owing to the State with regard to this contract, any other contract with any State department or agency, including any contract for a term commencing prior to the term of this contract, plus any amounts due and owing to the State for any other reason including, without limitation, tax delinquencies, fee delinquencies or monetary penalties relative thereto. The State shall exercise its set-off rights in accordance with normal State practices including, in cases of set-off pursuant to an audit, the finalization of such audit by the State agency, its representatives, or the State Comptroller.

10. RECORDS. The Contractor shall establish and maintain complete and accurate books, records, documents, accounts and other evidence directly pertinent to performance under this contract (hereinafter, collectively, "the Records"). The Records must be kept for the balance of the calendar year in which they were made and for six (6) additional years thereafter. The State Comptroller, the Attorney General and any other person or entity authorized to conduct an examination, as well as the agency or agencies involved in this contract, shall have access to the Records during normal business hours at an office of the Contractor

May,2003
STANDARD CLAUSES FOR NYS CONTRACTS
APPENDIX A

within the State of New York or, if no such office is available, at a mutually agreeable and reasonable venue within the State, for the term specified above for the purposes of inspection, auditing and copying. The State shall take reasonable steps to protect from public disclosure any of the Records which are exempt from disclosure under Section 87 of the Public Officers Law (the "Statute") provided that: (i) the Contractor shall timely inform an appropriate State official, in writing, that said records should not be disclosed; and (ii) said records shall be sufficiently identified; and (iii) designation of said records as exempt under the Statute is reasonable. Nothing contained herein shall diminish, or in any way adversely affect, the State's right to discovery in any pending or future litigation.

11. IDENTIFYING INFORMATION AND PRIVACY NOTIFICATION, (a) FEDERAL EMPLOYER IDENTIFICATION NUMBER and/or FEDERAL SOCIAL SECURITY NUMBER. All invoices or New York State standard vouchers submitted for payment for the sale of goods or services or the lease of real or personal property to a New York State agency must include the payee's identification number, i.e., the seller's or lessor's identification number. The number is either the payee's Federal employer identification number or Federal social security number, or both such numbers when the payee has both such numbers. Failure to include this number or numbers may delay payment. Where the payee does not have such number or numbers, the payee, on its invoice or New York State standard voucher, must give the reason or reasons why the payee does not have such number or numbers.

(b) PRIVACY NOTIFICATION. (1) The authority to request the above personal information from a seller of goods or services or a lessor of real or personal property, and the authority to maintain such information, is found in Section 5 of the State Tax Law. Disclosure of this information by the seller or lessor to the State is mandatory. The principal purpose for which the information is collected is to enable the State to identify individuals, businesses and others who have been delinquent in filing tax returns or may have understated their tax liabilities and to generally identify persons affected by the taxes administered by the Commissioner of Taxation and Finance. The information will be used for tax administration purposes and for any other purpose authorized by law.
(2) The personal information is requested by the purchasing unit of the agency contracting to purchase the goods or services or lease the real or personal property covered by this contract or lease. The information is maintained in New York State's Central Accounting System by the Director of Accounting Operations, Office of the State Comptroller, AESOB, Albany, New York 12236.

12. EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITIES AND WOMEN. In accordance with Section 312 of the Executive Law, if this contract is: (i) a written agreement or purchase order instrument, providing for a total expenditure in excess of $25,000.00, whereby a contracting agency is committed to expend or does expend funds in return for labor, services, supplies, equipment, materials or any combination of the foregoing, to be performed for, or rendered or furnished to the contracting agency; or (ii) a written agreement in excess of $100,000.00 whereby a contracting agency is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon; or (iii) a written agreement in excess of $100,000.00 whereby the owner of a State assisted housing project is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon for such project, then:

(a) The Contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and will undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination. Affirmative action shall mean recruitment, employment, job assignment, promotion, upgradings, demotion, transfer, layoff, or termination and rates of pay or other forms of compensation;

(b) at the request of the contracting agency, the Contractor shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of the contractor's obligations herein; and

(c) the Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of the State contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.

Contractor will include the provisions of "a", "b", and "c" above, in every subcontract over $25,000.00 for the construction, demolition, replacement, major repair, renovation, planning or design of real property and improvements thereon (the "Work") except where the Work is for the beneficial use of the Contractor. Section 312 does not apply to: (i) work, goods or services unrelated to this contract; or (ii) employment outside New York State; or (iii) banking services, insurance policies or the sale of securities. The State shall consider compliance by a contractor or subcontractor with the requirements of any federal law concerning equal employment opportunity which effectuates the purpose of this section. The contracting agency shall determine whether the imposition of the requirements of the provisions hereof duplicate or conflict with any such federal law and if such duplication or conflict exists, the contracting agency shall waive the applicability of Section 312 to the extent of such duplication or conflict. Contractor will comply with all duly promulgated and lawful rules and regulations of the Governor's Office of Minority and Women's Business Development pertaining hereto.

13. CONFLICTING TERMS. In the event of a conflict between the terms of the contract (including any and all attachments thereto and amendments thereof) and the terms of this Appendix A, the terms of this Appendix A shall control.

14. GOVERNING LAW. This contract shall be governed by the laws of the State of New York except where the Federal supremacy clause requires otherwise.

15. LATE PAYMENT. Timeliness of payment and any interest to be paid to Contractor for late payment shall be governed by Article 11-A of the State Finance Law to the extent required by law.

16. NO ARBITRATION. Disputes involving this contract, including the breach or alleged breach thereof, may not be submitted to binding arbitration (except where statutorily authorized), but must, instead, be heard in a court of competent jurisdiction of the State of New York.

17. SERVICE OF PROCESS. In addition to the methods of service allowed by the State Civil Practice Law & Rules ("CPLR"), Contractor hereby consents to service of process upon it by registered or certified mail, return receipt requested. Service hereunder shall be complete upon Contractor's actual receipt of process or upon the State's receipt of the return thereof by the United States Postal Service as refused or undeliverable. Contractor must promptly notify the State, in writing, of each and every change of address to which service of process can be made. Service by the State to the last known address shall be sufficient. Contractor will have thirty (30) calendar days after service hereunder is complete in which to respond.

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STANDARD CLAUSES FOR NYSCONTRACTS
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18. PROHIBITION ON PURCHASE OF TROPICAL HARDWOODS. The Contractor certifies and warrants that all wood products to be used under this contract award will be in accordance with, but not limited to, the specifications and provisions of State Finance Law §165. (Use of Tropical Hardwoods) which prohibits purchase and use of tropical hardwoods, unless specifically exempted, by the State or any governmental agency or political subdivision or public benefit corporation. Qualification for an exemption under this law will be the responsibility of the contractor to establish to meet with the approval of the State.

In addition, when any portion of this contract involving the use of woods, whether supply or installation, is to be performed by any subcontractor, the prime Contractor will indicate and certify in the submitted bid proposal that the subcontractor has been informed and is in compliance with specifications and provisions regarding use of tropical hardwoods as detailed in §165 State Finance Law. Any such use must meet with the approval of the State; otherwise, the bid may not be considered responsive. Under bidder certifications, proof of qualification for exemption will be the responsibility of the Contractor to meet with the approval of the State.

19. MACBRIDE FAIR EMPLOYMENT PRINCIPLES. In
accordance with the MacBride Fair Employment Principles (Chapter 807 of the Laws of 1992), the Contractor hereby stipulates that the Contractor either (a) has no business operations in Northern Ireland, or (b) shall take lawful steps in good faith to conduct any business operations in Northern Ireland in accordance with the MacBride Fair Employment Principles (as described in Section 165 of the New York State Finance Law), and shall permit independent monitoring of compliance with such principles.

20. OMNIBUS PROCUREMENT ACT OF 1992. It is the policy of New York State to maximize opportunities for the participation of New York State business enterprises, including minority and women-owned business enterprises as bidders, subcontractors and suppliers on its procurement contracts.

Information on the availability of New York State subcontractors and suppliers is available from:

NYS Department of Economic Development
Division for Small Business
30 South Pearl St - 7th Floor
Albany, New York 12245
Telephone: 518-292-5220

A directory of certified minority and women-owned business enterprises is available from:

NYS Department of Economic Development
Division of Minority and Women's Business Development
30 South Pearl St - 2nd Floor
Albany, New York 12245
http://www.empire.state.ny.us

The Omnibus Procurement Act of 1992 requires that by signing this bid proposal or contract, as applicable, Contractors certify that whenever the total bid amount is greater than $1 million:

(a) The Contractor has made reasonable efforts to encourage the participation of New York State Business Enterprises as suppliers and subcontractors, including certified minority and women-owned business enterprises, on this project, and has retained the documentation of these efforts to be provided upon request to the State;
(b) The Contractor has complied with the Federal Equal Opportunity Act of 1972 (P.L. 92-261), as amended;
(c) The Contractor agrees to make reasonable efforts to provide notification to New York State residents of employment opportunities on this project through listing any such positions with the Job Service Division of the New York State Department of Labor, or providing such notification in such manner as is consistent with existing collective bargaining contracts or agreements. The Contractor agrees to document these efforts and to provide said documentation to the State upon request; and
(d) The Contractor acknowledges notice that the State may seek to obtain offset credits from foreign countries as a result of this contract and agrees to cooperate with the State in these efforts.

21. RECIPROCITY AND SANCTIONS PROVISIONS. Bidders are hereby notified that if their principal place of business is located in a country, nation, province, state or political subdivision that penalizes New York State vendors, and if the goods or services they offer will be substantially produced or performed outside New York State, the Omnibus Procurement Act 1994 and 2000 amendments (Chapter 684 and Chapter 383, respectively) require that they be denied contracts which they would otherwise obtain. NOTE: As of May 15, 2002, the list of discriminatory jurisdictions subject to this provision includes the states of South Carolina, Alaska, West Virginia, Wyoming, Louisiana and Hawaii. Contact NYS Department of Economic Development for a current list of jurisdictions subject to this provision.

22. PURCHASES OF APPAREL. In accordance with State Finance
Law 162 (4-a), the State shall not purchase any apparel from any vendor unable or unwilling to certify that: (i) such apparel was manufactured in compliance with all applicable labor and occupational safety laws, including, but not limited to, child labor laws, wage and hours laws and workplace safety laws, and (ii) vendor will supply, with its bid (or, if not a bid situation, prior to or at the time of signing a contract with the State), if known, the names and addresses of each subcontractor and a list of all manufacturing plants to be utilized by the bidder.

APPENDIX B

Certification Regarding Lobbying

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APPENDIX B
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APPENDIX B CERTIFICATION REGARDING LOBBYING

The undersigned certifies, to the best of his or her knowledge, that:

1. No Federal appropriated funds have been paid or will be paid to any person by or on behalf of the Contractor for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of a Member of Congress in connection with the award of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.

2. If any funds other than Federal appropriated funds have been paid or will be paid to any person for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress in connection with the award of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement, and the Agreement exceeds $100,000, the Contractor shall complete and submit Standard Form -LLL "Disclosure Form to Report Lobbying", in accordance with its instructions.

3. The Contractor shall include the provisions of this section in all provider Agreements under this Agreement and require all Participating providers whose Provider Agreements exceed $ 100,000 to certify and disclose accordingly to the Contractor.

This certification is a material representation of fact upon which reliance was place when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction pursuant to U.S.C. Section 1352. The failure to file the required certification shall subject the violator to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

DATE: 2/24/06

SIGNATURE: /s/ Todd S. Farha

TITLE: President & CEO

ORGANIZATION: WellCare of New York. Inc.

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APPENDIX B-l

Certification Regarding MacBride Fair Employment Principles

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APPENDIX B-l

NONDISCRIMINATION IN EMPLOYMENT IN NORTHERN IRELAND:

MacBRIDE FAIR EMPLOYMENT PRINCIPLES

Note: Failure to stipulate to these principles may result in the contract being awarded to another bidder. Governmental and non-profit organizations are exempted from this stipulation requirement.

In accordance with Chapter 807 of the Laws of 1992 (State Finance Law Section 174-b), the Contractor, by signing this Agreement, certifies that it or any individual or legal entity in which the Contractor holds a 10% or greater ownership interest, or any individual or legal entity that holds a 10% or greater ownership interest in the Contractor, either:

• has business operations in Northern Ireland: Y__ N ☒

• if yes to above, shall take lawful steps in good faith to conduct any business operations they have in Northern Ireland in accordance with the MacBride Fair Employment Principles relating to non-discrimination in employment and freedom of workplace opportunity regarding such operations in Northern Ireland, and shall permit independent monitoring of their compliance with such Principles:    Y___ N____

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Appendix C

New York State Department of Health Requirements for the Provision of Free Access to Family Planning and Reproductive Health Services

C.I Definitions and General Requirements for the Provision of Family Planning and Reproductive Health Services

C.2 Requirements for MCOs that Provide Family Planning and Reproductive Health Services

C.3 Requirements for MCOs That Do Not Provide Family Planning and Reproductive Health Services

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C.I
Definitions and General Requirements for the Provision of Family Planning and Reproductive Health Services

1. Family Planning and Reproductive Health Services

a) Family Planning and Reproductive Health Services mean the offering, arranging and furnishing of those health services which enable Enrollees, including minors who may be sexually active, to prevent or reduce the incidence of unwanted pregnancies.

i) Family Planning and Reproductive Health Services include the following medically-necessary services, related drugs and supplies which are furnished or administered under the supervision of a physician, licensed midwife or certified nurse practitioner during the course of a Family Planning and Reproductive Health visit for the purposeof:

A) contraception, including all FDA-approved birth control methods, devices such as insertion/removal of an intrauterine device (IUD)or insertion/removal of contraceptive implants, and injection procedures involving Pharmaceuticals such as Depo-Provera;

B) sterilization;

C) emergency contraception and followup;

D) screening, related diagnosis, and referral to a Participating Provider for pregnancy;

E) medically-necessary induced abortions, which are procedures, either medical or surgical, that result in the termination of pregnancy. The determination of medical necessity shall include positive evidence of pregnancy, with an estimate of its duration.

ii) Family Planning and Reproductive Health Services include those education and counseling services necessary to render the services effective.

iii) Family Planning and Reproductive Health Services include medically-necessary ordered contraceptives and pharmaceuticals:

A) The Contractor is responsible for pharmaceuticals and medical supplies such as IUDS and Depo-Provera that must be furnished or administered under the supervision of a physician, licensed midwife, or certified nurse practitioner during the course of a Family Planning and Reproductive Health visit and for

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prescription drugs included in the Contractor's Medicare Part D Prescription Drug Benefit. Over the counter drugs are not the responsibility of the Contractor and are to be obtained when covered on the New York State list of Medicaid reimbursable drugs by the Enrollee from any appropriate eMedNY-enrolled health care provider of the Enrollee's choice.

b) When clinically indicated, the following services may be provided as a part of a Family Planning and Reproductive Health visit:

i) Screening, related diagnosis, ambulatory treatment and referral as needed for dysmenorrhea, cervical cancer, or other pelvic abnormality/pathology.

ii) Screening, related diagnosis and referral for anemia, cervical cancer, glycosuria, proteinuria, hypertension and breast disease.

iii) Screening and treatment for sexually transmissible disease.
iv) HIV blood testing and pre- and post-test counseling.

2. Free Access to Services for Enrolles

a) Free Access means Enrolles may obtain Family Planning and Reproductive Health Services, and HIV blood testing and pre-and post-test counseling when performed as part of a Family Planning and Reproductive Health encounter, from either the Contractor, if it provides such services in its Medicare Advantage Benefit Package, or from any appropriate eMedNY-enrolled health care provider of the Enrollee's choice. No referral from the PCP or approval by the Contractor is required to access such services.

b) The Family Planning and Reproductive Health Services listed above are the only services which are covered under the Free Access policy. Routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are not covered under the Free Access policy, and are the responsibility of the Contractor.

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C.2

Requirements for MCOs that Provide Family Planning and Reproductive Health Services

1. Notification to Enrollees

a) If the Contractor provides Family Planning and Reproductive Health Services, the Contractor must notify all Enrollees of reproductive age at the time of Enrollment about their right to obtain Family Planning and Reproductive Health Services and supplies without referral or approval. The notification must contain the following:

i) Information about the Enrollee's right to obtain the full range of Family Planning and Reproductive Health Services, including HIV counseling and testing when performed as part of a Family Planning and Reproductive Health encounter, from the Contractor's Participating Provider without referral, approval or notification.

ii) Enrollees must receive notification that they also have the right to obtain Family Planning and Reproductive Health Services in accordance with the Medicaid Free Access policy as defined in C.I of this Appendix.

iii) A current list of qualified Participating Family Planning Providers who provide the full range of Family Planning and Reproductive Health Services within the Enrollee's geographic area, including addresses and telephone numbers. The Contractor may also provide Enrollees with a list of qualified Non-Participating providers who accept Medicaid and who provide the full range of these services.

iv) Information that the cost of the Enrollee's Family Planning and Reproductive Health care will be fully covered, including when an Enrollee obtains such services in accordance with the Medicaid Free Access policy.

2. Billing Policy

a) The Contractor must notify its Participating Providers that all claims for Family Planning and Reproductive Health Services must be billed to the Contractor and not the Medicaid fee-for-service program.

b) Non-Participating Providers will bill Medicaid fee-for-service.

3. Consent and Confidentiality

a) The Contractor will comply with federal, state, and local laws, regulations and policies regarding informed consent and confidentiality and ensure Participating

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Providers comply with all of the requirements set forth in Sections 17 and 18 of the PHL and 10 NYCRR Section 751.9 and Part 753 relating to informed consent and confidentiality.

b) Participating Providers may share patient information with appropriate Contractor personnel for the purposes of claims payment, utilization review and quality assurance, unless the provider agreement with the Contractor provides otherwise. The Contractor must ensure that an Enrollee's use of Family Planning and Reproductive Health services remains confidential and is not disclosed to family members or other unauthorized parties, without the Enrollee's consent to the disclosure.

4. Informing and Standards

a) The Contractor will inform its Participating Providers and administrative personnel about policies concerning Free Access as defined in C. 1 of this Appendix, where applicable; HIV counseling and testing; reimbursement for Family Planning and Reproductive Health encounters; Enrollee Family Planning and Reproductive Health education and confidentiality.

b) The Contractor will inform its Participating Providers that they must comply with professional medical standards of practice, the Contractor's practice guidelines, and all applicable federal, state, and local laws. These include but are not limited to, standards established by the American College of Obstetricians and Gynecologists, the American Academy of Family Physicians, the U.S. Task Force on Preventive Services and the New York State Child/Teen Health Program. These standards and laws recognize that Family Planning counseling is an integral part of primary and preventive care.

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C.3

Requirements for MCOs That Do Not Provide Family Planning and Reproductive Health Services

1. Requirements

a) The Contractor agrees to comply with the policies and procedures stated in the SDOH-approved statement described in Section 2 below.

b) Within ninety (90) days of signing this Agreement, the Contractor shall submit to the SDOH a policy and procedure statement that the Contractor will use to ensure that its Enrollees are fully informed of their rights to access a full range of Family Planning and Reproductive Health Services, using the following guidelines. The statement must be sent to the Director, Office of Managed Care, NYS Department of Health, Coming Tower, Room 2001, Albany, NY 12237.

c) SDOH may waive the requirement in (b) above if such approved statement is already on file with SDOH and remains unchanged.

2. Policy and Procedure Statement

a) The policy and procedure statement regarding Family Planning .and Reproductive Health Services must contain the following:

i) Enrollee Notification

A) A statement that the Contractor will inform Prospective Enrollees, new Enrollees and current Enrollees that:

I) Certain Family Planning and Reproductive Health Services (such as abortion, sterilization and birth control) are not covered by the Contractor, but that routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are covered by the Contractor;

II) Such Family Planning and Reproductive Health Services that are not covered by the Contractor may be obtained through fee-for-service Medicaid providers for Medicaid Advantage Enrollees;

III) No referral is needed for such services, and there will be no cost to the Enrollee for such services;

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IV)HIV counseling and testing services are available through the Contractor and are also available as part of a Family Planning and Reproductive Health encounter when furnished by a fee-for-service Medicaid provider to Medicaid Advantage Enrollees; and that anonymous counseling and testing services are available from SDOH, Local Public Health Agency clinics and other New York City or county programs.

B) A statement that this information will be provided in the following manner:

I) Through the Contractor's written Marketing materials, including the Member Handbook. The Member Handbook and Marketing materials will indicate that the Contractor has elected not to cover certain Family Planning and Reproductive Health Services, and will explain the right of all Medicaid Advantage Enrollees to secure such services through fee-for-service Medicaid from any provider/clinic which offers these services and who accepts Medicaid.

II) Orally at the time of Enrollment and any time an inquiry is made regarding Family Planning and Reproductive Health Services.

III) By inclusion on any web site of the Contractor which includes information concerning its Medicaid Advantage product. Such information shall be prominently displayed and easily navigated.

C) A description of the mechanisms to provide all new Medicaid Advantage Enrollees with an SDOH approved letter explaining how to access Family Planning and Reproductive Health Services and the SDOH approved list of Family Planning providers. This material will be furnished by SDOH and mailed to the Enrollee no later than fourteen (14) days after the Effective Date of Enrollment.

D) A statement that if an Enrollee or Prospective Enrollee requests information about these non-covered services, the Contractor's Marketing or Enrollment representative or member services department will advise the Enrollee or Prospective Enrollee as follows:

I) Family Planning and Reproductive Health Services such as abortion, sterilization and birth control are not covered by the Contractor and that only routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are the responsibility of the Contractor.

II) Medicaid Advantage Enrollees can use their Medicaid card to receive these non-covered services from any doctor or clinic that provides these services and accepts Medicaid.

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III) Each Medicaid Advantage Enrollee and Prospective Enrollee who calls will be mailed a copy of the SDOH approved letter explaining the Enrollee's right to receive these non-covered services, and an SDOH approved list of Family Planning Providers who participate in Medicaid in the Enrollee's community. These materials will be mailed within two (2) business days of the contact.

IV)Enrollees can call the Contractor's member services number for further information about how to obtain these non-covered services. Medicaid Advantage Enrollees can also call the New York State Growing-Up-Healthy Hotline (1-800-522-5006) to request a copy of the list of Medicaid Family Planning Providers.

E) The procedure for maintaining a manual log of all requests for such information, including the date of the call, the Enrollee's client identification number (CIN), and the date the SDOH approved letter and SDOH approved list were mailed, where applicable. The Contractor will review this log monthly and upon request, submit a copy to SDOH.

ii) Participating Provider and Employee Notification

A) A statement that the Contractor will inform its Participating Providers and administrative personnel about Family Planning and Reproductive Health policies under Medicaid Advantage Free Access, as defined in C.I of this Appendix, H1V counseling and testing; reimbursement for Family Planning and Reproductive Health encounters; Enrollee Family Planning and Reproductive Health education and confidentiality.

B) A statement that the Contractor will inform its Participating Providers that they must comply with professional medical standards of practice, the Contractor's practice guidelines, and all applicable federal, state, and local laws. These include but are not limited to, standards established by the American College of Obstetricians and Gynecologists, the American Academy of Family Physicians, the U.S. Task Force on Preventive Services. These standards and laws recognize that Family Planning counseling is an integral part of primary and preventive care.

C) The procedure(s) for informing the Contractor's Participating primary care providers, family practice physicians, obstetricians, and gynecologists that the Contractor has elected not to cover certain Family Planning and Reproductive Health Services, but that routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are covered; and that Participating Providers may provide, make referrals, or arrange for non-covered services in accordance with Medicaid Advantage Free Access policy, as defined in C.I of this Appendix.

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D) A description of the mechanisms to inform the Contractor's Participating Providers that:

I) if they also participate in the fee-for-service Medicaid program and they render non-covered Family Planning and Reproductive Health Services to Medicaid Advantage Enrollees, they do so as a fee-for-service Medicaid practitioner, independent of the Contractor.

E) A description of the mechanisms to inform Participating Providers that, if requested by the Enrollee, or, if in the provider's best professional judgment, certain Family Planning and Reproductive Health Services not offered through the Contractor are medically indicated in accordance with generally accepted standards of professional practice, an appropriately trained professional should so advise the Enrollee and either:

I) offer those services to Medicaid Advantage Enrollees on a fee-for-service basis as an eMedNY-enrolled provider, or

II) provide Medicaid Advantage Enrollees with a copy of the SDOH approved list of Medicaid Family Planning Providers, or

III) give Enrollees the Contractor's member services number to call to obtain the list of Medicaid Family Planning Providers .

F) A statement that the Contractor acknowledges that the exchange of medical information, when indicated in accordance with generally accepted standards of professional practice, is necessary for the overall coordination of Enrollees' care and assist Primary Care Providers in providing the highest quality care to the Contractor's Enrollees. The Contractor must also acknowledge that medical record information maintained by Participating Providers may include information relating to Family Planning and Reproductive Health Services provided under the fee-for-service Medicaid program .

iii) Quality Assurance Initiatives

A) A statement that the Contractor will submit any materials to be furnished to Enrollees and providers relating to access to non-covered Family Planning and Reproductive Health Services to SDOH, Office of Managed Care for its review and approval before issuance. Such materials include, but are not limited to, Member Handbooks, provider manuals, and Marketing materials.

B) A description of monitoring mechanisms the Contractor will use to assess the quality of the information provided to Enrollees.

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C) A statement that the Contractor will prepare a monthly list of Medicaid Advantage Enrollees who have been sent a copy of the SDOH approved letter and the SDOH approved list of Family Planning providers. This information will be available to SDOH upon request.

D) A statement that the Contractor will provide all new employees with a copy of these policies. A statement that the Contractor's orientation programs will include a thorough discussion of all aspects of these policies and procedures and that annual retraining programs for all employees will be conducted to ensure continuing compliance with these policies.

3. Consent and Confidentiality

a) The Contractor must comply with federal, state, and local laws, regulations and policies regarding informed consent and confidentiality and ensure that Participating Providers comply with all of the requirements set forth in Sections 17 and 18 of the PHL and 10 NYCRR § 751.9 and Part 753 relating to informed consent and confidentiality.

b) Participating Providers may share patient information with appropriate Contractor personnel for the purposes of claims payment, utilization review and quality assurance, unless the provider agreement with the Contractor provides otherwise. The Contractor must ensure that an Enrollee's use of Family Planning and Reproductive Health Services remains confidential and is not disclosed to family members or other unauthorized parties, without the Enrollee's consent to disclosure.

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Appendix D

New York State Department of Health Medicaid Advantage Marketing Guidelines

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MEDICAID ADVANTAGE MARKETING GUIDELINES

I. Purpose

The purpose of these guidelines is to provide an operational framework for the Medicaid managed care organizations (MCOs) in the development of marketing materials and the conduct of marketing activities for the Medicaid Advantage Program. The marketing guidelines set forth in this Appendix do not replace the CMS marketing requirements for Medicare Advantage Plans;
they supplement them.

II. Marketing Materials

A. Definitions

1. Marketing materials generally include the concepts of advertising, public service announcements, printed publications, and other broadcast or electronic messages designed to increase awareness and interest in a Contractor's Medicaid Advantage product. The target audience for these marketing materials is Eligible Persons as defined in Section 5.1 of this Agreement living in the defined service area.

2. For purposes of this Agreement, marketing materials include any information that references the Contractor's Medicaid Advantage Product and which is intended for distribution to Dual Eligibles, and is produced in a variety of print, broadcast, and direct marketing mediums. These generally include: radio, television, billboards, newspapers, leaflets, informational brochures, videos, telephone book yellow page ads, letters, and posters. Additional materials requiring marketing approval include a listing of items to be provided as nominal gifts or incentives.

B. Marketing Material Requirements

In addition to meeting CMS' Medicare Advantage marketing requirements and guidance on marketing to individuals entitled to Medicare and Medicaid:

1. Medicaid Advantage marketing materials must be written in prose that is understood at a fourth-to sixth-grade reading level except when the Contractor is using language required by CMS, and must be printed in at least twelve (12) point font.

2. The Contractor must make available written marketing and other informational materials (e.g., member handbooks) in a language other than English whenever at least five percent (5%) of the Prospective Enrollees of the Contractor in any county of the service area speak that particular language and do not speak English as a first language. SDOH will inform the LDSS and LDSS will inform the Contractor when the 5% threshold has been reached. Marketing materials to be

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translated include those key materials, such as informational brochures, that are produced for routine distribution, and which are included within the MCO's marketing plan. SDOH will determine the need for other than English translations based on county specific census data or other available measures.

3. The Contractor shall advise potential Enrollees, in written materials related to enrollment, to verify with the medical services providers they prefer, or have an existing relationship with, that such medical services providers participate in the selected managed care provider's network and are available to serve the participant.

C. Prior Approvals

1. The CMS and SDOH will jointly review and approve Medicaid Advantage marketing videos, materials for broadcast (radio, television, or electronic), billboards, mass transit (bus, subway or other livery) and statewide/regional print advertising materialsin accordance with CMS timeframes for review of marketing materials. These materials must be submitted to the CMS Regional Office for review. CMS will coordinate SDOH input in the review process just as SDOH will coordinate LDSS input in the review process.

2. CMS and SDOH will jointly review and approve the following Medicaid Advantage marketing materials:

a. Scripts or outlines of presentations and materials used at health fairs and other approved types of events and locations;

b. All pre-enrollment written marketing materials - written marketing materials include brochures and leaflets, and presentation materials used by marketing representatives;

c. All direct mailing from the Contractor specifically targeted to the Medicaid market.

3. The Contractor shall electronically submit all materials related to marketing Medicaid Advantage to Dually Eligible persons to the CMS Regional Office for prior written approval. The CMS Medicare Regional Office Plan Manager will be responsible for obtaining SDOH input in the review and approval process in accordance with CMS timeframes for the review of marketing materials. Similarly, SDOH will be responsible for obtaining LDSS input in the review and approval process.

4. The Contractor shall not distribute or use any Medicaid Advantage marketing materials that the CMS Regional Office and the SDOH have not jointly approved, prior to the expiration of the required review period.

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5. Approved marketing materials shall be kept on file in the offices of the Contractor, the LDSS, the SDOH, and CMS.

D. Dissemination of Outreach Materials to LDSS

1. Upon request, the Contractor shall provide to the LDSS and/or Enrollment Broker, sufficient quantities of approved Marketing materials or alternative informational materials that describe coverage in the LDSS jurisdiction.

2. The Contractor shall, upon request, submit to the LDSS or Enrollment Broker, a current provider directory, together with information that describes how to determine whether a provider is presently available.

III. Marketing Activities

A. General Requirements

1. The Contractor must follow the State's Medicaid marketing rules and the requirements of 42 CFR 438.104 to the extent applicable when conducting marketing activities that are primarily intended to sell a Medicaid managed care product (i.e., Medicaid Advantage). Marketing activities intended to sell a Medicaid managed care product shall be defined as activities which are conducted pursuant to a Medicaid Advantage marketing program in which a dedicated staff of marketing representatives employed by the Contractor, or by an entity with which the Contractor has subcontracted, are engaged in marketing activities with the primary purpose of enrolling recipients in the Contractor's Medicaid Advantage product.

2. Marketing activities that do not meet the above criteria shall not be construed as having a primary purpose of intending to sell a Medicaid managed care product and shall be conducted in accordance with Medicare Advantage marketing requirements. Such activities include but are not limited to plan sponsored events in which marketing representatives not dedicated to the marketing of the Medicaid Advantage product explain Medicare products offered by the Contractor as well as the Contractor's Medicaid Advantage product.

B. Marketing at LDSS Offices

With prior LDSS approval, MCOs may distribute CMS/SDOH approved Medicaid Advantage marketing materials in the local social services district offices and facilities.

C. Responsibility for Marketing Representatives

Individuals employed by the Contractor as marketing representatives and employees of marketing subcontractors must have successfully completed the Contractor's training

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program including training related to an Enrollee's rights and responsibilities in Medicaid Advantage. The Contractor shall be responsible for the activities of its marketing representatives and the activities of any subcontractor or management entity.

D. Medicaid Advantage Specific Marketing Requirements

The requirements in Section D apply only if marketing activities for the Medicaid Advantage Program are conducted pursuant to a Medicaid Advantage marketing program in which a dedicated staff of marketing representatives employed by the Contractor or by an entity with which the Contractor has a subcontract are engaged in marketing activities with the sole purpose of enrolling recipients in the Contractor's Medicaid Advantage product.

1. Approved Marketing Plan

a. The Contractor must submit a plan of Medicaid Advantage Marketing activities that meet the SDOH requirements to the SDOH.

b. The SDOH is responsible for the review and approval of Medicaid Advantage Marketing plans, using a SDOH and CMS approved checklist.

c. Approved Marketing plans will set forth the terms and conditions and proposed activities of the Medicaid Advantage dedicated staff during the contract period. The following must be included: description of materials to be used, distribution methods; primary types of marketing locations and a listing of the kinds of community service events the Contractor anticipates sponsoring and/or participating in during which it will provide information and/or distribute Medicaid Advantage marketing materials.

d. An approved marketing plan must be on file with the SDOH and each LDSS in its contracted service area prior to the Contractor engaging in the Medicaid Advantage specific marketing activities.

e. The plan shall include stated marketing goal and strategies, marketing activities, and the training, development and responsibilities of dedicated marketing staff.

f. The Contractor must describe how it is able to meet the informational needs related to marketing for the physical and cultural diversity of its potential membership. This may include, but not be limited to, a description of the Contractor's other than English language provisions, interpreter services, alternate communication mechanisms including sign language. Braille, audio tapes, and/or use of Telecommunications Devices for the Deaf (TTY) services.

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g. The Contractor shall describe measures for monitoring and enforcing compliance with these guidelines by its Marketing representatives including the prohibition of door to door solicitation and cold-call telephoning; a description of the development of pre-enrollee mailing lists that maintains client confidentiality and honors the client's express request for direct contact by the Contractor; the selection and distribution of pre-enrollment gifts and incentives to prospective enrollees ; and a description of the training, compensation and supervision of its Medicaid Advantage dedicated Marketing representatives.

2. Compensation for Dedicated Medicaid Advantage Marketing Staff

The Contractor shall not offer compensation to Medicaid Advantage dedicated Marketing Representatives, including salary increases or bonuses, based solely on the number of individuals they enroll in Medicaid Advantage. However, the Contractor may base compensation of these Marketing Representatives on periodic performance evaluations which consider enrollment productivity as one of several performance factors during a performance period, subject to the following requirements:

a. "Compensation" shall mean any remuneration required to be reported as income or compensation for federal tax purposes;

b. The Contractor may not pay a "commission" or fixed amount per enrollment;

c. The Contractor may not award bonuses more frequently than quarterly, or for an annual amount that exceeds ten percent (10%) of his/her total annual compensation;

d. The Contractor shall keep written documentation, including performance evaluations or other tools it uses as a basis for awarding bonuses or increasing the salary of Marketing Representatives and employees involved in Marketing and make such documentation available for inspection by SDOH or the LDSS;

3. Prohibition of Cold Call Marketing Activities

Contractors are prohibited from directly or indirectly, engaging in door to door, telephone, or other cold-call marketing activities.

4. Marketing in Emergency Rooms or Other Patient Care Areas

Contractors may not distribute materials or assist prospective Enrollees in completing Medicaid Advantage application forms in hospital emergency rooms, in provider offices, or other areas where health care is delivered unless requested by the individual.

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5. Enrollment Incentives

Contractors may not offer incentives of any kind to Medicaid recipients to join Medicaid Advantage. Incentives are defined as any type of inducement whose receipt is contingent upon the recipients joining the Contractor's Medicaid Advantage product.

E. General Marketing Restrictions

The following restrictions apply anytime the Contractor markets its Medicaid Advantage product:

1. Contractors are prohibited from misrepresenting the Medicaid program, the Medicaid Advantage Program or the policy requirements of the LDSS or SDOH.

2. Contractors are prohibited from purchasing or otherwise acquiring or using mailing lists that specifically identify Medicaid recipients from third party vendors, including providers and LDSS offices, unless otherwise permitted by CMS. The Contractor may produce materials and cover their costs of mailing to Medicaid recipients if the mailing is carried out by the State or LDSS, without sharing specific Medicaid information with the Contractor.

3. Contractors may not discriminate against a potential Enrollee based on his/her current health status or anticipated need for future health care. The Contractor may not discriminate on the basis of disability or perceived disability of any Enrollee or their family member. Health assessments may not be performed by the Contractor prior to enrollment. The Contractor may inquire about existing primary care relationships of the applicant and explain whether and how such relationships may be maintained. Upon request, each potential Enrollee shall be provided with a listing of all participating providers and facilities in the MCO's network. The Contractor may respond to a potential Enrollee's question about whether a particular specialist is in the network. However, the Contractor is prohibited from inquiring about the types of specialists utilized by the potential Enrollee.

4. Contractors may not require participating providers to distribute plan prepared communications to their patients, including communications which compare the benefits of different health plans, unless the materials have the concurrence of all MCOs involved, and have received prior approval by SDOH, and by CMS, if Medicare Advantage is referenced.

5. Contractors are responsible for ensuring that their Marketing representatives engage in professional and courteous behavior in their interactions with LDSS staff, staff from other health plans and Medicaid clients. Examples of inappropriate behavior include interfering with other health plan presentations or talking negatively about another health plan.

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IV. Marketing Infractions

A. Infractions ofMedicaid marketing guidelines, as found in Appendix D, Sections III D and E, may result in the following actions being taken by the SDOH, in consultation with the LDSS, to protect the interests of the program and its clients. These actions shall be taken by the SDOH in collaboration with the LDSS and the CMS Regional Office.

1. If the Contractor or its representative commits a first time infraction of marketing guidelines and the SDOH, in consultation with the LDSS, deems the infraction to be minor or unintentional in nature, the SDOH and/or the LDSS may issue a warning letter to the Contractor.

2. If the Contractor engages in Marketing activities that the SDOH determines, in its sole discretion, to be an intentional or serious breach of the Medicaid Advantage Marketing Guidelines or the Contractor's approved Medicaid Advantage Marketing Plan, or a pattern of minor breaches, SDOH, in consultation with the LDSS, may require the Contractor to, and the Contractor shall prepare and implement a corrective action plan acceptable to the SDOH within a specified timeframe. In addition, or alternatively, SDOH may impose sanctions, including monetary penalties, as permitted by law.

3. If the Contractor commits further infractions, fails to pay monetary penalties within the specified timeframe, fails to implement a corrective action plan in a timely manner or commits an egregious first time infraction, the SDOH, in consultation with the LDSS, may in addition to any other legal remedy available to the SDOH in law or equity:

a) direct the Contractor to suspend its Medicaid Advantage Marketing activities for a period up to the end of the Agreement period;

b) suspend new Medicaid Advantage Enrollments, for a period up to the remainder of the Agreement period; or

c) terminate this Agreement pursuant to termination procedures described in Section 2.7 of this Agreement.

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Appendix E

New York State Department of Health Medicaid Advantage Model Member Handbook Guidelines

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Introduction

Managed care organizations (MCOs) under contract to provide a Medicaid Advantage Product to Dually Eligible beneficiaries must provide Enrollees with a Medicaid Advantage member handbook which is consistent with the current model Medicaid Advantage member handbook provided by SDOH and approved by the CMS Regional Office and the SDOH. This model handbook is to be issued by the Contractor to Enrollees in addition to the handbook or Explanation of Coverage (EOC) required by CMS for Medicare Advantage. The model member handbook may be revised based on changes in the law and the changing needs of the program. Handbooks must be approved by the CMS Regional Office and the SDOH prior to printing and distribution by the Contractor.

General Format

Member handbooks must be written in a style and reading level that will accommodate the reading skills of Medicaid recipients. In general the writing should not exceed a fourth to sixth-grade reading level, taking into consideration the need to incorporate and explain certain technical or unfamiliar terms to assure accuracy. The text must be printed in at least twelve (12) point font. The SDOH reserves the right to require evidence that a handbook has been tested against the sixth-grade reading-level standard. Member handbooks must be available in languages other than English whenever at least five percent (5%) of the Prospective Enrollees in any county in the Contractor's service area speak that particular language and do not speak English as a first language.

Model Medicaid Advantage Handbook

It will be the responsibility of the SDOH to provide a copy of the current model Medicaid Advantage member handbook to the Contractor.

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E-2

APPENDIX F

New York State Department of Health Medicaid Advantage Action and Grievance System Requirements

F.I General Requirements

F.2 Medicaid Advantage Action Requirements

F.3 Medicaid Advantage Grievance System Requirements

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F.I

General Requirements

1. Organization Determinations

a) Organization Determinations means any decision by or on behalf of a MCO regarding payment or services to which an Enrollee believes he or she is entitled. For the purposes of this Agreement, Organization Determinations are synonymous with Action, as defined by this Appendix.

b) Organization Determinations regarding services determined by the Contractor to be benefits covered solely by Medicare shall be conducted in accordance with the procedures and requirements of 42 CFR Subpart M of Part 422, and the Medicare Managed Care Manual.

c) Organization Determinations regarding services determined by the Contractor to be benefits covered by Medicare and Medicaid shall be conducted in accordance with the procedures and requirements of 42 CFR Subpart M of Part 422 and the Medicare Managed Care Manual, except that:

i) the Contractor will determine whether services are Medically Necessary as that term is defined in this Agreement; and
ii) when the Contractor intends to reduce, suspend, or terminate a previously authorized service within an authorization period, the notification provisions of paragraph F.2(4)(a) of this Appendix shall apply.

d) Organization Determinations regarding services determined by the Contractor to be solely covered by Medicaid shall be conducted in accordance with Appendix F.I of this Agreement, and Articles 44 and 49 of the PHL, and 10 NYCRR Part 98, not otherwise expressly established herein.

2. Notices, Action Appeals, Complaints and Complaint Appeals

a) Services determined by the Contractor to be benefits solely covered by Medicare are subject to the Medicare Advantage Complaint and Appeals Process. In these cases, the Contractor will follow such procedures to notify Enrollees, and providers as applicable, regarding Organization Determinations and offer the Enrollee Medicare appeal rights.

b) Services determined by the Contractor to be solely covered by Medicaid are subject to the Medicaid Advantage Grievance System. In these cases, the Contractor will follow such procedures to notify Enrollees and providers regarding Organization Determinations and offer Action Appeal, Complaint, and Complaint Appeals rights in accordance with Appendices F.2 and F.3 of this Agreement and the requirements of Articles 44 and 49 of the PHL, and 10 NYCRR Part 98, not otherwise expressly established herein.

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c) For Organization Determinations regarding services determined by the Contractor to be a benefit under both Medicare and Medicaid, the Contractor must offer Enrollees the right to pursue either the Medicare appeal procedures or the Medicaid Advantage Action Appeals, Complaint, and Complaint Appeals procedures.

i) As part of, or attached to, the appropriate Organization Determination notice, the Contractor must provide Enrollees with a notice that informs the Enrollee of his or her appeal rights under both the Medicare and Medicaid Advantage programs, and of their right to select either the Medicare or Medicaid Advantage appeals process, and instructions to make such selection. Such notice shall inform the Enrollee that:

A) if he or she chooses to pursue the Medicare appeal procedures to challenge a service denial, suspension, reduction, or termination, the Enrollee may not pursue a Medicaid Advantage appeal and may not file a Fair Hearing request with the state; and
B) if he or she chooses to pursue the Medicaid Advantage appeal procedures to challenge a service denial, suspension, reduction, or termination, the Enrollee has up to 60 days from the day of the Contractor's notice of denial of coverage to pursue a Medicare appeal, regardless of the status of the Medicaid Advantage appeal.

ii) The Contractor will enclose with the notice described in (i) above the notice of Action and other attachments as may be required by Appendix F.2 (5)(a)(iii). However, the notice of Action need not duplicate information provided in the Organization Determination notice it is attached to.

iii) If the Enrollee files an appeal, but fails to select either the Medicare or Medicaid Advantage procedure, the default procedure will be the Medicaid Advantage procedure.

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F. 2

Medicaid Advantage Action Requirements

1. Definitions

a) Service Authorization Request means a request by an Enrollee or a provider on the Enrollee's behalf, to the Contractor for the provision of a service, including a request for a referral or for a non-covered service.

i) Prior Authorization Request is a Service Authorization Request by the Enrollee, or a provider on the Enrollee's behalf, for coverage of a new service, whether for a new authorization period or within an existing authorization period, before such service is provided to the Enrollee.

ii) Concurrent Review Request is a Service Authorization Request by an Enrollee, or a provider on Enrollee's behalf, for continued, extended or more of an authorized service than what is currently authorized by the Contractor.

b) Service Authorization Determination means the Contractor's approval or denial of a Service Authorization Request.

c) Adverse Determination means a denial of a Service Authorization Request by the Contractor on the basis that the requested service is not Medically Necessary or an approval of a Service Authorization Request is in an amount, duration, or scope that is less than requested.

d) An Action means an activity of a Contractor or its subcontractor that results in:

i) the denial or limited authorization of a Service Authorization Request, including the type or level of service;

ii) the reduction, suspension, or termination of a previously authorized service;

iii) the denial, in whole or in part, of payment for a service;

iv) failure to provide services in a timely manner as defined by applicable State law and regulation and Section 15 of this Agreement; or

v) failure of the Contractor to act within the timeframes for resolution and notification of determinations regarding Complaints, Action Appeals and Complaint Appeals provided in this Appendix.

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2. General Requirements

a) The Contractor's policies and procedures for Service Authorization Determinations and utilization review determinations shall comply with 42 CFR Part 438 and Article 49 of the PHL, including but not limited to the following:

i) Expedited review of a Service Authorization Request must be conducted when the Contractor determines or the provider indicates that a delay would seriously jeopardize the Enrollee's life or health or ability to attain, maintain, or regain maximum function. The Enrollee may request expedited review of a Prior Authorization Request or Concurrent Review Request. If the Contractor denies the Enrollee's request for expedited review, the Contractor must handle the request under standard review timeframes.

ii) Any determination to deny a Service Authorization Request or to authorize a service in an amount, duration, or scope that is less than requested, must be made by a licensed, certified, or registered health care professional. If such Adverse Determination was based on medical necessity, the determination must be made by a clinical peer reviewer as defined by PHL §4900(2)(a).

iii) The Contractor is required to provide notice by phone and in writing to the Enrollee and to the provider of Service Authorization Determinations, whether adverse or not, within the timeframe specified in Section 3 below. Notice to the provider must contain the same information as the Notice of Action for the Enrollee.

iv) The Contractor is required to provide the Enrollee written notice of any Action other than a Service Authorization Determinations within the timeframe specified in Section 4 below.

3. Timeframes for Service Authorization Determinations

a) For Prior Authorization Requests, the Contractor must make a Service Authorization Determination and notice the Enrollee of the determination by phone and in writing as fast as the Enrollee's condition requires and no more than:

i) In the case of an expedited review, three (3) business days after receipt of the Service Authorization Request; or

ii) In all other cases, within three (3) business days of receipt of necessary information, but no more than fourteen (14) days after receipt of the Service Authorization request.

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b) For Concurrent Review Requests, the Contractor must make a Service Authorization Determination and notice the Enrollee of the determination by phone and in writing as fast as the Enrollee's condition requires and no more than:

i) In the case of an expedited review, one (1) business day after receipt of necessary information but no more than three (3) business days after receipt of the Service Authorization Request; or

ii) In all other cases, within one (1) business day of receipt of necessary information, but no more than fourteen (14) days after receipt of the Service Authorization Request.

c) Timeframes for Service Authorization Determinations may be extended for up to fourteen (14) days if:

i) the Enrollee, the Enrollee's designee, or the Enrollee's provider requests an extension orally or in writing; or

ii) The Contractor can demonstrate or substantiate that there is a need for additional information and how the extension is in the Enrollee's interest. The Contractor must send notice of the extension to the Enrollee. The Contractor must maintain sufficient documentation of extension determinations to demonstrate, upon SDOH's request, that the extension was justified.

d) If the Contractor extended its review as provided in paragraph 3(c) above, the Contractor must make a Service Authorization Determination and notice the Enrollee by phone and in writing as fast as the Enrollee's condition requires and within three (3) business days after receipt of necessary information for Prior Authorization Requests or within one (1) business day after receipt of necessary information for Concurrent Review Requests, but in no event later than the date the extension expires.

4. Timeframes for Notices of Actions Other Than Service Authorizations Determinations

a) When the Contractor intends to reduce, suspend, or terminate a previously authorized service within an authorization period, it must provide the Enrollee with a written notice at least ten (10) days prior to the intended Action, except:

i) the period of advance notice is shortened to five (5) days in cases of confirmed Enrollee fraud; or ii) the Contractor may mail notice not later than date of the Action for the following:
A) the death of the Enrollee;
B) a signed written statement from the Enrollee requesting service termination or giving information requiring termination or reduction of services (where the Enrollee understands that this must be the result of supplying the information);
C) the Enrollee's admission to an institution where the Enrollee is ineligible for further services;

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D) the Enrollee's address is unknown and mail directed to the Enrollee is returned stating that there is no forwarding address;
E) the Enrollee has been accepted for Medicaid services by another jurisdiction; or
F) the Enrollee's physician prescribes a change in the level of medical care.

b) The Contractor must mail written notice to the Enrollee on the date of the Action when the Action is denial of payment, in whole or in part, except as provided in paragraph F.2 6(b) below.

c) When the Contractor does not reach a determination within the Service Authorization Determination timeframes described above, it is considered an Adverse Determination, and the Contractor must send notice of Action to the Enrollee on the date the timeframes expire.

5. Format and Content of Notices

a) The Contractor shall ensure that all notices are in writing, in easily understood language and are accessible to non-English speaking and visually impaired Enrollees. Notices shall include that oral interpretation and alternate formats of written material for Enrollees with special needs are available and how to access the alternate formats.

i) Notice to the Enrollee that the Enrollee's request for an expedited review has been denied shall include that the request will be reviewed under standard timeframes, including a description of the timeframes.

ii) Notice to the Enrollee regarding a Contractor-initiated extension shall include:
A) the reason for the extension;
B) an explanation of how the delay is in the best interest of the Enrollee;
C) any additional information the Contractor requires from any source to make its determination;
D) the revised date by which the MCO will make its determination;
E) the right of the Enrollee to file a Complaint (as defined in Appendix F.3 of this Agreement)regarding the extension;
F) the process for filing a Complaint with the Contractor and the timeframes within which a Complaint determination must be made;
G) the right of an Enrollee to designate a representative to file a Complaint on behalf of the Enrollee; and H) the right of the Enrollee to contact the New York State Department of Health regarding his or her Complaint, including the SDOH's toll-free number for Complaints.

iii) Notice to the Enrollee of an Action shall include:
A) the description of the Action the Contractor has taken or intends to take;
B) the reasons for the Action, including the clinical rationale, if any;

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C) the Enrollee's right to file an Action Appeal (as defined in Appendix F.3 of this Agreement) , including:
I) The fact that the Contractor will not retaliate or take any discriminatory action against the Enrollee because he/she filed an Action Appeal.
II) The right of the Enrollee to designate a representative to file Action Appeals on his/her behalf;
D) the process and timeframe for filing an Action Appeal with the Contractor, including an explanation that an expedited review of the Action Appeal can be requested if a delay would significantly increase the risk to an Enrollee's health, a toll-free number for filing an oral Action Appeal and a form, if used by the Contractor, for filing a written Action Appeal;
E) a description of what additional information, if any, must be obtained by the Contractor from any source in order for the Contractor to make an Appeal determination;
F) the timeframes within which the Action Appeal determination must be made;
G) the right of the Enrollee to contact the New York State Department of Health with his or her Complaint, including the SDOH's toll-free number for Complaints; and
H) the notice entitled "Managed Care Action Taken" for denial of benefits or for termination or reduction in benefits, as applicable, containing the Enrollee's fair hearing and aid continuing rights.
I) For Actions based on issues of Medical Necessity or an experimental or investigational treatment, the notice of Action shall also include:

I) a clear statement that the notice constitutes the initial adverse determination and specific use of the terms "medical necessity" or "experimental/investigational;"
II) a statement that the specific clinical review criteria relied upon in making the determination is available upon request; and
III) a statement that the Enrollee may be eligible for, and the timeframes for filing an External Appeal, including that if so eligible, the Enrollee may request an External Appeal after first filing an expedited Action Appeal with the Contractor and receiving notice that the Contractor upholds its adverse determination, or after filing a standard Action Appeal with the Contractor and receiving the Contractor's final adverse determination, or after the Contractor and the Enrollee agree to waive the internal Action Appeal process.

6. Contractor Obligation to Notice

a) The Contractor must provide written Notice of Action to Enrollees and providers in accordance with the requirements of this Appendix, including, but not limited to, the following circumstances (except as provided for in paragraph 6(b) below):

i) the Contractor makes a coverage determination or denies a request for a referral, regardless of whether the Enrollee has received the benefit;

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ii) the Contractor determines that a service does not have appropriate authorization;

iii) the Contractor denies a claim for services provided by a Non-Participating Provider for any reason;

iv) the Contractor denies a claim or service due to medical necessity;

v) the Contractor rejects a claim or denies payment due to a late claim submission;

vi) the Contractor denies a claim because it has determined that the Enrollee was not eligible for Medicaid Advantage coverage on the date of service;

vii) the Contractor denies a claim for service rendered by a Participating Provider due to lack of a referral;

viii) the Contractor denies a claim because it has determined it is not the appropriate payor; or

ix) the Contractor denies a claim due to a Participating Provider billing for Benefit Package services not included in the Provider Agreement between the Contractor and the Participating Provider.

b) The Contractor is not required to provide written Notice of Action to Enrollees in the following circumstances:

i) When there is a prepaid capitation arrangement with a Participating Provider and the Participating Provider submits a fee-for-service claim to the Contractor for a service that falls within the capitation payment;

ii) if a Participating Provider of the Contractor itemizes or "unbundles" a claim for services encompassed by a previously negotiated global fee arrangement;

iii) if a duplicate claim is submitted by the Enrollee or a Participating Provider, no notice is required, provided an initial notice has been issued;

iv) if the claim is for a service that is carved-out of the Benefit Package and is provided to an Enrollee through Medicaid fee-for-service, however, the Contractor should notify the provider to submit the claim to Medicaid;

v) if the Contractor makes a coding adjustment to a claim (up-coding or down-coding) and its Provider Agreement with the Participating Provider includes a provision allowing the Contractor to make such adjustments;

vi) if the Contractor has paid the negotiated amount reflected in the Provider Agreement with a Participating Provider for the services provided to the Enrollee and denies the Participating Provider's request for additional payment; or

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vii) If the Contractor has not yet adjudicated the claim. If the Contractor has pended the claim while requesting additional information, a notice is not required until the coverage determination has been made.

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F.3

Medicaid Advantage Grievance System Requirements

1. Definitions

a) A Grievance System means the Contractor's Medicaid Advantage Complaint and Appeal process, and includes a Complaint and Complaint Appeal process, a process to appeal Actions, and access to the State's fair hearing system.

b) For the purposes of this Agreement, a Complaint means an Enrollee's expression of dissatisfaction with any aspect of his or her care other than an Action. A "Complaint" means the same as a "grievance" as defined by 42 CFR §438.400 (b).

c) An Action Appeal means a request for a review of an Action.

d) A Complaint Appeal means a request for a review of a Complaint determination.

e) An Inquiry means a written or verbal question or request for information posed to the Contractor with regard to such issues a.s benefits, contracts, and organization rules. Neither Enrollee Complaints nor disagreements with Contractor determinations are Inquiries.

2. Grievance System - General Requirements

a) The Contractor shall describe its Grievance System in the Member Handbook, and it must be accessible to non-English speaking, visually, and hearing impaired Enrollees. The handbook shall comply with The Member Handbook Guidelines (Appendix E) of this Agreement.

b) The Contractor will provide Enrollees with any reasonable assistance in completing forms and other procedural steps for filing a Complaint, Complaint Appeal or Action Appeal, including, but not limited to, providing interpreter services and toll-free numbers with TTY/TDD and interpreter capability.

c) The Enrollee may designate a representative to file Complaints, Complaint Appeals and Action Appeals on his/her behalf.

d) The Contractor will not retaliate or take any discriminatory action against the Enrollee because he/she filed a Complaint, Complaint Appeal or Action Appeal.

e) The Contractor's procedures for accepting Complaints, Complaint Appeals and Action Appeals shall include:

i) toll-free telephone number;

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ii) designated staff to receive calls;

iii) "live" phone coverage at least 40 hours a week during normal business hours;

iv) a mechanism to receive after hours calls, including either:
A) a telephone system available to take calls and a plan to respond to all such calls no later than on the next business day after the calls were recorded; or
B) a mechanism to have available on a twenty-four (24) hour, seven (7) day a week basis designated staff to accept telephone Complaints, whenever a delay would significantly increase the risk to an Enrollee's health.

f) The Contractor must ensure that personnel making determinations regarding Complaints, Complaint Appeals and Action Appeals were not involved in previous levels of review or decision-making. If any of the following applies, determinations must be made by qualified clinical personnel as specified in this Appendix:

i) A denial of an Action Appeal based on lack of medical necessity.
ii) A Complaint regarding denial of expedited resolution of an Action Appeal.
iii) A Complaint, Complaint Appeal, or Action Appeal that involves clinical issues.

3. Action Appeals Process

a) The Contractor's Action Appeals process shall indicate the following regarding resolution of Appeals of an Action:

i) The Enrollee, or his or her designee, will have no less than sixty (60) business days and no more than 90 days from the date of the notice of Action to file an Action Appeal. An Enrollee filing an Action Appeal within ten (10) days of the notice of Action or by the intended date of an Action, whichever is later, that involves the reduction, suspension, or termination of previously approved services may request "aid continuing" in accordance with Section 24.4 of this Agreement.

ii) The Enrollee may file a written Action Appeal or an oral Action Appeal. Oral Action Appeals must be followed by a written, signed, Action Appeal. The Contractor may provide a written summary of an oral Action Appeal to the Enrollee (with the acknowledgement or separately) for the Enrollee to review, modify if needed, sign and return to the Contractor. If the Enrollee or provider requests expedited resolution of the Action Appeal, the oral Action Appeal does not need to be confirmed in writing. The date of the oral filing of the Action Appeal will be the date of the Action Appeal for the purposes of the timeframes for resolution of Action Appeals. Action Appeals resulting from a Concurrent Review must be handled as an expedited Action Appeal.

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iii) The Contractor must send a written acknowledgement of the Action Appeal, including the name, address and telephone number of the individual or department handling the Action Appeal, within fifteen (15) days of receipt. If a determination is reached before the written acknowledgement is sent, the Contractor may include the written acknowledgement with the notice of Action Appeal determination (one notice).

iv) The Contractor must provide the Enrollee reasonable opportunity to present evidence, and allegations of fact or law, in person as well as in writing. The Contractor must inform the Enrollee of the limited time to present such evidence in the case of an expedited Action Appeal. The Contractor must allow the Enrollee or his or her designee, both before and during the Action Appeals process, to examine the Enrollee's case file, including medical records and any other documents and records considered during the Action Appeals process. The Contractor will consider the Enrollee, his or her designee, or legal estate representative of a deceased Enrollee a party to the Action Appeal.

v) The Contractor must have a process for handling expedited Action Appeals. Expedited resolution of the Action Appeal must be conducted when the Contractor determines or the provider indicates that a delay would seriously jeopardize the Enrollee's life or health or ability to attain, maintain, or regain maximum function. The Enrollee may request an expedited review of an Action Appeal. If the Contractor denies the Enrollee's request for an expedited review, the Contractor must handle the request under standard Action Appeal resolution timeframes, make reasonable efforts to provide prompt oral notice of the denial to the Enrollee and send written notice of the denial within two (2) days of the denial determination.

vi) The Contractor must ensure that punitive action is not taken against a provider who either requests an expedited resolution or supports an Enrollee's Appeal.

vii) Action Appeals of clinical matters must be decided by personnel qualified to review the Action Appeal, including licensed, certified or registered health care professionals who did not make the initial determination, at least one of whom must be a clinical peer reviewer, as defined by PHL §4900(2)(a). Action Appeals of non-clinical matters shall be determined by qualified personnel at a higher level than the personnel who made the original determination.

4. Timeframes for Resolution of Action Appeals

a) The Contractor's Action Appeals process shall indicate the following specific timeframes regarding Action Appeal resolution:

i) The Contractor will resolve Action Appeals as fast as the Enrollee's condition requires, and no later than thirty (30) days from the date of the receipt of the Action Appeal.

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ii) The Contractor will resolve expedited Action Appeals as fast as the Enrollee's condition requires, within two (2) business days of receipt of necessary information and no later than three (3) business days of the date of the receipt of the Action Appeal.

iii) Timeframes for Action Appeal resolution, in either (i) or (ii) above, may be extended for up to fourteen (14) days if:
A) the Enrollee, his or her designee, or the provider requests an extension orally or in writing; or
B) the Contractor can demonstrate or substantiate that there is a need for additional information and the extension is in the Enrollee's interest. The Contractor must send notice of the extension to the Enrollee. The Contractor must maintain sufficient documentation of extension determinations to demonstrate, upon SDOH's request, that the extension was justified.

iv) The Contractor will make a reasonable effort to provide oral notice to the Enrollee, his or her designee, and the provider where appropriate, for expedited Action Appeals at the time the Action Appeal determination is made.

v) The Contractor must send written notice to the Enrollee, his or her designee, and the provider where appropriate, within two (2) business days of the Action Appeal determination.

5. Action Appeal Notices

a) The Contractor shall ensure that all notices are in writing and in easily understood language and are accessible to non-English speaking and visually impaired Enrollees. Notices shall include that oral interpretation and alternate formats of written material for Enrollees with special needs are available and how to access the alternate formats.

i) Notice to the Enrollee that the Enrollee's request for an expedited Action Appeal has been denied shall include that the request will be reviewed under standard Action Appeal timeframes, including a description of the timeframes. This notice may be combined with the acknowledgement.

ii) Notice to the Enrollee regarding an Contractor-initiated extension shall include:
A) the reason for the extension;
B) an explanation of how the delay is in the best interest of the Enrollee;
C) any additional information the Contractor requires from any source to make its determination;
D) the revised date by which the MCO will make its determination;
E) the right of the Enrollee to file a Complaint regarding the extension;
F) the process for filing a Complaint with the Contractor and the timeframes within which a Complaint determination must be made;

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G) the right of an Enrollee to designate a representative to file a Complaint on behalf of the Enrollee; and H) the right of the Enrollee to contact the New York State Department of Health regarding his or her their Complaint, including the SDOH's toll-free number for Complaints.

iii) Notice to the Enrollee of Action Appeal Determination shall include:
A) Date the Action Appeal was filed and a summary of the Action Appeal;
B) Date the Action Appeal process was completed;
C) the results and the reasons for the determination, including the clinical rationale, if any;
D) If the determination was not in favor of the Enrollee, a description of Enrollee's fair hearing rights, if applicable;
E) the right of the Enrollee to contact the New York State Department of Health regarding his or her Complaint, including the SDOH's toll-free number for Complaints; and
F) For Action Appeals involving Medical Necessity or an experimental or investigational treatment, the notice must also include:
I) a clear statement that the notice constitutes the final adverse determination and specifically use the terms "medical necessity" or "experimental/investigational;"
II) the Enrollee's coverage type;
III) the procedure in question, and if available and applicable the name of the provider and developer/manufacturer of the health care service;
IV) statement that the Enrollee is eligible to file an External Appeal and the timeframe for filing;
V) a copy of the "Standard Description and Instructions for Health Care Consumers to Request an External Appeal" and the External Appeal application form;
VI) the Contractor's contact person and telephone number;
VII) the contact person, telephone number, company name and full address of the utilization review agent, if the determination was made by the agent; and
VIII) if the Contractor has a second level internal review process, the notice shall contain instructions on how to file a second level Action Appeal and a statement in bold text that the timeframe for requesting an External Appeal begins upon receipt of the final adverse determination of the first level Action Appeal, regardless of whether or not a second level of Action Appeal is requested, and that by choosing to request a second level Action Appeal, the time may expire for the Enrollee to request an External Appeal.

6. Complaint Process

a) The Contractor' Complaint process shall include the following regarding the handling of Enrollee Complaints:

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i) The Enrollee, or his or her designee, may file a Complaint regarding any dispute with the Contractor orally or in writing. The Contractor may have requirements for accepting written Complaints either by letter or Contractor supplied form. The Contractor cannot require an Enrollee to file a Complaint in writing.

ii) The Contractor must provide written acknowledgment of any Complaint not immediately resolved, including the name, address and telephone number of the individual or department handling the Complaint, within fifteen (15) business days of receipt of the Complaint. The acknowledgement must identify any additional information required by the Contractor from any source to make a determination. If a Complaint determination is made before the written acknowledgement is sent, the Contractor may include the acknowledgement with the notice of the determination (one notice).

iii) Complaints shall be reviewed by one or more qualified personnel.

iv) Complaints pertaining to clinical matters shall be reviewed by one or more licensed, certified or registered health care professionals in addition to whichever non-clinical personnel the Contractor designates.

7. Timeframes for Complaint Resolution by the Contractor

a) The Contractor's Complaint process shall indicate the following specific timeframes regarding Complaint resolution:

i) If the Contractor immediately resolves an oral Complaint to the Enrollee's satisfaction, that Complaint may be considered resolved without any additional written notification to the Enrollee. Such Complaints must be logged by the Contractor and included in the Contractor's quarterly HPN Complaint report submitted to SDOH in accordance with Section 18 of this Agreement.

ii) Whenever a delay would significantly increase the risk to an Enrollee's health, Complaints shall be resolved within forty-eight (48) hours after receipt of all necessary information and no more than seven (7) days from the receipt of the Complaint.

iii) All other Complaints shall be resolved within forty-five (45) days after the receipt of all necessary information and no more than sixty (60) days from receipt of the Complaint. The Contractor shall maintain reports of Complaints unresolved after forty-five (45) days in accordance with Section 18 of this Agreement.

8. Complaint Determination Notices

a) The Contractor's procedures regarding the resolution of Enrollee Complaints shall include the following:

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i) Complaint Determinations by the Contractor shall be made in writing to the Enrollee or his/her designee and include:
A) the detailed reasons for the determination;
B) in cases where the determination has a clinical basis, the clinical rationale for the determination;
C) the procedures for the filing of an appeal of the determination, including a form, if used by the Contractor, for the filing of such a Complaint Appeal; and notice of the right of the Enrollee to contact the State Department of Health regarding his or her Complaint, including SDOH's toll-free number for Complaints.

ii) If the Contractor was unable to make a Complaint determination because insufficient information was presented or available to reach a determination, the Contractor will send a written statement that a determination could not be made to the Enrollee on the date the allowable time to resolve the Complaint has expired.

iii) In cases where delay would significantly increase the risk to an Enrollee's health, the Contractor shall provide notice of a determination by telephone directly to the Enrollee or to the Enrollee's designee, or when no phone is available, some other method of communication, with written notice to follow within three (3) business days.

9. Complaint Appeals

a) The Contractor's procedures regarding Enrollee Complaint Appeals shall include the following:

i) The Enrollee or designee has no less than sixty (60) business days after receipt of the notice of the Complaint determination to file a written Complaint Appeal. Complaint Appeals may be submitted by letter or by a form provided by the Contractor.

ii) Within fifteen (15) business days of receipt of the Complaint Appeal, the Contractor shall provide written acknowledgment of the Complaint Appeal, including the name, address and telephone number of the individual designated to respond to the Appeal. The Contractor shall indicate what additional information, if any, must be provided for the Contractor to render a determination.

iii) Complaint Appeals of clinical matters must be decided by personnel qualified to review the Appeal, including licensed, certified or registered health care professionals who did not make the initial determination, at least one of whom must be a clinical peer reviewer, as defined by PHL §4900(2)(a).

iv) Complaint Appeals of non-clinical matters shall be determined by qualified personnel at a higher level than the personnel who made the original Complaint determination.

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v) Complaint Appeals shall be decided and notification provided to the Enrollee no more than:
A) two (2) business days after the receipt of all necessary information when a delay would significantly increase the risk to an Enrollee's health; or
B) thirty (30) business days after the receipt of all necessary information in all other instances.

vi) The notice of the Contractor's Complaint Appeal determination shall include:
A) the detailed reasons for the determination;
B) the clinical rationale for the determination in cases where the determination has a clinical basis;
C) the notice shall also inform the Enrollee of his/her option to also contact the State Department of Health with his/her Complaint, including the SDOH's toll-free number for Complaints;
D) instructions for any further Appeal, if applicable.

10. Records

a) The Contractor shall maintain a file on each Complaint, Action Appeal and Complaint Appeal. These records shall be readily available for review by the SDOH, upon request. The file shall include:

i) date the Complaint was filed;

ii) copy of the Complaint, if written;

iii) date of receipt of and copy of the Enrollee's written confirmation, if any;

iv) log of Complaint determination including the date of the determination and the titles of the personnel and credentials of clinical personnel who reviewed the Complaint;

v) date and copy of the Enrollee's Action Appeal or Complaint Appeal;

vi) Enrollee or provider requests for expedited Action Appeals and Complaint Appeals and the Contractor's determination;

vii) necessary documentation to support any extensions;

viii) determination and date of determination of the Action Appeals and Complaint Appeals;

ix) the titles and credentials of clinical staff who reviewed the Action Appeals and Complaint Appeals; and

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x) Complaints unresolved for greater than forty-five (45) days.

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APPENDIX G

Reserved

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APPENDIX H

New York State Department of Health Guidelines for the Processing of Medicaid Advantage Enrollments and Disenrollments

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Appendix H
SDOH Guidelines
For the Processing of Medicaid Advantage Enrollments and Disenrollments

1. General

The Contractor's Enrollment and Disenrollment procedures for Medicaid Advantage shall be consistent with these requirements, except that to allow LDSS and the Contractor flexibility in developing processes that will meet the needs of both parties, the SDOH may allow modifications to timeframes and some procedures. Where an Enrollment Broker exists, the Enrollment Broker may be responsible for some or all of the LDSS responsibilities.

2. Enrollment

a) SDOH Responsibilities.

i) The SDOH is responsible for monitoring Local District program activities and providing technical assistance to the LDSS and the Contractor to ensure compliance with the State's policies and procedures.

ii) SDOH reviews and approves proposed Enrollment materials prior to the Contractor publishing and disseminating or otherwise using the materials.

b) LDSS Responsibilities:

i) The LDSS has the primary responsibility for processing Medicaid Advantage enrollments.

ii) Each LDSS determines Medicaid eligibility. To the extent practicable, the LDSS will follow up with Enrollees when the Contractor provides documentation of any change in status which may affect the Enrollee's Medicaid and/or Medicaid Advantage eligibility.

iii) LDSS is responsible for providing pre-enrollment information on Medicaid Advantage to Dually Eligible beneficiaries, consistent with Social Services Law, Section 364-j(4)(e)(iv) and train persons providing enrollment counseling to Eligible Persons.

iv) The LDSS is responsible for informing Eligible Persons of the availability of Medicaid Advantage Products, the scope of services covered by each, and that enrollment is voluntary.

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v) The LDSS is responsible for informing Eligible Persons of the right to confidential face-to-face enrollment counseling and will make confidential face-to-face sessions available upon request.

vi) The LDSS is responsible for instructing Eligible Persons, to verify with the medical services providers they prefer, or have an existing relationship with, that such medical services providers are Participating Providers of the selected MCO and are available to serve the Enrollee. The LDSS includes such written instructions to Eligible Persons in its written materials related to Enrollment.

vii) For Enrollments made during face-to-face counseling, if the Prospective Enrollee has a preference for particular medical services providers, Enrollment counselors shall verify with the medical services providers that such medical services providers whom the prospective Enrollee prefers are Participating Providers of the selected MCO and are available to serve the Prospective Enrollee.

viii) The LDSS is responsible for the timely processing of Medicaid Advantage Enrollment applications received from participating health plans.

ix) The LDSS is responsible for processing Enrollments in Medicaid Advantage without edits for Medicare coverage in the Welfare Management System (WMS); however the LDSS is responsible for ensuring that WMS is updated with Medicare A and B coverage status for new Enrollees upon review of documentation provided by the Contractor or the Enrollee.

x) The LDSS is responsible for determining the eligibility status of Medicaid Advantage enrollment applications. Applications will be enrolled, pended or denied.

xi) The LDSS is responsible for processing Medicaid Advantage enrollment applications until the last day of the month preceding the Effective Date of Enrollment, to the extent possible.

xii) The LDSS is responsible for notifying the Contractor of plan-assisted enrollment applications that are accepted, pended or denied.

xiii) The LDSS is responsible for entering individual enrollment form data and transmitting that data to the State's Prepaid Capitation Plan (PCP) Subsystem. The transfer of enrollment information may be accomplished by any of the following:

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A) LDSS directly enters data into PCP Subsystem; or

B) LDSS or Contractor submits a tape to the State, to be edited and entered into PCP Subsystem; or

C) LDSS electronically transfers data via a dedicated line, from eMedNY to the PCP Subsystem.

xiv) Extensive use of the secondary roster will be utilized to coordinate the Effective Dates of Enrollment for Medicaid and Medicare Advantage.

xv) The LDSS is responsible for prospectively re-enrolling an Enrollee who is disenrolled from the Contractor's Medicaid Advantage Product due to loss of Medicaid eligibility, who regains eligibility within three months, in the Contractor's Medicaid Advantage Product, provided that the individual remains enrolled in the Contractor's Medicare Advantage Product.

xvi) The LDSS is responsible for processing new Enrollment applications to transfer a member of the Contractor's Medicaid managed care product to the Contractor's Medicaid Advantage Product if the Enrollee, upon gaining Medicare eligibility, wishes to enroll in the Contractor's Medicaid Advantage Product. To the extent possible, such Enrollments shall be made effective the first day of the month that the Enrollee's Medicare Advantage Coverage is effective.

xvii) The LDSS is responsible for sending the following notices to Eligible Persons:

A) Enrollment Confirmation Notice: This notice indicates the Effective Date of Enrollment, the name of the Medicaid Advantage Product and the individual who is being enrolled. This notice must also include a statement advising the individual that if his/her Medicare Advantage enrollment is denied by CMS, the individual's Medicaid Advantage Enrollment will be voided retroactively back to the Effective Date of Enrollment. In such instances, the individual may be responsible for the cost of any Medicaid Advantage Benefit rendered during the retroactive period if the benefit was provided by a non-Medicaid participating provider.

B) Notice of Denial of Enrollment: This notice is used when an individual has been determined by LDSS to be ineligible for enrollment into a Medicaid Advantage Product. This notice must include fair hearing rights.

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c) Contractor Responsibilities:

i) To the extent permitted by law and regulation, the Contractor is responsible for assisting Dually Eligible persons eligible for enrollment in Medicaid Advantage to complete the Enrollment application. The Contractor will submit plan Enrollments to the LDSS, within a maximum of five (5) business days from the day the Enrollment is received by the Contractor (unless otherwise agreed to by SDOH and LDSS).

ii) The Contractor is responsible for obtaining documentation of Medicare A and B coverage prior to sending the Enrollment transaction to the LDSS for processing. In all areas where Enrollments are not processed by the Enrollment Broker, the documentation must accompany the Enrollment form to the LDSS. Acceptable documentation includes: a current Medicare card or other documentation acceptable to CMS or received by the Contractor from interaction with CMS' data systems.

iii) In areas where Enrollments are submitted electronically to the Enrollment Broker, the Contractor is responsible for forwarding the documentation of current Medicare A and B coverage to the Enrollment Broker within five (5) business days of learning from the Enrollment Broker that evidence of Medicare A and B coverage is not reflected in the WMS system.

iv) The Contractor must notify new Enrollees of their Effective Date of Enrollment. To the extent practicable, such notification must precede the Effective Date of Enrollment. This notice must also include a statement advising the individual that if his/her Medicare Advantage enrollment is denied by CMS, the individual's Medicaid Advantage Enrollment will be voided retroactively back to the Effective Date of Enrollment. In such instances, the individual may be responsible for the cost of any Medicaid Advantage Benefit rendered during the retroactive period if the benefit was provided by a non-Medicaid participating provider.

v) The Contractor must report any changes in status for its Enrollees to the LDSS within five (5) business days of such information becoming known to the Contractor. This includes, but is not limited to, factors that may impact Medicaid or Medicaid Advantage eligibility such as address changes, incarceration, third party insurance other than Medicare, Disenrollment from the Contractor's Medicare Advantage Product, etc.

vi) If an Enrollee's Enrollment in the Contractor's Medicare Advantage Product is rejected by CMS, the Contractor must notify the LDSS within five (5) business days of learning of CMS' rejection of the Enrollment.

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In such instances, the LDSS shall delete the Enrollee's Enrollment in the Contractor's Medicaid Advantage Plan.

vii) The Contractor shall advise potential Enrollees, in written materials related to enrollment, to verify with the medical services providers they prefer, or have an existing relationship with, that such medical services providers are Participating Providers and are available to serve the Prospective Enrollee.

viii) The Contractor shall accept all Enrollments as ordered by the Office of Temporary and Disability Assistance's Office of Administrative Hearings due to fair hearing requests or decisions.

3. Newborn Enrollments:

a) SDOH Responsibilities:

i) The SDOH will update WMS with information on the newborn received from hospitals or birthing centers, consistent with the requirements of Section 366-g of the Social Services Law as amended by Chapter 412 of the Laws of 1999.

ii) Upon notification of the birth by the hospital or birthing center, the SDOH will update WMS with the demographic data for the newborn generating appropriate Medicaid coverage.

b) LDSS Responsibilities:

i) The LDSS is responsible for granting Medicaid eligibility for newborns for one (1) year if born to a woman eligible for and receiving MA assistance on the date of birth. (Social Services Law Section 366 (4) (1))

ii) The LDSS is responsible for adding eligible unborns to all WMS cases that include a pregnant woman as soon as the pregnancy is medically verified. (NYS DSS Administrative Directive 85 ADM-33)

iii) In the event that the LDSS leams of an Enrollee's pregnancy prior to the Contractor, the LDSS is responsible for establishing MA eligibility and enrolling the unborn into Medicaid managed care in cases where an enrollment form is received or other members of the family are enrolled in a mainstream plan.

iv) When a newborn is enrolled in managed care, the LDSS is responsible for sending an Enrollment Confirmation Notice to inform the mother of

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the Effective Date of Enrollment, which is the first (1st) day of the month of birth, and the plan in which the newborn is enrolled.

v) The LDSS may develop a transmittal form to be used for unborn/newborn notification between the Contractor and the LDSS.

c) Contractor Responsibilities:

i) The Contractor must notify the LDSS in writing of any Enrollee that is pregnant within thirty (30) days of knowledge of the pregnancy. Notifications should be transmitted to the LDSS at least monthly. The notifications should contain the pregnant woman's name. Client ID Number (CIN), and the expected date of confinement (EDC).

ii) Upon the newborn's birth, the Contractor must send verifications of infant's demographic data to the LDSS, within five (5) days after knowledge of the birth. The demographic data must include: the mother's name and CIN, the newborn's name and CIN (if newborn has a CIN), sex and the date of birth.

4. Roster Reconciliation:

a) All Enrollments are effective the first of the month.

b) SDOH Responsibilities:

i) The SDOH maintains both the PCP subsystem Enrollment files and the WMS eligibility files, using data input by the LDSS. SDOH uses data contained in both these files to generate the Roster.

ii) SDOH shall send monthly to the Contractor and LDSS (according to a schedule established by SDOH) a complete list of all Enrollees for which the Contractor is expected to assume medical risk beginning on the 1st of the following month (First Monthly Roster). Notification to the Contractor and LDSS will be accomplished via paper transmission, magnetic media, or the HPN.

iii) SDOH shall send the Contractor and LDSS monthly, at the time of the first monthly roster production, a Disenrollment Report listing those Enrollees from the previous month's roster who were disenrolled, transferred to another MCO, or whose Enrollments were deleted from the file. Notification to the Contractor and LDSSs will be accomplished via paper transmission, magnetic media, or the HPN.

iv) The SDOH shall also forward an error report as necessary to the Contractor and LDSS.

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v) On the first (1st) weekend after the first (1st) day of the month following the generation of the first (1st) Roster, SDOH shall send the Contractor and LDSS a second Roster which contains any additional Enrollees that the LDSS has added for Enrollment for the current month. The SDOH will also include any additions to the error report that have occurred since the initial error report was generated.

c) LDSS Responsibilities:

i) The LDSS is responsible for notifying the Contractor electronically or in writing of changes in the First Roster and error report, no later than the end of the month. This includes, but is not limited to, new Enrollees whose Enrollments in Medicaid Advantage were processed subsequent to the pull-down date but prior to the Effective Date of Enrollment. (Note: To the extent practicable the date specified must allow for timely notice to Enrollees regarding their Enrollment status. The Contractor and the LDSS may develop protocols for the purpose of resolving Roster discrepancies that remain unresolved beyond the end of the month).

ii) Enrollment and eligibility issues are reconciled by the LDSS to the extent possible, through manual adjustments to the PCP subsystem Enrollment and WMS eligibility files, if appropriate.

d) Contractor Responsibilities:

i) The Contractor is at risk for providing Benefit Package services for those Enrollees listed on the 1st and 2nd Rosters for the month in which the 2nd Roster is generated. Contractor is not at risk for providing services to Enrollees who appear on the monthly Disenrollment report.

ii) The Contractor must submit claims to the State's Fiscal Agent for all Eligible Persons that are on the 1st and 2nd Rosters (see Appendix H, page 7), adjusted to add Eligible Persons enrolled by the LDSS after Roster production and to remove individuals disenrolled by LDSS after Roster production (as notified to the Contractor). In the cases of retroactive Disenrollments, the Contractor is responsible for submitting an adjustment to void any previously paid premiums for the period of retroactive Disenrollment, where the Contractor was not at risk for the provision of Benefit Package services. Payment of sub-capitation does not constitute "provision of Benefit Package services."

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5. Disenrollment:

a) LDSS Responsibilities:

i) Enrollees may request to disenroll from the Contractor's Medicaid Advantage Product at any time for any reason. Disenrollment requests may be made by Enrollees to the LDSS, the Enrollment Broker, or the Contractor.

ii) Medicaid Advantage Plans, LDSSs, and the Enrollment Broker must utilize State-approved Disenrollment forms.

iii) The LDSS will accept requests for Disenrollment directly from the Enrollee or from the Contractor.

iv) Enrollees may initiate a request for an expedited Disenrollment to the LDSS. The LDSS is responsible for expediting the Disenrollment process in those cases where an Enrollee's request for Disenrollment involves concurrent Disenrollment from the Contractor's Medicare Advantage Product, an urgent medical need, a complaint of non-consensual enrollment or, in New York City, homeless individuals in the shelter system. If approved, the LDSS will manually process the Disenrollment through the PCP Subsystem. Enrollees who request to be disenrolled from Medicaid Advantage based on their documented HIV, ESRD, or SPMI/SED status are categorically eligible for an expedited Disenrollment on the basis of urgent medical need.

v) The LDSS is responsible for processing routine Disenrollment requests to take effect on the first (1st) day of the following month to the extent possible. In no event shall the Effective Date of Disenrollment be later than the first (1st) day of the second month after the month in which an Enrollee requests a Disenrollment.

vi) The LDSS is responsible for disenrolling Enrollees automatically upon death, Disenrollment from the Contractor's Medicare Advantage Product, or loss of Medicaid eligibility. All such Disenrollments will be effective at the end of the month in which the death. Effective Date of Disenrollment from the Contractor's Medicare Advantage Product, or loss of eligibility occurs, or at the end of the last month of Guaranteed Eligibility, where applicable.

vii) The LDSS is responsible for promptly disenrolling an Enrollee whose managed care eligibility or status changes such that he/she is deemed by the LDSS to no longer be eligible for Medicaid Advantage Enrollment. The LDSS is responsible for providing Enrollees with a notice of their right to request a fair hearing.

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viii) The LDSS is responsible for ensuring that Retroactive Disenrollments are used only when absolutely necessary. Circumstances warranting a retroactive Disenrollment are rare and include when an individual is deemed to have been non-consensually enrolled in the Contractor's Medicaid Advantage Product, is enrolled when ineligible for Enrollment, or when an Enrollee enters or resides in a residential institution under circumstances which render the individual ineligible; is incarcerated; is retroactively disenrolled from the Contractor's Medicare Advantage Product, or dies - as long as the Contractor was not at risk for provision of Benefit Package services for any portion of the retroactive period. Payment of subcapitation does not constitute "provision of Benefit Package services." The LDSS is responsible for notifying the Contractor of the retroactive disenrollment prior to the action. The LDSS is responsible for finding out if the Contractor has made payments to providers on behalf of the Enrollee prior to Disenrollment. After this information is obtained, the LDSS and Contractor will agree on a retroactive Disenrollment or prospective Disenrollment date.

In all cases of retroactive Disenrollment, including Disenrollments effective the first day of the current month, the LDSS is responsible for sending notice to the Contractor at the time of Disenrollment, of the Contractor's responsibility to submit to the SDOH's Fiscal Agent voided premium claims for any full months of retroactive Disenrollment where the Contractor was not at risk for the provision of Benefit Package services during the month. However, failure by the LDSS to so notify the Contractor does not affect the right of the SDOH to recover the premium payment as authorized by Section 3.6 of this Agreement.

ix) Generally the effective dates of Disenrollment are prospective. Effective dates for other than routine Disenrollments are described below:

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Reason for Disenrollment	Effective Date of Disenrollment
• Death of Enrollee	• First day of the month after death
• Incarceration	• First day of the month of incarceration (note-Contractor is at risk for covered services only to the date of incarceration and is entitled to the capitation payment for the month of incarceration).

• Enrollee entered or stayed in a residential institution under circumstances which rendered the individual ineligible for enrollment in Medicaid Advantage or is in receipt ofwaivered services through the Long Term Home Health Care Program (LTHHCP), including when an Enrollee is admitted to a hospital that 1) is certified by Medicare as a long-term care hospital and 2) has an average length of stay for all patients greater than ninety-five (95) days as reported in the Statewide Planning and Research Cooperative System (SPARCS) Annual Report 2002.

• First day of the month of entry or first day of the month of classification of the stay as permanent, subsequent to entry (note-Contractor is at risk for covered services only to the date of entry or classification of the stay as permanent subsequent to entry, and is entitled to the capitation payment for the month of entry or classification of the stay as permanent subsequent to entry).

• Individual enrolled while ineligible for enrollment	• Effective Date of Enrollment in the Contractor's Plan.
• Non-consensual Enrollment	• Retroactive to the first day of the month of Enrollment
• Enrollee moved outside of the District/County of Fiscal Responsibility	• First day of the month after the update of the system with the new address*
• Urgent medical need	• First day of the next month after determination except where medical need requires an earlier Disenrollment
• Homeless Enrollees in Medicaid Advantage residing in the shelter system in NYC	• Retroactive to the first day of the month of the request
• An Enrollee with more than one Client Identification Number (CIN) is enrolled in the Contractor's Medicaid Advantage Product under more than one of the CINs.	• First day of the month the duplicate Enrollment began.

* In counties outside of New York City, LDSSs should work together to ensure continuity of care through the Contractor if the Contractor's service area includes the county to which the Enrollee has moved and the Enrollee, with continuous eligibility, wishes to stay enrolled in the Contractor's plan. In New York City, Enrollees, not in guaranteed status, who move out of the Contractor's

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H-ll

Service Area but not outside, of the City of New York (e.g., move from one borough to another), will not be involuntarily disenrolled, but must request a Disenrollment or transfer. These Disenrollments will be performed on a routine basis unless there is an urgent medical need to expedite the Disenrollment.

x) The LDSS is responsible for informing Enrollees of their right to disenroll at any time for any reason.

xi) The LDSS will render a decision within five (5) days of the receipt of a fully documented request for Disenrollment.

xii) To the extent possible, the LDSS is responsible for processing an expedited disenrollment within two (2) business days of its determination that an expedited Dissenrollment is warranted.

xiii) The LDSS is responsible for sending the following notices to Enrollees regarding their Disenrollment status. Where practicable, the process will allow for timely notification to Enrollees unless there is "good cause" to disenroll more expeditiously.

A) Notice of Disenrollment: These notices will advise the Enrollee of the LDSS's determination regarding an Enrollee-initiated, LDSS-initiated or Contractor-initiated Disenrollment and will include the Effective Date of Disenrollment. In cases where the Enrollee is being involuntarily disenrolled, the notice must contain fair hearing rights.

B) When the LDSS denies any Enrollee's request for Disenrollment pursuant to Section 8 of this Agreement, the LDSS is responsible for informing the Enrollee in writing explaining the reason for the denial, stating the facts upon which the denial is based, citing the statutory and regulatory authority and advising the Enrollee of his/her right to a fair hearing pursuant to 18 NYCRR Part 358.

C) Notice of Change to "Guarantee Coverage": This notice will advise the Enrollee that his or her Medicaid coverage is ending and how this affects his or her enrollment in the Medicaid Advantage Product. This notice contains pertinent information regarding "Guaranteed Eligibility" benefits and dates of coverage. If an Enrollee is not eligible for guarantee, this notice is not necessary.

xiv) In those instances where the LDSS approves the Contractor's request to disenroll an Enrollee, and the Enrollee requests a fair hearing, the Enrollee will remain in the Contractor's Medicaid Advantage Product until the disposition of the fair hearing, if Aid to Continue is ordered by the New York State Office of Administrative Hearings.

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xv) The LDSS is responsible for reviewing each Contractor requested Disenrollment in accordance with the provisions of Section 8.7 of this Agreement. Where applicable, the LDSS may consult with local mental health and substance abuse authorities in the district when making the determination to approve or disapprove the request.

xvi) The LDSS is responsible for establishing procedures whereby the Contractor refers cases which are appropriate for an LDSS-initiated Disenrollment and submits supporting documentation to the LDSS.

xvii) After the LDSS receives and, if appropriate, approves the request for Disenrollment either from the Enrollee or the Contractor, the LDSS is responsible for updating the PCP subsystem file with an end date. The Enrollee is removed from the Contractor's Roster.

b) Contractor Responsibilities:

i) In those instances where the Contractor directly receives Disenrollment forms, the Contractor will forward these Disenrollments to the LDSS for processing within five (5) business days (or according to Section 5 of this Appendix). During pull-down week, these forms may be faxed to the LDSS with the hard copy to follow.

ii) The Contractor must accept and transmit all requests for voluntary Disenrollments from its Enrollees to the LDSS, and shall not impose any barriers to Disenrollment requests. The Contractor may require that a Disenrollment request be in writing, contain the signature of the Enrollee, and state the Enrollee's correct Contractor or Medicaid identification number.

iii) Following LDSS procedures, the Contractor will refer cases which are appropriate for an LDSS-initiated Disenrollment and will submit supporting documentation to the LDSS. This includes, but is not limited to, changes in status for its enrolled members that may impact eligibility for Enrollment in an MCO such as address changes, incarceration, death, ineligibility for Medicaid Advantage Enrollment, change in Medicare status, etc.

iv) With respect to Contractor-initiated Disenrollments:

A) The Contractor may initiate an involuntary Disenrollment if the Enrollee:

i) engages in conduct or behavior that seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollee's, provided that the Contractor has made

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and documented reasonable efforts to resolve the problems presented by the Enrollee; or

ii) provides fraudulent information on an enrollment form or permits abuse of an enrollment card except when the Enrollee is no longer eligible for Medicaid and is in his/her Guaranteed Eligibility period.

B) The Contractor may not request Disenrollment because of an adverse change in the Enrollee's health status, or because of the Enrollee's utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from the Enrollee's special needs (except where continued enrollment in the Contractor's plan seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollees).

C) The Contractor must make a reasonable effort to identify for the Enrollee, both verbally and in writing, those actions of the Enrollee that have interfered with the effective provision of covered services as well as explain what actions or procedures are acceptable.

D) The Contractor shall give prior verbal and written notice to the Enrollee, with a copy to the LDSS, of its intent to request Disenrollment. The written notice shall advise the Enrollee that the request has been forwarded to the LDSS for review and approval. The written notice must include the mailing address and telephone number of the LDSS.

E) The Contractor shall keep the LDSS informed of decisions related to all complaints filed by an Enrollee as a result of, or subsequent to, the notice of intent to disenroll.

v) The Contractor will not consider an Enrollee disenrolled without confirmation from the LDSS or the Roster (as described in Section 4 of this Appendix).

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APPENDIX I

Reserved

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APPENDIX J

New York State Department of Health Guidelines of Federal Americans with Disabilities Act

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GUIDELINES FOR MEDICAID MCO COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT (ADA)

I. OBJECTIVES
Title II of the Americans With Disabilities Act (ADA) and Section 504 of the Rehabilitation Act of 1973 (Section 504) provides that no "qualified individual with a disability shall, by reason of such disability, be excluded from participation in or denied access to the benefits of services, programs or activities of a public entity, or be subject to discrimination by such an entity. Public entities include State and local government and ADA and Section 504 requirements extend to all programs and services provided by State and local government. Since Medicaid is a government program, health services provided through Medicaid Managed Care, including Medicaid Advantage, must be accessible to all who qualify for the program.

MCO responsibilities for compliance with the ADA are imposed under Title II and Section 504 when, as a contractor in a Medicaid program, a plan is providing a government service. If an individual provider under contract with the MCO is not accessible, it is the responsibility of the MCO to make arrangements to assure that alternative services are provided. The MCO may determine it is expedient to make arrangements with other providers, or to describe reasonable alternative means and methods to make these services accessible through its existing contractors. The goals of compliance with ADA Title II requirements are to offer a level of services that allows people with disabilities access to the program in its entirety, and the ability to achieve the same health care results as any program participant.

MCO responsibilities for compliance with the ADA are also imposed under Title III when the MCO functions as a public accommodation providing services to individuals (e.g. program areas and sites such as marketing, education, member services, orientation, complaints and appeals). The goals of compliance with ADA Title III requirements are to offer a level of services that allows people with disabilities full and equal enjoyment of the goods, services, facilities or accommodations that the entity provides for its customers or clients. New and altered areas and facilities must be as accessible as possible. Whenever MCOs engage in new construction or renovation, compliance is also required with accessible design and construction standards promulgated pursuant to the ADA as well as State and local laws. Title III also requires that public accommodations undertake "readily achievable barrier removal" in existing facilities where architectural and communications barriers can be removed easily and without much difficulty or expense.

The state uses Plan Qualification Standards to qualify MCOs for participation in the Medicaid Managed Care Program. Pursuant to the state's responsibility to assure program access to all recipients, the Plan Qualification Standards require each MCO to submit an ADA Compliance Plan that describes in detail how the MCO will make services, programs and activities readily accessible and useable by

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individuals with disabilities. In the event that certain program sites are not readily accessible, the MCO must describe reasonable alternative methods for making the services or activities accessible and usable.

The objectives of these guidelines are threefold:
•	to ensure that MCOs take appropriate steps to measure access and assure program accessibility for persons with disabilities;
•	to provide a framework for managed care organizations (MCOs) as they develop a plan to assure compliance with the Americans with Disabilities Act (ADA); and
•	to provide standards for the review of MCO Compliance Plans.

These guidelines include a general standard followed by a discussion of specific considerations and suggestions of methods for assuring compliance Please be advised that, although these guidelines and any subsequent reviews by State and local governments can give the contractor guidance, it is ultimately the contractor's obligation to ensure that it complies with its contractual obligations, as well as with the requirements of the ADA, Section 504, and other federal, state and local laws. Other federal, state and local statutes and regulations also prohibit discrimination on the basis of disability and may impose requirements in addition to those established under ADA. For example, while the ADA covers those impairments that "substantially" limit one or more of the major life activities of an individual, New York City Human Rights Law deletes the modifier "substantially".

II. Definitions

A. "Auxiliary aids and services" may include qualified interpreters, note takers, computer-aided transcription services, written materials, telephone handset amplifiers, assistive listening systems, telephones compatible with hearing aids, closed caption decoders, open and closed captioning, telecommunications devices for enrollees who are deaf or hard of hearing (TTY/TDD), video test displays, and other effective methods of making aurally delivered materials available to individuals with hearing impairments; qualified readers, taped texts, audio recordings, Brailed materials, large print materials, or other effective methods of making visually delivered materials available to individuals with visual impairments.

B. "Disability" means a mental or physical impairment that substantially limits one or more of the major life activities of an individual; a record of such impairment; or being regarded as having such an impairment.

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III. Scope of MCO Compliance Plan
The MCO Compliance Plan must address accessibility to services at the MCO's program sites, including both participating provider sites and MCO facilities intended for use by enrollee.

IV. Program Accessibility
Public programs and services, when viewed in their entirety, must be readily accessible to and useable by individuals with disabilities. This standard includes physical access, non-discrimination in policies and procedures and communication. Communications with individuals with disabilities are required to be as effective as communications with others. The MCO Compliance Plan must include a detailed description of how MCO services, programs and activities are readily accessible and usable by individuals with disabilities. In the event that full physical accessibility is not readily available for people with disabilities, the MCO Compliance Plan will describe the steps or actions the MCO will take to assure accessibility to services equivalent to those offered at the inaccessible facilities.

IV. Program Accessibility
A. Pre-enrollment Marketing and Education
Standard for Compliance:
Marketing staff, activities and materials will be made available to persons with disabilities. Marketing materials will be made available in alternative formats (such as Braille, large print, audio tapes) so that they are readily usable by people with disabilities.

Suggested Methods for Compliance
1. Activities held in physically accessible location, or staff at activities available to meet with person in an accessible location as necessary
2. Materials available in alternative formats, such as Braille, large print, audio tapes
3. Staff training which includes training and information regarding attitudinal barriers related to disability
4. Activities and fairs that include sign language interpreters or the distribution of a written summary of the marketing script used by plan marketing representatives
5. Enrollee health promotion material/activities targeted specifically to persons with disabilities (e.g. secondary infection prevention, decubitus prevention, special exercise programs, etc.)

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6. Policy statement that marketing representatives will offer to read or summarize to blind or vision impaired individuals any written material that is typically distributed to all enrollees
7. Staff/resources available to assist individuals with cognitive impairments in understanding materials

Compliance Plan Submission

1. A description of methods to ensure that the MCO's marketing presentations (materials and communications) are accessible to persons with auditory, visual and cognitive impairments
2. A description of the MCO's policies and procedures, including marketing training, to ensure that marketing representatives neither screen health status nor ask questions about health status or prior health care services

IV. Program Accessibility

B. Member Services Department
Member services functions include the provision to enrollees of information necessary to make informed choices about treatment options, to effectively utilize the health care resources, to assist enrollees in making appointments, and to field questions and complaints, to assist enrollees with the complaint process.

B1. Accessibility

Standard for Compliance:

Member Services sites and functions will be made accessible to, and usable by, people with disabilities.

Suggested Methods for Compliance (include, but are not limited to those identified below)

1. Exterior routes of travel, at least 36" wide, from parking areas or public transportation stops into the MCO's facility
2. If parking is provided, spaces reserved for people with disabilities, pedestrian ramps at sidewalks, and dropoffs
3. Routes of travel into the facility are stable, slip-resistant, with all steps > '/2" ramped, doorways with minimum 32" opening
4. Interior halls and passageways providing a clear and unobstructed path or travel at least 36" wide to bathrooms and other rooms commonly used by enrollees
5. Waiting rooms, restrooms, and other rooms used by enrollees are accessible to people with disabilities
6. Sign language interpreters and other auxiliary aids and services provided in appropriate circumstances

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7. Materials available in alternative formats, such as Braille, large print, audio tapes
8. Staff training which includes sensitivity training related to disability issues [Resources and technical assistance are available through the NYS Office of Advocate for Persons with Disabilities - V/TTY (800) 522-4369; and the NYC Mayor's Office for People with Disabilities-(212) 788-2830 or TTY (212)788-2838]
9. Availability of activities and educational materials tailored to specific conditions/illnesses and secondary conditions that affect these populations (e.g. secondary infection prevention, decubitus prevention, special exercise programs, etc.) 10. MCO staff trained in the use of telecommunication devices for enrollees who are deaf or hard of hearing (TTY/TDD) as well as in the use of NY Relay for phone communication 11 New enrollee orientation available in audio or by interpreter services 12. Policy that when member services staff receive calls through the NY Relay, they will offer to return the call utilizing a direct TTY/TDD connection

Compliance Plan Submission
1. A description of accessibility to the member services department or reasonable alternative means to access member services for enrollees using wheelchairs (or other mobility aids)
2. A description of the methods the member services department will use to communicate with enrollees who have visual or hearing impairments, including any necessary auxiliary aid/services for enrollees who are deaf or hard of hearing, and TTY/TDD technology or NY Relay Service available through a toll-free telephone number
3. A description of the training provided to member services staff to assure that staff adequately understands how to implement the requirements of the program, and of these guidelines, and are sensitive to the needs of persons with disabilities

IV. PROGRAM ACCESSIBILITY

B2. Identification of Enrollees with Disabilities

Standard for Compliance:
MCOs must have in place satisfactory methods/guidelines for identifying persons at risk of, or having, chronic diseases and disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, medical supplies, home health services etc. MCOs may not discriminate against a potential enrollee based on his/her current health status or anticipated need for future health care. MCOs may not discriminate on the basis of disability, or perceived disability of an enrollee or their family member. Health assessment forms may not be used by plans prior to enrollment. ( Once a plan has been chosen, a health assessment form may be used to assess the person's health care needs.)

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Suggested Methods for Compliance

1 Appropriate post enrollment health screening for each enrollee, using an appropriate health screening tool
2 Patient profiles by condition/disease for comparative analysis to national norms, with appropriate outreach and education
3. Process for follow-up of needs identified by initial screening; e.g. referrals, assignment of case manager, assistance with scheduling/keeping appointments
4 Enrolled population disability assessment survey
5. Process for enrollees who acquire a disability subsequent to enrollment to access appropriate services

Compliance Plan Submission

1. A description of how the MCO will identify special health care, physical access or communication needs of enrollees on a timely basis, including but not limited to the health care needs of enrollees who:
•	are blind or have visual impairments, including the type of auxiliary aids and services required by the enrollee
•	are deaf or hard of hearing, including the type of auxiliary aids and services required by the enrollee
•	have mobility impairments, including the extent, if any, to which they can ambulate
•	have other physical or mental impairments or disabilities, including cognitive impairments
•	have conditions which may require more intensive case management

IV. PROGRAM ACCESSIBILITY

B3. New Enrollee Orientation

Standard for Compliance:
Enrollees will be given information sufficient to ensure that they understand how to access medical care through the plan. This information will be made accessible to, and usable by, people with disabilities.

Suggested Methods for Compliance\
1. Activities held in physically accessible location, or staff at activities available to meet with person in an accessible location as necessary
2. Materials available in alternative formats, such as Braille, large print, audio tapes
3. Staff training which includes sensitivity training related to disability issues [Resources and technical assistance are available

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Through the NYS Office of Advocate for Persons with Disabilities - V/TTY (800) 522-4369; and the NYC Major’s Office for People with Disabilities- (212) 788-2830 or TTY (212)788-2838] .

4. Activities and fairs that include sign language interpreters or the distribution of a written summary of the marketing script used by plan marketing representatives

5. Include in written/audio materials available to enrollees information regarding how and where people with disabilities can access help in getting services, for example help with making appointment or for arranging special transportation, an interpreter or assistive communication devices.
6. Staff/resources available to assist individuals with cognitive impairments in understanding materials

Compliance Plan Submission

1.  A description of how the MCO will advise enrollees with disabilities, during the new enrollee orientation on how to access care

2.  A description of how the MCO will assist new enrollees with disabilities (as well as current enrollees who acquire a disability) m selecting or arranging an appointment with a Primary Care Practitioner (PCP)

•
This should include a description of how the MCO will assure and provide notice to enrollees who are deal or hard o( hearing, blind or who have visual impairments, of their right to obtain necessary auxiliary aids and services during appointments and in scheduling appointments and follow-up treatment with participating providers

•	In the event that certain provider sites are not physically accessible to enrollees with mobility impairments, the MCO will assure that reasonable alternative site and services are available

3. A description of how the MCO will determine the specific needs of an enrollee with or at risk of having a disability/chronic disease, in terms of specialist physician referrals, durable medical equipment (including assistive technology and adaptive equipment), medical supplies and home health services and will assure that such contractual services are provided
4. A description of how the MCO will identify if an enrollee with a disability requires on-going mental health services and how MCO will encourage early entry into treatment
5. A description of how the MCO will notify enrollees with disabilities as to how to access transportation, where applicable

IV. PROGRAM ACCESSIBILITY
B4. Complaints and Appeals

Standard for Compliance:
The MCO will establish and maintain a procedure to protect the rights and interests of both enrollees and managed care plans by receiving, processing, and resolving grievances and complaints in an expeditious manner, with the goal of ensuring resolution of complaints and access to appropriate

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services as rapidly as possible.

All enrollees must be informed about the complaint process within their plan and the procedure for filing complaints. This information will be made available through the member handbook, the SDOH toll-free complaint line [1-(800) 206-8125] and the plan's complaint process annually as well as when the MCO denies a benefit or referral. The MCO will inform enrollees of: the MCO's complaint procedure- enrollees' right to contact the local district or SDOH with a complaint, and to file an appeal or request a fair hearing; the right to appoint a designee to handle a complaint or appeal; the toll free complaint line. The MCO will maintain designated staff to take and process complaints, and be responsible for assisting enrollees in complaint resolution.

The MCO will make all information regarding the complaint process available to and usable by people with disabilities, and will assure that people with disabilities have access to sites where enrollees typically file complaints and requests for appeals,

Suggested Methods for Compliance

1. 800 complaint phone line with TDD/TTY capability

2. Staff trained in complaint process, and able to provide interpretive or assistive support to enrollee during the complaint process

3. Notification materials and complaint forms in alternative formats for enrollees with visual or hearing impairments

4. Availability of physically accessible sites, e.g. member services department sites

5. Assistance for individuals with cognitive impairments

Compliance Plan Submission

1. A description of how MCO's complaint and appeal procedures shall be accessible for persons with disabilities, including:

•	procedures for complaints and appeals to be made in person at sites accessible to persons with mobility impairments
•
procedures accessible to persons with sensory or other impairments who wish to make verbal complaints, and to communicate with such persons on an ongoing basis as to the status or their complaints and rights to further appeals

•	description of methods to ensure notification material is available in alternative formats for enrollees with vision and hearing impairments

2. A description of how MCOs monitor complaints and grievances related to people with disabilities. Also, as part of the Compliance ____Plan, MCOs must submit a summary report based on the MCO's most recent year's complaint data.

Medicaid Advantage Contract
APPENDIX J
State ,2006

IV. PROGRAM ACCESSIBILITY

C. Case Management

Standard for Compliance:
MCOs must have m place adequate case management systems to identify the service needs of all enrollees, including enrollees with chronic illness and enrollees with disabilities, and ensure that medically necessary covered benefits are delivered on a timely basis. These systems may include procedures for standing referrals, specialists as PCPs, and referrals to specialty centers for enrollees who require specialized medical care over a prolonged period of time (as determined by a treatment plan approved by the MCO in consultation with  the primary care provider, the designated specialist and the enrollee or his/her designee), out of plan referrals and continuation of existing treatment relationships with out-of-plan providers (during transitional period)

Suggested Methods for Compliance
1. Procedures for requesting specialist physicians to function as PCP
2. Procedures for requesting standing referrals to specialists and/or specialty centers, out of plan referrals, and continuation of existing treatment relationships
3. Procedures to meet enrollee needs for, durable medical equipment, medical supplies, home visits as appropriate
4. Appropriately trained MCO staff to function as case managers for special needs populations, or sub-contract arrangements fur case management
5. Procedures for informing enrollees about the availability of case management services

Compliance Plan Submission
1. A description of the MCO case management program for people with disabilities, including case management functions, procedures for qualifying for and being assigned a case manager , and description of case management staff qualifications
2. A description of the MCO's model protocol to enable participating providers, at their point of service, to identify enrollees who require a case manager
3. A description of the MCO's protocol for assignment of specialists as PCP, and for standing referrals to specialists and specialty centers, out-of-plan referrals and continuing treatment relationships
4. A description of the MCO's notice procedures to enrollees regarding the availability of case management services, specialists as ____PCPs, standing referrals to specialists and specialty centers, out-of-plan referrals and continuing treatment relationships

Medicaid Advantage Contract
APPENDIX J
January 1,2006

IV. PROGRAM ACCESSIBILITY

Participating Providers

Standard for Compliance:
MCO networks will include all the provider types necessary to finish the-benefit package, to assure appropriate and timely health care to all enrollees, including those with chronic illness and/or disabilities. Physical accessibility is not limited to entry to a provider site, but also includes access to services within the site, e.g. exam tables and medical equipment
Suggested Methods for Compliance

1. Process for MCO to evaluate provider network to ascertain the degree of provider accessibility to persons with disabilities, to identify barriers to access and required modifications to policies/procedures
2. Model protocol to assist participating providers, at their point of service, to identify enrollees who require case manager, audio, visual, mobility aids, or other accommodations
3. Model protocol for determining needs of enrollees with mental disabilities
4. Use of Wheelchair Accessibility Certification Form (see attached)
5. Submission of map of physically accessible sites
6. Training for providers re: compliance with Title III of ADA, e.g. site access requirements for door widths, wheelchair ramps, accessible diagnostic/treatment rooms and equipment; communication issues; attitudinal barriers related to disability, etc. [Resources and technical assistance are available through the NYS Office of Advocate for Persons with Disabilities -V/TTY (800) 522-4369; and the NYC Mayor's Office for People with Disabilities - (212) 788-2830 or TTY (212)788-2838]
7. Use of ADA Checklist for Existing Facilities and NYC Addendum to OAPD ADA Accessibility Checklist as guides for evaluating existing facilities and for new construction and/or alteration.

Compliance Plan Submission
1. A description of how MCO will ensure that its participating provider network is accessible to persons with disabilities. This includes the following:
•	Policies and procedures to prevent discrimination on the basis of disability or type of illness or condition
•
Identification of participating provider sites which are accessible by people with mobility impairments, including people using mobility devices. If certain provider sites are not physically accessible to persons with disabilities, the MCO shall describe reasonable, alternative means that result in making the provider services readily accessible.

•	Identification of participating provider sites which do not have access to sign language interpreters or reasonable alternative means to communicate

Medicaid Advantage Contract
APPENDIX J
January 1,2006

with enrollees who are deaf or hard of hearing; and for those sites describe reasonable alternative methods to ensure that services will be made accessible
•
Identification of participating providers which do not have adequate communication systems for enrollees who are blind or have vision impairments (e.g. raised symbol and lettering or visual signal appliances), and for those sites describe reasonable alternative methods to ensure that services will be made accessible

2 A description of how the MCO's specialty network is sufficient to meet the needs of enrollees with disabilities
3 A description of methods to ensure the coordination of out-of-network providers to meet the needs of the enrollees with disabilities
•	This may include the implementation of a referral system to ensure that the health care needs of enrollees with disabilities are met appropriately
•	MCO shall describe policies and procedures to allow for the continuation of existing relationships with out-of-network providers, when in the best interest of the enrollee with a disability
4 Submission of ADA Compliance Summary Report (see attached - county specific/borough specific for NYC) or MCO statement that data submitted to SDOH on the Health Provider Network (HPN) files is an accurate reflection of each network's physical accessibility

IV. PROGRAM ACCESSIBILITY

E. Populations Special Health Care Needs

Standard for Compliance:
MCOs will have satisfactory methods for identifying persons at risk of, or having, chronic disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, medical supplies, home health services, etc. MCOs will have satisfactory systems for coordinating service delivery and, if necessary, procedures to allow continuation of existing relationships witlh out-of-network provider for course of treatment.

Suggested Methods for Compliance
1. Procedures for requesting standing referrals to specialists and/or specialty centers, specialist physicians to function as PCP, out of plan referrals, and continuation of existing relationships with out-of-network providers for course of treatment
2. Contracts with school-based health centers
3. Linkages with preschool services, child protective agencies, early intervention officials, behavioral health agencies, disability and advocacy organizations, etc.
4. Adequate network of providers and subspecialists (including pediatric providers and sub-specialists) and contractual relationships with tertiary institutions

Medicaid Advantage Contract
APPENDIX J
January 1,2006

5. Procedures for assuring that these populations receive appropriate diagnostic workups on a timely basis
6 Procedures for assuring that these populations receive appropriate access to durable medical equipment on a timely basis
7. Procedures for assuring that these populations receive appropriate allied health professionals (Physical, Occupational and Speech Therapists, Audiologists) on a timely basis
8. State designation as a Well Qualified Plan to serve OMRDD population and look-alikes

Compliance Plan Submission
1. a description of arrangements to ensure access to specialty care providers and centers in and out of New York State, standing referrals, specialist physicians to function as PCP, out of plan referrals, and continuation of existing relationships (out-of-plan) diagnosis and treatment of rare disorders.

2 A description of appropriate service delivery for children with disabilities. This may include a description of methods for interacting with school districts, preschool services, child protective service agencies, early intervention officials, behavioral health, and disability and advocacy organizations and School Based Health Centers.

3. A description of the pediatric provider and sub-specialist network, including contractual relationships with tertiary institutions to meet the health care needs of children with disabilities.

V. ADDITIONAL ADA RESPONSIBILITIES FOR PUBLIC ACCOMMODATIONS

Please note that Title III of the ADA applies to all non-governmental providers of health care. Title III of the Americans With Disabilities Act prohibits discrimination on the basis of disability in the full and equal enjoyment of goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation. A public accommodation is a private entity that owns, leases or leases to, or operates a place of public accommodation. Places of public accommodation identified by the ADA include, but are not limited to, stores (including pharmacies) offices (including doctors' offices), hospitals, health care providers, and social service centers.

New and altered areas and facilities must be as accessible as possible. Barriers must be removed from existing facilities when it is readily achievable, defined by the ADA as easily accomplishable without much difficulty or expense. Factors to be considered when determining if barrier removal is readily achievable include the cost of the action, the financial resources of the site involved, and, if applicable, the overall financial resources of any parent corporation or entity. If barrier removal is not readily achievable, the ADA requires alternate methods of making goods and services available. New facilities must be accessible unless structurally impracticable.

Title III also requires places of public accommodation to provide any auxiliary aids and services that are needed to ensure equal access to the services it offers, unless a fundamental alteration in the nature of services or an undue burden would result. Auxiliary aids include but

Medicaid Advantage Contract
APPENDIX J
January 1,2006

are not limited to qualified sign interpreters, assistive listening systems, readers, large print materials, etc. Undue burden is defined as "significant difficulty or expense". The factors to be considered in determining "undue burden" include, but are not limited to, the nature and cost of the action required and the overall financial resources of the provider. "Undue burden" is a higher standard than "readily achievable" in that it requires a greater level of effort on the part of the public accommodation.

Please note also that the ADA is not the only law applicable for people with disabilities. In some cases, State or local laws require more than the ADA. For example, New York City's Human Rights Law, which also prohibits discrimination against people with disabilities, includes people whose impairments are not as "substantial" as the narrower ADA and uses the higher "undue burden" ("reasonable") standard where the ADA requires only that which is "readily achievable". New York City's Building Code does not permit access waivers for newly constructed facilities and requires incorporation of access features as existing facilities are renovated. Finally, the State Hospital code sets a higher standard than the ADA for provision of communication (such as sign language interpreters) for services provided at most hospitals, even on an outpatient basis.icaid Advantage Contract

Medicaid Advantage Contract
APPENDIX J
January 1,2006

APPENDIX K

Medicare and Medicaid Advantage Products And Non-Covered Services

Medicaid Advantage Contract
APPENDIX
State 2006l
K 1

APPENDIX K

Appendix K is organized into three parts:

I. Appendix K-l

Medicare Advantage Product

II. Appendix K-2

Medicaid Advantage Product

Contractor/County Election of Coverage for Optional Services

Description of Medicaid Only Covered Services

III. Appendix K-3

Non-Covered Services

Medicaid Advantage Contract
APPENDIX K
State 2006

APPENDIX K.1
MEDICARE ADVANTAGE PRODUCT

Medicare Advantage Benefit Package for Dual Eligibles - Upstate Counties
Category of Service	Included in Medicare Capitation
Inpatient Hospital Care Including Substance Abuse and Rehabilitation Services	Up to 365 Days per year (366 days for a leap year) $300 per stay co-payment
Inpatient Mental Health Inpatient Mental Health	Medically necessary care. $300 per stay co-payment. 190-day lifetime limit in a psychiatric hospital
Skilled Nursing Facility	Care provided in a skilled nursing facility. Covered for 100 days each benefit period. No prior hospital stay required. No co-payment.
Home Health	Medically necessary intermittent skilled nursing care, home health aide services and rehabilitation services. $10 per visit co-payment.
PCP Office Visits	Primary care doctor office visits. Subject to $10 co-payment per visit.
Specialist Office Visits	Specialist office visits. Subject to $20 co-payment for each specialist office visit.
Chiropractic	Manual manipulation of the spine to correct subluxation provided by chiropractors or other qualified providers. Subject to $20 co-payment.
Podiatry	Medically necessary foot care, including care for medical conditions affecting lower limbs, subject to $20 co-payment. Visits for routine foot care up to 4 visits per year, not subject to co-payment.
Outpatient Mental Health
Individual and group therapy visits, subject to co-payment of $20 per individual or group visit. Enrollee must be able to self-refer for one assessment from a network provider in a twelve (12) month period.

Outpatient Substance Abuse	Individual and group visits subject to $20 co-payment per group or individual visit. Enrollee must be able to self-refer for one assessment from a network provider in a twelve (12) month period
Outpatient Surgery	Medically necessary visits to an ambulatory surgery center or outpatient hospital facility. $35 per visit to ambulatory surgery or outpatient hospital.
Ambulance
Transportation provided by an ambulance service, including air ambulance. Emergency transportation if for the purpose of obtaining hospital service for an enrollee who suffers from severe, life-threatening or potentially disabling conditions

Medicaid Advantage Contract
APPENDIX K
State 2006

Medicare Advantage Benefit Package for Dual Eligibles - Upstate Counties
Category of Service	Included in Medicare Capitation
which require the provision of emergency services while the enrollee is being transported. Includes transportation to a hospital emergency room generated by a "Dial 911." $50 co-payment.
Emergency Room	Care provided in an emergency room subject to prudent layperson standard. $50 co-payment per visit. Co-payment waived if admitted to the hospital within 24 hours for the same condition.
Urgent Care	Urgently needed care in most cases outside the plan's service area. Subject to $20 co-payment.
Outpatient Rehabilitation (OT, PT, Speech)	Occupational therapy, physical therapy and speech and language therapy subject to $20 co-payment.
Durable Medical Equipment (DME)
Medicare and Medicaid covered durable medical equipment, including devices and equipment other than medical/surgical supplies, enteral formula, and prosthetic or orthotic appliances having the following characteristics: can withstand repeated use for a protracted period of time; are primarily and customarily used for medical purposes; are generally not useful to a person in the absence of illness or injury and are usually fitted, designed or fashioned for a particular individual's use. Must be ordered by a qualified practitioner. No homebound prerequisite and including non-Medicare DME covered by Medicaid (e.g. tub stool; grab bars). No co-payment or coinsurance.

Prosthetics	Medicare and Medicaid covered prosthetics, orthotics and orthopedic footwear. No diabetic or temporary impairment prerequisite for orthotics. Not subject to co-payment or coinsurance.
Diabetes Monitoring	Diabetes self-monitoring training and supplies including coverage for glucose monitors, test strips, lancets and self-management training. No co-payment.
Diagnostic Testing	Diagnostic tests, x-rays, lab services and radiation therapy. No co-payment.
Bone Mass Measurement	Bone Mass Measurement for people at risk. No co-payment.
Colorectal Screening	Colorectal screening for people, age 50 and older. No co-payment.
Immunizations	Flu, hepatitis B vaccine for people who are at risk. Pneumonia vaccine. Vaccines/Toxoids. No co-payment.
Mammograms	Annual screening for women age 40 and older. No referral necessary. No co-payment.
Pap Smear and Pelvic Exams	Pap smears and Pelvic Exams for women. No co-payment.
Prostate Cancer Screening	Prostate Cancer Screening exams for men age 50 and older. No co-payment

Medicaid Advantage Contract
APPENDIX K
State 2006

Medicare Advantage Benefit Package for Dual Eligibles - Upstate Counties
Category of Service	Included in Medicare Capitation
Outpatient Drugs	Medicare Part B covered prescription drugs and other drugs obtained by a provider and administered in a physician office or clinic setting covered by Medicaid.
Hearing Services
Medicaid and Medicare hearing services and products when medically necessary to alleviate disability caused by the loss or impairment of hearing. Services include hearing aid selecting, fitting, and dispensing; hearing aid checks following dispensing, conformity evaluations and hearing aid repairs; audiology services including examinations and testing, hearing aid evaluations and hearing aid prescriptions; and hearing aid products including hearing aids, ear-molds, special fittings and replacement parts. No co-payment or limitations.

Vision Care Services
Services of optometrists, ophthalmologists and ophthalmic dispensers including eyeglasses, medically necessary contact lenses and poly-carbonate lenses, artificial eyes (stock or custom-made), low vision aids and low vision services. Coverage includes the replacement of lost or destroyed glasses. Coverage also includes the repair or replacement of parts. Coverage also includes examinations for diagnosis and treatment for visual defects and/or eye disease. Examinations for refraction are limited to every two (2) years unless otherwise justified as medically necessary. Eyeglasses do not require changing more frequently than every two (2) years unless medically necessary or unless the glasses are lost, damaged or destroyed. No prerequisite of cataract surgery. No co-payment.

Routine Physical Exam 1/year	Up to one routine physical per year. Subject to $10 co-payment per visit.
Health/Wellness Education
Coverage for the following: general health education classes, parenting classes, smoking cessation classes, childbirth education and nutrition counseling, plus additional benefits at plan option including but not limited to items such as newsletters, nutritional training, congestive heart program, health club membership/fitness classes, nursing hotline, disease management, other wellness services. No co-payments

Additional Part C Benefits, if any
Medicare Part D Prescription Drug Benefit as Approved by CMS

Medicaid Advantage Contract
APPENDIX K
State 2006

Medicare Advantage Benefit Package for Dual Eligibles - NYC, Nassau, Suffolk, Westchester, Rockland, Orange and Putnam Counties
Category of Service	Included in Medicare Capitation
Inpatient Hospital Care Including Substance Abuse and Rehabilitation Services	Up to 365 days per year (366 days for leap year) with no deductible or co-payment
Inpatient Mental Health	Medically necessary care with no deductible or co-payment. 190-day lifetime limit in a psychiatric hospital.
Skilled Nursing Facility	Care provided in a skilled nursing facility. Covered for 100 days each benefit period. No prior hospital stay required. No co-payment.
Home Health	Medically necessary intermittent skilled nursing care, home health aide services and rehabilitation services. No co-payment.
PCP Office Visits	Primary care doctor office visits. No co-payment.
Specialist Office Visits	Specialist office visits. Subject to $10 co-payment for each specialist office visit.
Chiropractic	Manual manipulation of the spine to correct subluxation provided by chiropractors or other qualified providers. Subject to $10 co-payment.
Podiatry	Medically necessary foot care, including care for medical conditions affecting lower limbs, subject to $10 co-payment. Visits for routine foot care up to 4 visits per year, not subject to co-payment.
Outpatient Mental Health
Individual and group therapy visits, subject to co-payment of $20 per individual or group visit. Enrollee must be able to self-refer for one assessment from a network provider in a twelve (12) month period.

Outpatient Substance Abuse	Individual and group visits subject to $20 co-payment per group or individual visit. Enrollee must be able to self-refer for one assessment from a network provider in a twelve (12) month period.
Outpatient Surgery	Medically necessary visits to an ambulatory surgery center or outpatient hospital facility. No co-payment.
Ambulance
Transportation provided by an ambulance service, including air ambulance. Emergency transportation if for the purpose of obtaining hospital services for an enrollee who suffers from severe, life-threatening or potentially disabling conditions which require the provision of emergency services while the enrollee is being transported. Includes transportation to a hospital emergency room generated by a "Dial 911". No co-payment.

Medicaid Advantage Contract
 APPENDIX K
State 2006

Medicare Advantage Benefit Package for Dual Eligibles - NYC, Nassau, Suffolk, Westchester, Rockland, Orange and Putnam Counties
Category of Service	Included in Medicare Capitation
Emergency Room	Care provided in an emergency room subject to prudent layperson standard. $50 co-payment per visit. Co-payment waived if admitted to the hospital within 24 hours for the same condition.
Urgent Care	Urgently needed care in most cases outside the plan's service area. Subject to $10 co-payment.
Outpatient Rehabilitation (OT, PT, Speech)	Occupational therapy, physical therapy and speech and language therapy subject to $10 co-payment.
Durable Medical Equipment (DME)
Medicare and Medicaid covered durable medical equipment, including devices and equipment other than medical/surgical supplies, enteral formula, and prosthetic or orthotic appliances having the following characteristics: can withstand repeated use for a protracted period of time; are primarily and customarily used for medical purposes; are generally not useful to a person in the absence of illness or injury and are usually not fitted, designed or fashioned for a particular individual's use. Must be ordered by a qualified practitioner. No homebound prerequisite and including non-Medicare DME covered by Medicaid (e.g., tub stool; grab bar). No co-payment or coinsurance.

Prosthetics	Medicare and Medicaid covered prosthetics, orthotics and orthopedic footwear. No diabetic prerequisite for orthotics. Not subject to co-payment or coinsurance.
Diabetes Monitoring	Diabetes self-monitoring training and supplies including coverage for glucose monitors, test strips, lancets and self-management training. No co-payments.
Diagnostic Testing	Diagnostic tests, x-rays, lab services and radiation therapy. No co-payments.
Bone Mass Measurement	Bone Mass Measurement for people at risk. No co-payment
Colorectal Screening	Colorectal screening for people, age 50 and older. No co-payment.
Immunizations	Flu, hepatitis B vaccine for people who are at risk. Pneumonia vaccine. No co-payment.
Mammograms	Annual screening for women age 40 and older. No referral necessary. No co-payment.
Pap Smear and Pelvic Exams	Pap smears and Pelvic Exams for women. No co-payment.
Prostate Cancer Screening	Prostrate Cancer Screening exams for men age 50 and older. No co-payment.
Outpatient Drugs	Medicare Part B covered prescription drugs and other drugs obtained by a provider and administered in a physician office or clinic setting covered by Medicaid.
Hearing Services
Medicare and Medicaid hearing services and products when medically necessary to alleviate disability caused by the loss or impairment of hearing. Services include hearing aid selecting, fitting, and dispensing; hearing aid checks following dispensing, conformity evaluations and hearing aid repairs; audiology services including examinations and testing, hearing aid evaluations and hearing aid prescriptions; and hearing aid products including hearing aids, earmolds, special fittings and replacement parts. No co-payment or limitations.

Medicaid Advantage Contract
APPENDIX K
January 1,2006

Medicare Advantage Benefit Package for Dual Eligibles - NYC, Nassau, Suffolk, Westchester, Rockland, Orange and Putnam Counties
Category of Service	Included in Medicare Capitation

Vision Care Services
Services of optometrists, ophthalmologists and ophthalmic dispensers including eyeglasses, medically necessary contact lenses and poly-carbonate lenses, artificial eyes (stock or custom-made), low vision aids and low vision services. Coverage includes the replacement of lost or destroyed glasses. Coverage also includes the repair or replacement of parts. Coverage also includes examinations for diagnosis and treatment for visual defects and/or eye disease. Examinations for refraction are limited to every two (2) years unless otherwise justified as medically necessary. Eyeglasses do not require changing more frequently than every two (2) years unless medically necessary or unless the glasses are lost, damaged or destroyed. No prerequisite of cataract services. No co-payment.

Routine Physical Exam I/year	Up to one routine physical per year. No co-payment.
Health/Wellness Education
Coverage for the following: general health education classes, parenting classes, smoking cessation classes, childbirth education and nutrition counseling, plus additional benefits at plan option including but not limited to items such as newsletters, nutritional training, congestive heart program, health club membership/fitness classes, nursing hotline, disease management, other wellness services. No co-payments.

Additional Part C Benefits, if any
Medicare Part D Prescription Drug Benefit as Approved by CMS

Medicaid Advantage Contract
APPENDIX K.
State, 2006

APPENDIX K2
MEDICAID ADVANTAGE PRODUCT

Medicaid Advantage Benefit Package for Dual Eligibles - Upstate Counties
Category of Service	Included in Medicaid Capitation
Inpatient Hospital Care Including Substance Abuse and Rehabilitation Services	Elimination of $300 per stay co-payment.
Inpatient Mental Health	Elimination of $300 per stay co-payment, plus days in excess of the 190-day lifetime maximum.
Home Health	Elimination of $10 co-payment per Medicare covered visit, plus value of Medicare non-covered visits including home health aid services with nursing supervision to medically unstable individuals.
PCP Office Visits	Elimination of $10 co-payment
Specialist Office Visits	Elimination of $20 co-payment
Podiatry	Elimination of $20 co-payment for medically necessary foot care
Outpatient Mental Health	Elimination of $20 co-payment
Outpatient Substance Abuse	Elimination of $20 co-payment
Outpatient Surgery	Elimination of $35 co-payment
Ambulance	Elimination of $50 co-payment
Emergency Room	Elimination of $50 co-payment
Urgent Care	Elimination of $20 co-payment
Outpatient Rehabilitation (OT, PT, Speech)	Elimination of $20 co-payment
Dental (Optional benefit)
Medicaid covered dental services including necessary preventive, prophylactic and other routine dental care, services and supplies and dental prosthetics to alleviate a serious health condition. Ambulatory or inpatient surgical dental services subject to prior authorization.

Routine Physical Exam I/year	Elimination of $10 co-payment
Transportation - Routine (Optional benefit)
Transportation essential for an enrollee to obtain necessary, medical care and services under the plan's benefits or Medicaid fee-for-service. Includes ambulette, invalid coach, taxicab, livery, public transportation, or other means appropriate to the enrollee's medical condition and a transportation attendant to accompany the enrollee, if necessary.

Private Duty Nursing	Medically necessary private duty nursing services in accordance with the ordering physician, registered physician assistant or certified nurse practitioner's written treatment plan.

Medicaid Advantage Contract
APPENDIX K
State, 2006

Medicaid Advantage Benefit Package for Dual Eligibles- NYC, Nassau, Suffolk, Westchester, Rockland, Orange and Putnam Counties
Category of Service	Included in Medicaid Capitation
Inpatient Mental Health	Days in excess of the 190-day lifetime maximum.
Home Health	Non-Medicare covered home health services, including home health aid services and nursing supervision to medically unstable individuals.
Specialist Office Visits	Elimination of $10 co-payment.
Podiatry	Elimination of $10 co-payment for medically necessary footcare.
Outpatient Mental Health	Elimination of $20 co-payment.
Outpatient Substance Abuse	Elimination of $20 co-payment.
Emergency Room	Elimination of $50 co-payment
Urgent Care	Elimination of $10 co-payment.
Outpatient Rehabilitation (OT, PT, Speech)	Elimination of $10 co-payment.
Dental (Optional benefit outside of NYC )
Medicaid covered dental services including necessary preventive, prophylactic and other routine dental care, services and supplies and dental prosthetics to alleviate a serious health condition. Ambulatory or inpatient surgical dental services subject to prior authorization.

Transportation - Routine (Optional benefit outside of NYC)
Transportation essential for an enrollee to obtain necessary medical care and services under the plan's benefits or Medicaid fee-for-service. Includes ambulette, invalid coach, taxicab, livery, public transportation, or other means appropriate to the enrollee's medical condition and a transportation attendant to accompany the enrollee, if necessary.

Private Duty Nursing	Medically necessary private duty nursing services in accordance with the ordering physician, registered physician assistant or certified nurse practitioner's written treatment plan.

Medicaid Advantage Contract
APPENDIX K
January 1,2006

MCO COVERAGE
OF OPTIONAL SERVICES
MEDICAID ADVANTAGE BENEFIT PACKAGE

MCO: WellCare of New York. Inc.

Service Area	Medicaid Advantage Coverage Status
	Dental Services	Non-Emergency Transporation
Albany	Not Covered	Not Covered

Medicaid Advantage Contract
APPENDIX K
January 1,2006

DESCRIPTION OF MEDICAID ONLY SERVICES IN MEDICAID ADVANTAGE BENEFIT PACKAGE:

Inpatient Mental Health Over 190-Day Lifetime Limit

All inpatient mental health services, including voluntary or involuntary admissions for mental health services over the Medicare 190-Day Lifetime Limit. The Contractor may provide the covered benefit for medically necessary mental health impatient services through hospitals licensed pursuant to Article 28 of the New York State P.H.L.

Non-Medicare Covered Home Health Services

Medicaid covered home health services include the provision of skilled services not covered by Medicare (e.g. physical therapist to supervise maintenance program for patients who have reached their maximum restorative potential or nurse to pre-fill syringes for disabled individuals with diabetes) and /or home health aide services as required by an approved plan of care developed by a certified home health agency.

Private Duty Nursing Services

Private duty nursing services provided by a person possessing a license and current registration from the NYS Education Department to practice as a registered professional nurse or licensed practical nurse. Private duty nursing services can be provided through an approved certified home health agency, a licensed home care agency, or a private Practitioner. The location of nursing services may be in the Enrollee's home or in the hospital.

Private duty nursing services are covered when determined by the attending physician to be medically necessary. Nursing services may be intermittent, part-time or continuous and provided in accordance with the ordering physician, registered physician assistant or certified nurse practitioner's written treatment plan.

Dental Services (optional benefit outside of NYC)

Dental care includes preventive, prophylactic and other routine dental care, services, supplies and dental prosthetics required to alleviate a serious health condition, including one which affects employability.

Dental surgery performed in an ambulatory or inpatient setting is the responsibility of the Contractor whether dental services are a covered plan benefit, or not. Inpatient claims and referred ambulatory claims for dental services provided in an inpatient or outpatient hospital setting for surgery, anesthesiology, x-rays, etc. are the responsibility of the Contractor. In these situations, the professional services of the dentist are covered by Medicaid fee-for-service. The Contractor should set up procedures to prior approve dental services provided in inpatient and ambulatory settings.

Medicaid Advantage Contract
APPENDIX K
State 2006

As described in Sections 10.9 and 10.18 of this Agreement. Enrollees may self-refer to Article 28 clinics operated by academic dental centers to obtain covered dental services.

If Contractor's Benefit Package excludes dental services:

i) Enrollees may obtain routine exams, orthodontic services and appliances, dental office surgery, fillings, prophylaxis, and other Medicaid covered dental services from any qualified Medicaid provider who shall claim reimbursement from eMedNY; and

ii) Inpatient and referred ambulatory claims for medical services provided in an inpatient or outpatient hospital setting in conjunction with a dental procedure (e.g. anesthesiology, x-rays), are the responsibility of the Contractor. In these situations, the professional services of the dentist are covered Medicaid fee-for-service.

Non-Emergency Transportation (optional benefit outside of NYC)

Transportation expenses arc covered when transportation is essential in order for an Enrollee to obtain necessary medical care and services which are covered under the Medicaid program (either as part of the Contractor's Benefit Package or by fee-for-service Medicaid). Non-emergent transportation guidelines may be developed in conjunction with the LDSS, based on the LDSS' approved transportation plan.

Transportation services means transportation by ambulance, ambulette, fixed wing or airplane transport, invalid coach, taxicab, livery, public transportation, or other means appropriate to the Enrollee's medical condition; and a transportation attendant to accompany the Enrollee, if necessary. Such services may include the transportation attendant's transportation, meals, lodging and salary; however, no salary will be paid to a transportation attendant who is a member of the Enrollee's family.

When the Contractor is capitated for non-emergency transportation, the Contractor is also responsible for providing transportation to Medicaid covered services that are not part of the Contractor's Benefit Package.

For Contractors that cover non-emergency transportation in the Medicaid Advantage Benefit Package, transportation costs to MMTP services may be reimbursed by Medicaid FFS in accordance with the LDSS transportation policies in local districts where there is a systematic^ method to discretely identify and reimburse such transportation costs.

For Enrollees with disabilities, the method of transportation must reasonably accommodate their needs, taking into account the severity and nature of the disability.

Medicaid Advantage Contract
APPENDIX K
State, 2006

APPENDIX K.3

NON COVERED SERVICES

The following services will not be the responsibility of the MCO under the Medicare/Medicaid program:

Services Covered by Direct Reimbursement from Original Medicare

• Hospice services provided to Medicare Advantage members

• Other services deemed to be covered by Original Medicare by CMS

Services Covered by Medicaid Fee for Service

• Out of network Family Planning services under the direct access provisions of the waiver
• Skilled Nursing Facility (SNF) days not covered by Medicare

• Personal Care Services
• Medicaid-Covered Prescription and Non-Prescription (OTC) Drugs, Medical Supplies and Enteral Formula not covered under Medicare Part B or the MCO's Medicare Part D Prescription Drug Benefit approved by CMS.

• Methadone Maintenance Treatment Programs
• Certain Mental Health Services, including
o Intensive Psychiatric Rehabilitation Treatment Programs
o Day Treatment
o Continuing Day Treatment
o Case Management for Seriously and Persistently Mentally 111 (sponsored by state or local mental health units)
o Partial Hospitalizations
• Rehabilitation Services Provided to Residents of OMH Licensed Community Residences (CRs) and Family Based Treatment Programs

• Office of Mental Retardation and Developmental Disabilities (OMRDD) Services

• Comprehensive Medicaid Case Management
• Directly Observed Therapy for Tuberculosis Disease

• AIDS Adult Day Health Care
• HIV COBRA Case Management
• Adult Day Health Care

Medicaid Advantage Program Optional Benefits
Optional benefits will be covered Medicaid fee for service if the MCO elects not to cover these services in their Medicaid Advantage Product. Currently the only 2 optional benefits are:

• Non-Emergency Transportation Services

• Dental Service

These services are mandatory in NYC.

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State, 2006

DESCRIPTION OF NON-COVERED SERVICES

The following services are excluded from the Contractor's Medicare and Medicaid Benefit Packages, and are covered, in most instances, by Medicare or Medicaid fee-for-service:

1. Hospice Services Provided to Medicaid Advantage EnroIIees

Hospice services provided to Medicare Advantage EnroIIees by a Medicare approved hospice providers are directly reimbursed by Medicare. Hospice is a coordinated program of home and inpatient care that provides non-curative medical and support services for persons certified by a physician to be terminally ill with a life expectancy of six (6) months or less. Hospice programs provide patients and families with palliative and supportive care to meet the special needs arising out of physical, psychological, spiritual, social and economic stresses which are experienced during the final stages of illness and during dying and bereavement.

Hospices are organizations which must be certified under Article 40 of the NYS P.H.L. and approved by Medicare. All services must be provided by qualified employees and volunteers of the hospice or by qualified staff through contractual arrangements to the extent permitted by federal and state requirements. All services must be provided according to a written plan of care which reflects the changing needs of the patient/family.

If an Enrollee in the Contractor's plan becomes terminally ill and receives Hospice Program services he or she may remain enrolled and continue to access the Contractor's Benefit Package while Hospice costs are paid for by Medicare fee-for-service.

2. Other Services Deemed to be Covered by Original Medicare by CMS

3. Personal Care Agency Services

Personal care services (PCS) are the provision of some or total assistance with personal hygiene, dressing and feeding; and nutritional and environmental support (meal preparation and housekeeping). Such services must be essential to the maintenance of the Enrollee's health and safety in his or her own home. The service has to be ordered by a physician, and there has to be a medical need for the service. Licensed home care services agencies, as opposed to certified home health agencies, are the primary providers of PCS. EnroIIees receiving PCS have to have a v stable medical condition and are generally expected to be in receipt of such services for an extended period of time (years).

Services rendered by a personal care agency which are approved by the LDSS are not covered under the Medicare or Medicaid Benefit Packages. Should it be medically necessary for the PCP to order personal care agency services, the PCP (or the Contractor on the physician's behalf) must first contact the Enrollee's LDSS contact person for personal care. The district will determine the Enrollee's need for personal care agency services and coordinate with the personal care agency a plan of care.

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APPENDIX K
State, 2006

4. Skilled Nursing Facility Days Not Covered by Medicare

Skilled nursing facility days for Medicaid Advantage Enrollees in excess of the first 100 days in the benefit period are covered by Medicaid on a fee for service basis.

5. Prescription and Non-Prescription (OTC) Drugs, Medical Supplies, and Enteral
Formula Not Covered by Medicare Part B and the Medicare Advantage Organization's Medicare Part D Prescription Drug Benefit approved by CMS

Coverage for drugs dispensed by community pharmacies, over the counter drugs, medical/surgical supplies and enteral formula covered by Medicaid and not included in the Contractor's Medicare Advantage Benefit Package will be paid for by Medicaid fee-for-service. Medical/surgical supplies are items other than drugs, prosthetic or orthotic appliances, or DME which have been ordered by a qualified practitioner in the treatment of a specific medical condition and which are: consumable, non-reusable, disposable, or for a specific rather than incidental purpose, and generally have no salvageable value (e.g. gauze pads, bandages and diapers). Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit are covered by the Contractor.

6. Out of Network Family Planning Services

As described in Section 10.9 and 10.7 of this Agreement, out of network family planning services provided by qualified Medicaid providers to plan enrollees will be directly reimbursed by Medicaid fee-for-service at the Medicaid fee schedule. Family Planning and Reproductive Health Care services means those health services which enable Enrollees, including minors, who may be sexually active to prevent or reduce the incidence of unwanted pregnancy. These include: diagnosis and all medically necessary treatment, sterilization, screening and treatment for sexually transmissible diseases and screening for disease and pregnancy.

Also included is HIV counseling and testing when provided as part of a family planning visit. Additionally, reproductive health care includes coverage of all medically necessary abortions. Elective induced abortions must be covered for New York City recipients. Fertility services are not covered.

7. Dental (when not in benefit package)

(see description in Appendix K-2)

8. Non-Emergency Transportation (when not in benefit package)
(see description in Appendix K-2)

9. Methadone Maintenance Treatment Program (MMTP)

Consists of drug detoxification, drug dependence counseling, and rehabilitation services which include chemical management of the patient with methadone. Facilities that provide methadone

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APPENDIX K.
State, 2006

maintenance treatment do so as their principal mission and are certified by the Office of Alcohol and Substance Abuse Services (OASAS) under Title 14 NYCRR, Part 828.

10. Certain Mental Health Services

Contractor is not responsible for the provision and payment of the following services which are reimbursed through Medicaid fee-for-service.

a. Intensive Psychiatric Rehabilitation Treatment Programs (IPRT)

A time limited active psychiatric rehabilitation designed to assist a patient in forming and achieving mutually agreed upon goals in living, learning, working and social environments, to intervene with psychiatric rehabilitative technologies to overcome functional disabilities. IPRT services are certified by OMH under 14 NYCRR, Part 587.

b. Day Treatment

A combination of diagnostic, treatment, and rehabilitative procedures which, through supervised and planned activities and extensive client-staff interaction, provides the services of the clinic treatment program, as well as social training, task and skill training and socialization activities. Services are expected to be of six (6) months duration. These services are certified by OMH under 14 NYCRR, Part 587.

c. Continuing Day Treatment

Provides treatment designed to maintain or enhance current levels of functioning and skills, maintain community living, and develop self-awareness and self-esteem. Includes: assessment and treatment planning; discharge planning; medication therapy; medication education; case management; health screening and referral; rehabilitative readiness development; psychiatric rehabilitative readiness determination and referral; and symptom management. These services are certified by OMH under 14 NYCRR, Part 587.

This waiver is in select counties for children and adolescents who would otherwise be admitted to an institutional setting if waiver services were not provided. The services include individualized care coordination, respite, family support, intensive in-home skill building, and crisis response

d. Case .Management for Seriously and Persistently Mentally 111 Sponsored by State or Local Mental Health Units

The target population consists of individuals who are seriously and persistently mentally ill (SPMI), require intensive, personal and proactive intervention to help them obtain those services which will permit functioning in the community and either have symptom logy which is difficult to treat in the existing mental health care system or are unwilling or unable to adapt to the existing mental health care system. Three case management models are currently operated pursuant to an agreement with OMH or a local governmental unit, and receive Medicaid reimbursement pursuant to 14 NYCRR Part 506.

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Please note: See generic definition of Comprehensive Medicaid Case Management (CMCM) in this section.

e. Partial Hospitalization Not Covered by Medicare

Provides active treatment designed to stabilize and ameliorate acute systems, serves as an alternative to inpatient hospitalization, or reduces the length of a hospital stay within a medically supervised program by providing the following: assessment and treatment planning; health screening and referral; symptom management; medication therapy; medication education; verbal therapy; case management; psychiatric rehabilitative readiness determination and referral and crisis intervention. These services are certified by OMH under NYCRR Part 587.

f Assertive Community Treatment (ACT)

ACT is a mobile team-based approach to delivering comprehensive and flexible treatment, rehabilitation, case management and support services to individuals in their natural living setting. ACT programs deliver integrated services to recipients and adjust services over time to meet the recipient's goals and changing needs; are operated pursuant to approval or certification by OMH; and receive Medicaid reimbursement pursuant to 14 NYCRR Part 508.

g. Personalized Recovery Oriented Services (PROS)

PROS, licensed and reimbursed pursuant to 14 NYCCR Part 512, are designed to assist individuals in recovery from the disabling effects of mental illness through the coordinated delivery of a customized array of rehabilitation, treatment, and support services in traditional settings and in off-site locations. Specific components of PROS include Community Rehabilitation and Support, Intensive Rehabilitation, Ongoing Rehabilitation and Support and Clinical Treatment.

11. Rehabilitation Services Provided to Residents of OMH Licensed Community Residences (CRs) and Family Based Treatment Programs, as follows:

a. OMH Licensed CRs*

Rehabilitative services in community residences are interventions, therapies and activities which are medically therapeutic and remedial in nature, and are medically necessary for the maximum reduction of functional and adaptive behavior defects associated with the person's mental illness.

b. Family-Based Treatment*

Rehabilitative services in family-based treatment programs are intended to provide treatment to seriously emotionally disturbed children and youth to promote their successful functioning and integration into the natural family, community, school or independent living situations. Such services are provided in consideration of a child's developmental stage. Those children determined eligible for admission are placed in surrogate family homes for care and treatment.

Medicaid Advantage Contract
APPENDIX K
State, 2006

*These services are certified by OMH under 14 NYCRR Part 586.3, 594 and 595.

12. Office of Mental Retardation and Developmental Disabilities (OMRDD) Services

a. Long Term Therapy Services Provided by Article 16-Clinic Treatment Facilities or Article 28 Facilities

These services are provided to persons with developmental disabilities including medical or remedial services recommended by a physician or other licensed practitioner of the healing arts for a maximum reduction of the effects of physical or mental disability and restoration of the person to his or her best possible functional level. It also includes the fitting, training, and modification of assistive devices by licensed practitioners or trained others under their direct supervision. Such services are designed to ameliorate or limit the disabling condition and to allow the person to remain in or move to, the least restrictive residential and/or day setting. These services are certified by OMRDD under 14 NYCRR, Part 679 (or they are provided by Article 28 Diagnostic and Treatment Centers that are explicitly designated by the SDOH as serving primarily persons with developmental disabilities). If care of this nature is provided in facilities other than Article 28 or Article 16 centers, it is a covered service.

b. Day Treatment

A planned combination of diagnostic, treatment and rehabilitation services provided to developmentally disabled individuals in need of a broad range of services, but who do not need intensive twenty-four (24) hour care and medical supervision. The services provided as identified in the comprehensive assessment may include nutrition, recreation, self-care, independent living, therapies, nursing, and transportation services. These services are generally provided in ICF or a comparable setting. These services are certified by OMRDD under 14 NYCRR, Part 690.

c. Medicaid Service Coordination (MSC)

Medicaid Service Coordination (MSC) is a Medicaid State Plan service provided by OMRDD which assists persons with developmental disabilities and mental retardation to gain access to necessary services and supports appropriate to the needs of the needs of the individual. MSC is provided by qualified service coordinators and uses a person centered planning process in developing, implementing and maintaining an Individualized Service Plan (ISP) with and for a person with developmental disabilities and mental retardation. MSC promotes the concepts of a choice, individualized services and consumer satisfaction.

MSC is provided by authorized vendors who have a contract with OMRDD, and who are paid monthly pursuant to such contract. Persons who receive MSC must not permanently reside in an ICF for persons with developmental disabilities, a developmental center, a skilled nursing facility or any other hospital or Medical Assistance institutional setting that provides service coordination. They must also not concurrently be enrolled in any other comprehensive Medicaid long term service coordination program/service including the Care at Home Waiver.

Medicaid Advantage Contract
APPENDIX K
State, 2006

Please note: See generic definition of Comprehensive Medicaid Case Management (CMCM) in this section.

d. Home And Community Based Services Waivers (HCBS)

The Home and Community-Based Services Waiver serves persons with developmental disabilities who would otherwise be admitted to an ICF/MR if waiver services were not provided. HCBS waivers services include residential habilitation, day habilitation, prevocational, supported work, respite, adaptive devices, consolidated supports and services, environmental modifications, family education and training, live-in caregiver, and plan of care support services. These services are authorized pursuant to a SSA Section 1915(c) waiver from DHHS.

e. Services Provided Through the Care At Home Program (OMRDD)

The OMRDD Care at Home 111, Care at Home IV, and Care at Home VI waivers, serve children who would otherwise not be eligible for Medicaid because of their parents' income and resources, and who would otherwise be eligible for an ICF/MR level of care. Care at Home waiver services include service coordination, respite and assistive technologies. Care at Home waiver services are authorized pursuant to a SSA section 1915(c) waiver from DHHS.

13. Comprehensive Medicaid Case Management (CMCM)

A program which provides "social work" case management referral services to a targeted population (e.g.: teens, mentally ill). A CMCM case manager will assist a client in accessing necessary services in accordance with goals contained in a written case management plan. CMCM programs do not provide services directly, but refer to a wide range of service Providers. Some of these services are: medical, social, psycho-social, education, employment, financial, and mental health. CMCM referral to community service agencies and/or medical providers requires the case manager to work out a mutually agreeable case coordination approach with the agency/medical providers. Consequently, if an Enrollee of the Contractor is participating in a CMCM program, the Contractor should work collaboratively with the CMCM case manager to coordinate the provision of services covered by the Contractor. CMCM programs will be instructed on how to identify a managed care Enrollee on eMedNY and informed on the need to contact the Contractor to coordinate service provision.

14. Directly Observed Therapy for Tuberculosis Disease

Tuberculosis directly observed therapy (TB/DOT) is the direct observation of oral ingestion of TB medications to assure patient compliance with the physician's prescribed medication regimen. While the clinical management of tuberculosis is covered in the Benefit Package, TB/DOT where applicable, can be billed directly to MM1S by any SDOH approved fee-for-service Medicaid TB/DOT Provider. The Contractor remains responsible for communicating, cooperating and coordinating clinical management of TB with the TB/DOT Provider.

Medicaid Advantage Contract
APPENDIX K
State, 2006

15. AIDS Adult Day Health Care

Adult Day Health Care Programs (ADHCP) are programs designed to assist individuals with HIV disease to live more independently in the community or eliminate the need for residential health care services. Registrants in ADHCP require a greater range of comprehensive health care services than can be provided in any single setting, but do not require the level of services provided in a residential health care setting. Regulations require that a person enrolled in an ADHCP must require at least three (3) hours of health care delivered on the basis of at least one (1) visit per week. While health care services are broadly defined in this setting to include general medical care, nursing care, medication management, nutritional services, rehabilitative services, and substance abuse and mental health services, the latter two (2) cannot be the sole reason for admission to the program. Admission criteria must include, at a minimum, the need for general medical care and nursing services.

16. HIV COBRA Case Management

The HP/ COBRA (Community Follow-up Program) Case Management Program is a program that provides intensive, family-centered case management and community follow-up activities by case managers, case management technicians, and community follow-up workers. Reimbursement is through an hourly rate billable to Medicaid. Reimbursable activities include intake, assessment, reassessment, service plan development and implementation, monitoring, advocacy, crisis intervention, exit planning, and case specific supervisory case-review conferencing.

17. Adult Day Health Care

Adult Day Health Care means care and services provided to a registrant in a residential health care facility or approved extension site under the medical direction of a physician and which is provided by personnel of the adult day health care program in accordance with a comprehensive assessment of care needs and individualized health care plan, ongoing implementation and coordination of the health care plan, and transportation.

Registrant means a person who is a nonresident of the residential health care facility who is functionally impaired and not homebound and who requires certain preventive, diagnostic, therapeutic, rehabilitative or palliative items or services provided by a general hospital, or residential health care facility; and whose assessed social and health care needs, in the professional judgment of the physician of record, nursing staff, Social Services and other professional personnel of the adult day health care program can be met in whole or in part satisfactorily by delivery of appropriate services in such program.

18. Personal Emergency Response Services (PERS)

Personal Emergency Response Services (PERS) are not covered by the Benefit Package. PERS are covered on a fee-for-service basis through contracts between the LDSS and PERS vendors.

Medicaid Advantage Contract
APPENDIX K
State, 2006

APPENDIX L

Approved Capitation Payment Rates

Medicaid Advantage Contract
APPENDIX L
State 2006
L-l

WellCare of New York, Inc.

Dual Eligible Medicaid Managed Care Rates

MMSI ID#: 02645710 Effective Date: 01/01/06 Region: Upstate County: Albany

RATE CODE	PREMIUM GROUP	RATE AMOUNT
2370	DUALLY ELIGIBLE SSI 21-64 MAKE/FEMALE	$83.79
2371	DUALLY ELIGIBLE SSI 65+ MALE/FEMALE	$91.22

Optional Benefits Offered:

☐ Dental
☐ Non-Emergent Transportation

Box will be checked if the optional benefit is covered by the plan

APPENDIX M

Service Area

Medicaid Advantage Contract
APPENDIX M
State 2006
M-l

The Contractor's Medicaid Advantage service area is comprised of the following Counties in their entirety:

Albany

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APPENDIX M
State 2006
M-2

APPENDIX N

Reserved

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APPENDIX N
State 2006
N-l

APPENDIX 0

Requirements for Proof of Workers’ Compensation and Disability Benefits Coverage

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APPENDIX 0
State 2006
0-1

ReQuirements for Proof of Coverage

Unless the Contractor is a political sub-division of New York State, the Contractor shall provide proof, completed by the Contractor's insurance carrier and/or the Workers' Compensation Board, of coverage for:

1. Workers' Compensation, for which one of the following is incorporated into this Agreement herein as an attachment to Appendix 0:

a) Certificate of Workers' Compensation Insurance, on the Workers' Compensation Board form C-105.2 (naming the NYS Department of Health, Coming Tower, Rm. 1325, Albany, 12237-0016), or Certificate of Workers' Compensation Insurance, on the State Insurance Fund form U-26.3 (naming the NYS Department of Health, Corning Tower, Rm. 1325, Albany, 12237-0016); or

b) Certificate of Workers Compensation Self-Insurance, form SI-12, or Certificate of Group Workers'Compensation Self-Insurance, form GSI-105.2; or

c) Affidavit for New York Entities And Any Out Of State Entities With No Employees, That New York State Workers' Compensation And/Or Disability Benefits Coverage Is Not Required, form WC/DB-100, completed for Workers' Compensation; or Affidavit That An OUT-OF-STATE OR FOREIGN EMPLOYER Working In New York State Does Not Require Specific New York State Workers' Compensation And/Or Disability Benefits Insurance Coverage, form WC/DB-101, completed for Workers' Compensation; [Affidavits must be notarized and stamped as received by the NYS Workers' Compensation Board]; and

2. Disability Benefits Coverage, for which one of the following is incorporated into this Agreement herein as an attachment to Appendix 0:

a) Certificate of Disability Benefits Insurance, form DB-120.1; or Certificate/Cancellation of Insurance, form DB-820/829; or

b) Certificate of Disability Benefits Self-Insurance, form DB-155; or

c) Affidavit for New York Entities And Any Out Of State Entities With No Employees, That New York State Workers' Compensation And/Or Disability Benefits Coverage Is Not Required, form WC/DB-100, completed for Disability Benefits; or Affidavit That An OUT-OF-STATE OR FOREIGN EMPLOYER Working In New York State Does Not Require Specific New York State Workers' Compensation And/Or Disability Benefits Insurance Coverage, form WC/DB-101, completed for Disability Benefits; [Affidavits must be notarized and stamped as received by the NYS Workers' Compensation Board].

NOTE: ACORD forms are NOT acceptable proof of coverage.

Medicaid Advantage Contract
APPENDIX 0
State 2006
0-2

APPENDIX P

Reserved

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APPENDIX P
State 2006
P-l

APPENDIX Q

Reserved

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APPENDIX Q
State 2006
Q-l

APPENDIX R
Additional Specifications for the Medicaid Advantage Agreement

Medicaid Advantage Contract APPENDIX R
State 2006
R-l

Additional Specifications for the Medicaid Advantage Agreement

Contractor will give continuous attention to performance of its obligations herein for the duration of this Agreement and with the intent that the contracted services shall be provided and reports submitted in a timely manner as SDOH may prescribe.

Contractor will possess, at no cost to the State, all qualifications, licenses and permits to engage in the required business as may be required within the jurisdiction where the work specified is to be performed. Workers to be employed in the performance of this Agreement will possess the qualifications, training, licenses and permits as may be required within such jurisdiction.

Work for Hire Contract

If pursuant to this Agreement the Contractor will provide the SDOH with software or other copyrightable materials, this Agreement shall be considered a "Work for Hire Contract." The SDOH will be the sole owner of all source code and any software which is developed or included in the application software provided to the SDOH as a part of this Agreement.

Technology Purchases Notification — The following provisions apply if this Agreement procures only "Technology"

a) For the purposes of this policy, "technology" applies to all services and commodities, voice/data/video and/or any related requirement, major software acquisitions, systems modifications or upgrades, etc., that result in a technical method of achieving a practical purpose or in improvements of productivity. The purchase can be as simple as an order for new or replacement personal computers, or for a consultant to design a new system, or as complex as a major systems improvement or innovation that changes how an agency conducts its business practices.

b) If this Agreement is for procurement of software over $20,000, or other technology over $50,000, or where the SDOH determines that the potential exists for coordinating purchases among State agencies and/or the purchase may be of interest to one or more other State agencies, PRIOR TO APPROVAL by OSC, this Agreement is subject to review by the Governor's Task Force on Information Resource Management.

c) The terms and conditions of this Agreement may be extended to any other State agency in New York.

Subcontracting

The Contractor agrees not to enter into any agreements with third party organizations for the performance of its obligations, in whole or in part, under this Agreement without the State's prior written approyal of such third parties and the scope of the work to be

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APPENDIX R
State 2006

performed by them. The State's approval of the scope of work and the subcontractor does not relieve the Contractor of its obligation to perform fully under this Agreement.

6. Sufficiency of Personnel and Equipment

If SDOH is of the opinion that the services required by the specifications cannot satisfactorily be performed because of insufficiency of personnel, SDOH shall have the authority to require the Contractor to use such additional personnel to take such steps necessary to perform the services satisfactorily at no additional cost to the State.

7. Provisions Upon Default

a) The services to be performed by the Contractor shall be at all times subject to the direction and control of the SDOH as to all matters arising in connection with or relating to this Agreement.

b) In the event that the Contractor, through any cause, fails to perform any of the terms, covenants or promises of this Agreement, the SDOH acting for and on behalf of the State, shall thereupon have the right to terminate this Agreement by giving notice in writing of the fact and date of such termination to the Contractor, pursuant to Section 2 of this Agreement.

c) If, in the judgment of the SDOH, the Contractor acts in such a way which is likely to or does impair or prejudice the interests of the State, the SDOH acting for and on behalf of the State, shall thereupon have the right to terminate this Agreement by giving notice in writing of the fact and date of such termination to the Contractor, pursuant to Section 2 of this Agreement.

8. Minority And Women Owned Business Policy Statement

The SDOH recognizes the need to take affirmative action to ensure that Minority and Women Owned Business Enterprises are given the opportunity to participate in the performance of the SDOH's contracting program. This opportunity for full participation in our free enterprise system by traditionally socially and economically disadvantaged persons is essential to obtain social and economic equality and improve the functioning of the State economy.

It is the intention of the SDOH to provide Minority and Women Owned Business Enterprises with equal opportunity to bid on contracts awarded by this agency in accordance with the State Finance Law.

9. Insurance Requirements

a) The Contractor must without expense to the State procure and maintain, until final acceptance by the SDOH of the work covered by this Agreement, insurance of the kinds and in the amounts hereinafter provided, by insurance companies authorized to

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APPENDIX R
State 2006

do such business in the State of New York covering all operations under this Agreement, whether performed by it or by subcontractors. Before commencing the work, the Contractor shall furnish to the SDOH a certificate or certificates, in a form satisfactory to SDOH, showing that it has complied with the requirements of this section, which certificate or certificates shall state that the policies shall not be changed or cancelled until thirty days written notice has been given to SDOH. The kinds and amounts of required insurance are:

i) A policy covering the obligations of the Contractor in accordance with the provisions of Chapter 41, Laws of 1914, as amended, known as the Workers' Compensation Law, and the Agreement shall be void and of no effect unless the Contractor procures such policy and maintains it until acceptance of the work.

ii) Policies of Bodily Injury Liability and Property Damage Liability Insurance of the types hereinafter specified, each within limits of not less than $500,000 for all damages arising out of bodily injury, including death at any time resulting therefrom sustained by one person in any one occurrence, and subject to that limit for that person, not less than $1,000,000 for all damages arising out of bodily injury, including death at any time resulting therefrom sustained by two or more persons in any one occurrence, and not less than $500,000 for damages arising out of damage to or destruction of property during any single occurrence and not less than $1,000,000 aggregate for damages arising out of damage to or destruction of property during the policy period.

A) Contractor's Liability Insurance issued to and covering the liability of the Contractor with respect to all work performed by it under this Agreement.

B) Automobile Liability Insurance issued to and covering the liability of the People of the State of New York with respect to all operations under this Agreement, by the Contractor or by its subcontractors, including omissions and supervisory acts of the State.

10. Certification Regarding Debarment and Suspension

a) Regulations of the U.S. Department of Health and Human Services, located at Part 76 of Title 45 of the Code of Federal Regulations (CFR), implement Executive Orders 12549 and 12689 concerning debarment and suspension of participants in Federal program and activities. Executive Order 12549 provides that, to the extent permitted by law. Executive departments and agencies shall participate in a government wide system for non-procurement debarment and suspension. Executive Order 12689 extends the debarment and suspension policy to procurement activities of the Federal Government. A person who is debarred or suspended by a Federal agency is excluded from Federal financial and non-financial assistance and benefits under Federal programs and activities, both directly (primary covered transaction) and indirectly (lower tier covered transactions). Debarment or suspension by one Federal agency has government wide effect.

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b) Pursuant to the above cited regulations, the SDOH (as a participant in a primary covered transaction) may not knowingly do business with a person who is debarred, suspended, proposed for debarment, or subject to other government wide exclusion (including an exclusion from Medicare and State health care program participation on or after August 25, 1995), and the SDOH must require its contractors, as lower tier participants, to provide the certification as set forth below:

i) CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION-LOWER TIER COVERED TRANSACTIONS

Instructions for Certification

A) By signing this Agreement, the Contractor, as a lower tier participant, is providing the certification set out below.

B) The certification in this clause is a material representation of fact upon which reliance was placed when this transaction was entered into. If it is later determined that the lower tier participant knowingly rendered an erroneous certification, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

C) The lower tier participant shall provide immediate written notice to the SDOH if at any time the lower tier participant leams that its certification was erroneous when submitted or had become erroneous by reason of changed circumstances,

D) The terms covered transaction, debarred, suspended, ineligible, lower tier covered transaction, participant, person, primary covered transaction, principal, proposal, and voluntarily excluded, as used in this clause, have the meaning set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. The Contractor may contact the SDOH for assistance in obtaining a copy of those regulations.

E) The lower tier participant agrees that it shall not knowingly enter into any lower tier covered transaction with a person who is proposed for debarment under 48 CFR Subpart 9.4, debarred, suspended, declared ineligible, or voluntarily excluded from participation in this covered transaction, unless authorized by the department or agency with which this transaction originated.

F) The lower tier participant farther agrees that it will include this clause titled "Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion-Lower Tier Covered Transactions," without modification, in all lower tier covered transactions.

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G) A participant in a covered transaction may rely upon a certification of a participant in a lower tier covered transaction that it is not proposed for debarment under 48 CFR Subpart 9.4, debarred, suspended, ineligible, or voluntarily excluded from covered transactions, unless it knows that the certification is erroneous. A participant may decide the method and frequency by which it determines the eligibility of its principals. Each participant may, but is not required to, check the Excluded Parties List System.

H) Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render in good faith the certification required by this clause. The knowledge and information of a participant is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

I) Except for transactions authorized under paragraph E of these instructions, if a participant in a covered transaction knowingly enters into a lower tier covered transaction with a person who is proposed for debarment under 48 CFR Subpart 9.4, suspended, debarred, ineligible, or voluntarily excluded from participation in this transaction, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

ii) Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion - Lower Tier Covered Transactions

A) The lower tier participant certifies, by signing this Agreement, that neither it nor its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department agency.

B) Where the lower tier participant is unable to certify to any of the statements in this certification, such participant shall attach an explanation to this Agreement.

11. Reports and Publications

a) Any materials, articles, papers, etc., developed by the Contractor pertaining to the MMC Program or FHPlus Program must be reviewed and approved by the SDOH for conformity with the policies and guidelines of the SDOH prior to dissemination and/or publication. It is agreed that such review will be conducted in an expeditious manner. Should the review result in any unresolved disagreements regarding content, the Contractor shall be free to publish in scholarly journals along with a disclaimer that the views within the Article or the policies reflected are not necessarily those of the New York State Department of Health.

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State 2006

b) Any publishable or otherwise reproducible material developed under or in the course of performing this Agreement, dealing with any aspect of performance under this Agreement, or of the results and accomplishments attained in such performance, shall be the sole and exclusive property of the State, and shall not be published or otherwise disseminated by the Contractor to any other party unless prior written approval is secured from the SDOH or under circumstances as indicated in paragraph (a) above. Any and all net proceeds obtained by the Contractor resulting from any such publication shall belong to and be paid over to the State. The State shall have a perpetual royalty-free, non-exclusive and irrevocable right to reproduce, publish or otherwise use, and to authorize others to use, any such material for governmental purposes.

c) No report, document or other data produced in whole or in part with the funds provided under this Agreement may be copyrighted by the Contractor or any of its employees, nor shall any notice of copyright be registered by the Contractor or any of its employees in connection with any report, document or other data developed pursuant to this Agreement.

d) All reports, data sheets, documents, etc. generated under this Agreement shall be the sole and exclusive property of the SDOH. Upon completion or termination of this Agreement the Contractor shall deliver to the SDOH upon its demand all copies of materials relating to or pertaining to this Agreement. The Contractor shall have no right to disclose or use any of such material and documentation for any purpose whatsoever, without the prior written approval of the SDOH or its authorized agents.

e) The Contractor, its officers, agents and employees and subcontractors shall treat all information, which is obtained by it through its performance under this Agreement, as confidential information to the extent required by the laws and regulations of the United States and laws and regulations of the State of New York.

12. Provisions Related to New York State Executive Order Number 127

a) If applicable, the Contractor certifies that all information provided to the State with respect to New York State Executive Order Number 127, signed by Governor Pataki on June 16,2003, is complete, true, and accurate.

b) The State reserves the right to terminate this Agreement in the event it is found that the certification filed by the Contractor, in accordance with New York State Executive Order Number 127, was intentionally false or intentionally incomplete. Upon such finding, the State may exercise its termination right by providing written notification to the Contractor in accordance with the written notification terms of this Agreement.

Medicaid Advantage Contract
APPENDIX R
State 2006

APPENDIX X

Modification Agreement Form

APPENDIX X
State 2006
X-l

APPENDIX X

Agency Code	Contract No.
Period	Funding Amount for Period

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through ____________________, having its principal office at _____________ (hereinafter referred to as the STATE), and ___________________
(hereinafter referred to as the CONTRACTOR), for modification of Contract Number __ as amended in attached Appendix(ices).

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE By: ____________________________________ Printed Name	STATE AGENCY SIGNATURE By __________________________________ Printed Name
Title: _______________________________________	Title: _______________________________________
Date: _______________________________________	Date: _______________________________________
In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.

STATE OF NEW YORK
County of __________________ )

On the _____________ day of _______________________ 20___, before me personally appeared ______________________________________, to me known, who by me duly sworn, did depose and say that he/she resides at ____________________________________________, that he/she is the _________________________________ of _____________________________, the corporation described herein which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the board of directors of said corporation.

(Notary)

STATE COMPTROLLER’S SIGNATURE	Title: ___________________________________
____________________________________	Date: ___________________________________